UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)

Filed by the Registrant ☒          Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
BARNES & NOBLE EDUCATION, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON     , 2024

    , 2024

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Barnes & Noble Education, Inc., a Delaware corporation (“we,” “us,” “our,” “BNED” or the “Company”). The Special Meeting will be held at     , Eastern Daylight Time, on     , 2024, by live online webcast for the following purposes:

1.

To approve the issuance of shares of our common stock, par value $0.01 per share (the “Share Issuance”), in connection with a rights offering and other transactions, in each case pursuant to a Standby, Securities Purchase and Debt Conversion Agreement, dated as of April 16, 2024 (the “Purchase Agreement”), by and among the Company, Toro 18 Holdings LLC, Outerbridge Capital Management, LLC, Selz Family 2011 Trust, Vital Fundco, LLC, and TopLids LendCo, LLC, as further described in the proxy statement accompanying this notice (the “Share Issuance Proposal” or “Proposal 1”);

2.

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the aggregate number of authorized shares of Common Stock from 200,000,000 shares to 10,000,000,000 shares (the “Amended Certificate Proposal” or “Proposal 2”), which amendment must be effected as a condition to the Share Issuance;

3.

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the shares of Common Stock at a ratio of 1-for-100, which split may be effected by the Board of Directors of the Company (the “Board of Directors” or the “Board”) following the Share Issuance and the closing (the “Closing”) of the other transactions contemplated by the Purchase Agreement, but no later than forty five (45) calendar days following the Closing (the “Reverse Split Proposal” or “Proposal 3”);

4.

To elect seven (7) directors to serve on the Board of Directors from Closing until our next annual meeting of stockholders and until their respective successors are duly elected and qualified (the “Board Election Proposal” or “Proposal 4”); and

5.

To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Share Issuance Proposal, the Amended Certificate Proposal, the Reverse Split Proposal or the Board Election Proposal (the “Adjournment Proposal” or “Proposal 5”).

These items of business are more fully described in the proxy statement (the “Proxy Statement”) accompanying this notice (“Notice”). Also included with the Notice are a proxy card and postage-paid return envelope.

The Board of Directors recommends that you vote FOR each of the five proposals described above.

In addition to the foregoing, the Special Meeting will include the transactions of any other business relating to the purpose or purposes stated in this Notice and the accompanying Proxy Statement that may be properly brought before the Special Meeting or any continuation, adjournment or postponement thereof.

The record date for the Special Meeting is     , 2024 (“Record Date”). Only stockholders of record at the close of business on that date may vote on the proposals being presented at the Special Meeting or any adjournment, postponement, rescheduling, or continuation thereof. The proxies are being solicited on behalf of the Board of Directors.

You will be able to attend the Special Meeting, vote, and submit your questions during the Special Meeting via live online webcast by visiting     . To attend the virtual meeting, you must have your sixteen-digit control number that is shown on your proxy card. You will not be able to attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on     , 2024: The Proxy Statement is available online at     .

Your vote is extremely important to us no matter how many shares of our Common Stock you own. If you have any questions or require any assistance with voting your shares, please contact Barnes & Noble Education, Inc.’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

Stockholders, Banks and Brokers may call toll-free: (877) 800-5185

Sincerely,

[SIGNATURE]

Mario R. Dell’Aera, Jr.

Chairman of the Board of Directors

The Board of Directors urges you to read the Proxy Statement carefully and, whether or not you expect to attend the virtual meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

BARNES & NOBLE EDUCATION, INC.

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be held on     , 2024

This Proxy Statement and enclosed proxy card are being furnished commencing on or about     , 2024, in connection with the solicitation by the Board of Directors of Barnes & Noble Education, Inc., a Delaware corporation, of proxies for use at its Special Meeting of stockholders to be held on     , 2024, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice.

QUESTIONS AND ANSWERS RELATING TO THE SPECIAL MEETING

Why am I receiving these materials? What is the purpose of the Special Meeting?

As described in more detail below, the Company is calling a Special Meeting of its stockholders to consider and vote on certain proposals related to a previously announced definitive agreement with Toro 18 Holdings LLC (“Immersion”), an affiliate of Immersion Corporation, and certain of the Company’s existing stockholders and strategic partners, on the terms of new equity and refinancing transactions. The proposed transactions will enable the Company to substantially deleverage its balance sheet and to increase operating flexibility to pursue its strategy to grow the business profitably.

The proposed transactions include the following:

•

BNED will receive gross proceeds of $95 million of new equity capital through a $50 million new equity investment (the “Private Investment”) led by Immersion and a $45 million fully backstopped equity rights offering (the “Rights Offering”);

•	The Company’s existing second lien lenders will convert approximately $34 million of outstanding principal and any accrued and unpaid interest into common stock; and

•

The Company will refinance its existing asset backed loan facility, pursuant to an agreement with its first lien holders, providing the Company with access to a $325 million facility maturing in 2028. The refinanced ABL facility will meaningfully enhance the Company’s financial flexibility and reduce its annual interest expense.

Consummation of the proposed transactions require, among other things, obtaining BNED stockholder approval at the Special Meeting of Proposals 1, 2, 3 and 4 described below.

We are providing these proxy materials to you in connection with the Special Meeting. Stockholders as of the close of business on     , 2024, the Record Date, are entitled to vote at our Special Meeting, which will be held on     , 2024. As a stockholder, you are invited to attend the virtual Special Meeting and are requested to vote on the proposals described in this Proxy Statement. We are required by law to distribute these proxy materials to all stockholders as of the Record Date. The Proxy Statement provides notice of the Special Meeting, describes the proposals presented for stockholder action and includes information required to be disclosed to stockholders. The accompanying proxy card enables stockholders to vote on the matters without having to attend the Special Meeting virtually.

What are the Proposals that will be voted on by stockholders at the Special Meeting?

At the Special Meeting, stockholders will be asked to vote on the following five proposals:

•

To approve the issuance of shares of our common stock, par value $0.01 per share (the “Share Issuance”), in connection with a rights offering and other transactions, in each case pursuant to a Standby, Securities Purchase and Debt Conversion Agreement, dated as of April 16, 2024 (the

“Purchase Agreement”), by and among the Company, Immersion, Outerbridge Capital Management, LLC (“Outerbridge”), Selz Family 2011 Trust (“Seltz”), Vital Fundco, LLC (“Vital”), and TopLids LendCo, LLC (“TopLids”), as further described in this Proxy Statement (the “Share Issuance Proposal” or “Proposal 1”);

•

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the aggregate number of authorized shares of Common Stock from 200,000,000 shares to 10,000,000,000 shares (the “Amended Certificate Proposal” or “Proposal 2”), which amendment must be effected as a condition to the Share Issuance;

•

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the shares of Common Stock at a ratio of 1-for-100, which split may be effected by the Board of Directors of the Company (the “Board of Directors” or the “Board”) following the Share Issuance and the closing (the “Closing”) of the other transactions contemplated by the Purchase Agreement, but no later than forty five (45) calendar days following the Closing (the “Reverse Split Proposal” or “Proposal 3”);

•

To elect seven (7) directors to serve on the Board of Directors from Closing until our next annual meeting of stockholders and until their respective successors are duly elected and qualified (the “Board Election Proposal” or “Proposal 4”); and

•

To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Share Issuance Proposal, the Amended Certificate Proposal, the Reverse Split Proposal or the Board Election Proposal (the “Adjournment Proposal” or “Proposal 5”).

Proposal 1, Proposal 2, Proposal 3 and Proposal 4 are referred to collectively as the “Core Proposals.”

How many BNED shares will be issued if shareholders approve Proposal 1?

If approved, Proposal 1 will authorize the Company to issue up to      shares of Common Stock. Such issuance would include:

•

The issuance and sale of up to $45 million in shares of our common stock, par value $0.01 per share (“Common Stock”) to record holders of Common Stock upon the exercise of their subscription rights (the “Subscription Rights” or “Rights”) to subscribe for shares of Common Stock at a subscription price of $0.05 per share (the “Subscription Price”) under the Rights Offering; and

•	Pursuant to the Purchase Agreement:

•

the issuance and sale of up to $45 million in shares of Common Stock not subscribed for in the Rights Offering at the Subscription Price, to Immersion, Outerbridge and Selz (together, the “Standby Purchasers”) (the “Backstop Commitment”);

•

the issuance and sale of up to $50 million in shares of Common Stock to Immersion and Vital at the Subscription Price, in a private placement separate from the Rights Offering and the Backstop Commitment (referred to as the Private Investment); and

•

the issuance of      shares of Common Stock to Vital and TopLids (together, the “Lien Purchasers”) upon the conversion of all outstanding principal and any accrued and unpaid interest under the Term Credit Agreement (as defined below), at the Subscription Price.

Who is entitled to vote at the meeting?

Only holders of record of the Company’s Common Stock as of the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting. As of the record date,      shares of Common Stock were outstanding and eligible to vote. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Special Meeting.

How can I vote my shares?

Your vote is very important to us no matter how many shares of our Common Stock you own. Whether or not you plan to attend the Special Meeting virtually, we urge you to vote your shares as soon as possible.

If You Are a Registered Holder of Common Stock

If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Special Meeting or by voting online during the Special Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed proxy card to vote (1) FOR the Share Issuance Proposal, (2) FOR the Amended Certificate Proposal, (3) FOR the Reverse Split Proposal, (4) FOR each of the nominees for director and (5) FOR the Adjournment Proposal. If you submit your executed proxy card or otherwise vote by telephone or by the Internet, your shares will be voted in accordance with your instructions; however, if you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board of Directors’ recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Special Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment. If you are a stockholder of record and do not vote by completing your proxy card, or by telephone, through the Internet or by virtually attending the Special Meeting and voting during the Special Meeting, your shares will not be voted.

Whether or not you plan to attend the Special Meeting, we urge you to promptly submit a proxy: (a) by Internet or telephone following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided so that it is received by     , 2024, one day before the Special Meeting. If you later decide to attend the Special Meeting via the online webcast and vote, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name,” i.e., through a bank, broker or other nominee (a “custodian”), your custodian is the stockholder of record for purposes of voting and is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, under NYSE rules, your custodian will not be permitted to vote your shares with respect to “non-discretionary” or “non-routine” items.

Voting at the Special Meeting

If you plan to attend the Special Meeting via the online webcast and wish to vote, you will have access to an electronic ballot on the Special Meeting virtual webcast site.

What are broker non-votes?

A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner or does not have discretionary voting power on the matter in question pursuant to NYSE rules, or chooses not to exercise discretionary voting power in accordance with its internal policies. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR all proposals on the agenda by using the voting instruction card provided to you by your custodian. Please note that if you intend to vote your shares held in “street name” online during the Special Meeting, please contact your custodian in advance of the Special Meeting to ensure access and the ability to vote.

The Share Issuance Proposal, the Board Election Proposal and the Adjournment Proposal are considered to be “non-routine” under NYSE rules such that your custodian may not vote your shares on such proposals in the absence of your voting instructions. The Amended Certificate Proposal and the Reverse Split Proposal are considered “routine” such that your custodian may vote your shares on such proposals in the absence of your voting instructions.

How many shares must be present or represented by proxy to conduct business at the Special Meeting?

The presence at the meeting, virtually or by proxy, of the holders of a majority of the votes entitled to vote generally will constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present. As of the Record Date,      shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least      votes will be required to establish a quorum. If there is no quorum, the chairman of the meeting or the holders of a majority of the votes entitled to vote and present virtually or by proxy at the Special Meeting may adjourn or postpone the Special Meeting to another date or dates.

What vote is required to approve each proposal?

Approval of each of Proposal 1, Proposal 3, Proposal 4, and Proposal 5 requires the affirmative vote of a majority of the votes cast at the Special Meeting. Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on Proposal 2. Abstentions are not considered votes cast for Proposals 1, 3, 4 and 5 and will have no effect on the outcome of such proposals. Abstentions will have the same effect as a vote against with respect to Proposal 2. Broker non-votes will have no effect on the outcome of Proposals 1, 4, and 5. We do not expect that there will be broker non-votes with respect to Proposal 2 and Proposal 3 since such proposals are considered “routine” pursuant to NYSE rules.

Each of Outerbridge, TopLids and Seltz, who collectively own approximately     % of the shares of Common Stock outstanding as of the Record Date, have agreed to cause the shares of Common Stock beneficially owned by them and their controlled affiliates to continue to be held at least until and through the Record Date and to be voted in favor of the Proposals at the Special Meeting. Such commitment does not survive if the Purchase Agreement is terminated in accordance with its terms, including if the Company terminates the Purchase Agreement in connection with a Superior Transaction (as defined below).

Who can attend the meeting?

Attendance at the Special Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the Record Date and guests of the Company. You will not be able to attend the Special Meeting in person at a physical location. To attend the virtual meeting, you must have your sixteen-digit control number that is shown on your proxy card.

If you have any questions or encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Special Meeting website log-in page. You may log in 15 minutes before the start of the meeting. Stockholders are encouraged to log into the online webcast 15 minutes before the start of the meeting to allow for ample time to test their Internet connectivity and download the required software, if needed.

Even if you wish to attend the virtual Special Meeting, we urge you to cast your vote prior to the meeting using the enclosed proxy card, via the Internet or by telephone. If you choose to vote at the meeting, it will revoke any previous proxy submitted. If you hold your shares in “street name” and wish to vote during the meeting, please contact your custodian in advance of the Special Meeting to ensure access and the ability to vote.

Am I required to exercise my Subscription Rights in the Rights Offering if I vote to approve the Share Issuance Proposal or any other Proposal at the Special Meeting?

No. How you vote with respect to any proposal presented at the Special Meeting does not affect your decision about whether to exercise your Subscription Rights.

How do I exercise my Subscription Rights?

In order to participate in the Rights Offering you need to be a holder of record as of the close of business on the record date for the Rights Offering, which has not yet been set. The record date for the Rights Offering may be different than the Record Date for stockholders entitled to vote at the Special Meeting.

If you are a stockholder of record as of the record date for the Rights Offering, you will receive separately a prospectus with information about the Rights Offering and the instructions that you must follow to exercise your Subscription Rights.

Can I change my vote or revoke my proxy?

Yes. If you are the record holder of your shares, you may change your vote or revoke your proxy by: (i) submitting your vote at a later time via the Internet or telephone; (ii) submitting a properly signed proxy card with a later date that is received at or prior to the Special Meeting; (iii) attending the Special Meeting and voting online during the meeting (if you do revoke your proxy during the meeting, it will not, of course, affect any vote that has already been taken); or (iv) providing a signed letter of revocation to the Company’s Corporate Secretary, at Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920, before the closing of the polls at the Special Meeting. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your custodian or, if you have obtained a legal proxy from your custodian giving you the right to vote your shares, by attending the meeting and voting virtually. In either case, the powers of the proxy holders will be suspended if you attend the meeting virtually and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this Proxy Statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What will happen if Proposals 1, 2, 3 and 4 are not approved at the Special Meeting?

The consummation of the Rights Offering and the transactions contemplated in the Purchase Agreement is conditioned on the approval of each of Proposals 1, 2, 3 and 4. Stockholders’ failure to approve any of such proposals will result in the cancelation of the Rights Offering and the Company abandoning the transactions contemplated by the Purchase Agreement (the “Transactions”), except that Immersion may in its discretion waive approval of the Reverse Split Proposal as a condition to the consummation of the Transactions.

Under the terms of the Company’s asset backed senior secured credit facility, as amended (the “ABL Facility”), the failure of the Company’s stockholders to approve Proposals 1, 2, 3 and 4 at the Special Meeting (other than the Reverse Split Proposal to the extent Immersion gives consent to waive the Reverse Split Proposal as a condition to Closing) will constitute an immediate event of default under the ABL Facility. Such an event of default will result in a cross-default under our Term Credit Agreement (as defined below), and will give the lenders under the ABL Facility and the Term Credit Agreement the right to immediately accelerate the payment of principal and interest under both facilities. As of     , 2024, approximately $     million in principal and $     million in interest remained outstanding under the ABL Facility and the Term Credit Agreement. Absent an alternative source of liquidity, the Company will not be able to satisfy such accelerated amounts if an event of default were to occur and our lenders elect to accelerate payments, such that the Company may be required to avail itself of the protections of the bankruptcy code.

What should I do if I receive more than one set of proxy materials?

If you receive more than one Proxy Statement and proxy card, your shares may be registered in more than one name or in different brokerage accounts. Please follow the voting instructions on the proxy card to ensure that all of your shares are voted. Remember, you may vote by telephone, Internet or by signing, dating and returning a proxy card, or by voting at the Special Meeting.

Who is paying for this proxy solicitation?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have retained Innisfree M&A Incorporated to aid in the solicitation. For these services, we will pay Innisfree M&A Incorporated a fee of $     and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, telephone or other means of communication. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the Special Meeting?

We intend to announce the preliminary voting results at the Special Meeting and publish the final results in a Current Report on Form 8-K following the meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to such Current Report on Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Proxy Statement and proxy card are available at     .

PROPOSAL 1: SHARE ISSUANCE PROPOSAL

Introduction

The Company is party to: (i) a Credit Agreement, dated as of August 3, 2015 (as amended, the “ABL Facility”), among the Company, as the lead borrower, the other borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders (the “ABL Agent”) and (ii) a Term Loan Credit Agreement, dated as of June 7, 2022 (as amended, the “Term Credit Agreement” and, together with the ABL Facility, the “Credit Agreements”), among the Company, as borrower, certain subsidiaries of the Company party thereto as guarantors, TopLids and Vital, as lenders, and TopLids as administrative agent and collateral agent for the lenders.

Under the ABL Facility, the lenders committed to provide us with a five-year asset-backed revolving credit facility in an aggregate committed principal amount of $400 million effective from an amendment thereto dated March 1, 2019. We had the option to request an increase in commitments under the ABL Facility of up to $100 million, subject to certain restrictions. Proceeds from the ABL Facility are used for general corporate purposes, including seasonal working capital needs. The agreement included an incremental first in, last out seasonal loan facility (the “FILO Facility”) for $100 million maintaining the maximum availability under the Credit Agreement at $500 million. As of July 31, 2022, the FILO Facility was repaid and eliminated according to its terms and future commitments under the FILO Facility were reduced to $0.

The Term Credit Agreement provides for term loans in an amount equal to $30 million (the loans thereunder, the “Term Loans”). The proceeds of the Term Loans are used to finance working capital, and to pay fees and expenses related to the Term Loan facility. The Term Loan was initially required to be repaid (i) after repayment of the FILO tranche under the ABL Facility, with up to 100% of the proceeds of the sale of a non-core business line of the Company generating net proceeds in excess of $1,000,000, other than ordinary course dispositions and (ii) in full in connection with a debt or equity financing transaction generating net proceeds in excess of an amount sufficient to repay the FILO tranche under the ABL Facility.

On March 8, 2023, we amended the ABL Facility to (i) extend the maturity date of the credit facility by six months to August 29, 2024, (ii) reduce the commitments under the ABLFacility by $20 million to $380 million, (iii) increase the applicable margin with respect to the interest rate under the ABL Facility to 3.375% per annum, in the case of interest accruing based on a Secured Overnight Financing Rate (“SOFR”), and 2.375%, in the case of interest accruing based on an alternative base rate, in each case, without regard to a pricing grid, (iv) reduce advance rates with respect to the borrowing base (x) by 500 basis points upon the achievement of certain liquidity events, which could include a sale of equity interests or of assets (a “Specified Event”), or, if such a Specified Event had not occurred, no later than May 31, 2023 and (y) by an additional 500 basis points on September 29, 2023, (v) amend certain negative covenants and add certain additional covenants, (vi) amend the financial maintenance covenant to require Availability (as defined in the ABL Facility) to be at all times greater than the greater of 10% of the Aggregate Loan Cap (as defined in the ABL Facility) and $32.5 million and (vii) require repayment of the loans under the ABL Facility upon a Specified Event.

On March 8, 2023, we also amended the Term Credit Agreement to (i) extend the maturity date of the Term Credit Agreement by six months to December 7, 2024, (ii) permit the application of certain proceeds to the repayment of the loans under ABL Facility and (iii) amend certain negative covenants and add certain additional covenants to conform to the ABL Facility. In addition, the amendment required the achievement of a Specified Event (as described above) by no later than May 31, 2023.

On May 31, 2023, we completed the sale of assets related to our DSS segment for cash proceeds of $20 million, net of certain transaction fees, severance costs, escrow, and other considerations. The transaction qualified as a Specified Event under the Credit Agreements.

On May 24, 2023, we amended our ABL Facility to (i) increase the applicable margin with respect to the interest rate under the ABL Facility to 3.75% per annum, in the case of interest accruing based on SOFR, and 2.75%, in the case of interest accruing based on an alternative base rate, in each case, without regard to a pricing grid, (ii) defer the reduction of advance rates used to calculate our borrowing capacity by an amount equal to 500 basis points previously required on May 31, 2023 to September 1, 2023, (iii) require cash flow reporting and variance testing commencing June 3, 2023 and (iv) defer partial prepayment of the term loan from the DSS segment sale proceeds to September 1, 2023.

On July 14, 2023, the Company disclosed that if it did not consummate a refinancing or other transaction to sufficiently enhance its liquidity before the issuance of the Company’s audited financial statements as of and for the fiscal year ended April 29, 2023, and the filing of its Annual Report on Form 10-K, management likely would conclude that substantial doubt about the Company’s ability to continue as a going concern would then exist. Further, while the Company’s independent registered public accounting firm had not yet completed its audit of the Company’s financial statements, the Company disclosed that inclusion of a going concern explanatory paragraph in an audit opinion delivered in connection with the Company’s audited financial statements would constitute an event of default under the Credit Agreements.

On July 28, 2023, the Company entered into amendments to each of the Credit Agreements. The amendment to the ABL Facility, among other things, (i) extended the maturity date of the ABL Facility to December 28, 2024, (ii) reduced advance rates with respect to the borrowing base by 1000 basis points on September 2, 2024 (in lieu of the reductions previously contemplated for September 2023), (iii) subject to certain conditions, added a CARES Act tax refund claim in the borrowing base, from April 1, 2024 through July 31, 2024, (iv) amended the financial maintenance covenant to require Availability (as defined in the ABL Facility) at all times greater than the greater of (x) 10% of the Aggregate Loan Cap (as defined in the ABL Facility) and (y) (A) $32.5 million minus, subject to certain conditions, (B) (a) $7,500,000 for the period of April 1, 2024 through and including April 30, 2024, (b) $2,500,000 for the period of May 1, 2024 through and including May 31, 2024 and (c) $0 at all other times, (v) added a minimum Consolidated EBITDA (as defined in the ABL Facility) financial maintenance covenant, and (vi) amended certain negative and affirmative covenants and added certain additional covenants. The ABL Facility amendment also required that the Company appoint a Chief Restructuring Officer and that, by August 11, 2023, the Company (i) appoint two independent members to the board of directors of the Company from prospective candidates that had been previously disclosed to the ABL Agent and the lenders and (ii) appoint a committee of the board of directors of the Company, referred to as the “Alternative Transactions Committee,” to consist of three Board members (two of whom had to be the new independent directors). The committee’s responsibilities under the ABL Facility amendment included, among other things, to explore, consider, solicit expressions of interest or proposals for, respond to any communications, inquiries or proposals regarding, and advise as to all strategic alternatives to effect, a liquidity event, which could include a sale of Company equity interests or a disposition of assets related to one or more of the Companies’ business units and any associated intellectual property used exclusively therewith, in each case, that is made for all cash consideration and the net proceeds of which would be sufficient to cause all secured obligations under the ABL Facility to be fully satisfied (a “Specified Liquidity Event”).

The amendment to the Term Credit Agreement dated July 28, 2023, among other things, (i) extended the maturity date of the Term Credit Agreement to April 7, 2025, (ii) allowed for interest to be paid in kind until September 2, 2024, (iii) amended the 1.50% anniversary fee to recur on June 7 of each year that the Term Credit Agreement remains outstanding, with the 2024 fee deferred to the earlier of September 2, 2024 and the Termination Date (as defined in the Term Credit Agreement) and (iv) amended certain negative and affirmative covenants and added certain additional covenants.

Effective August 11, 2023, the Board appointed Messrs. Steven Panagos and Raphael Wallander to the Board pursuant to the amendment to the ABL Facility dated July 28, 2023. The Board also created the Alternative Transactions Committee consisting of three Board members: Mr. Panagos, Mr. Wallander, and Mr. Rory Wallace. The committee’s responsibilities included, among other things, to explore, consider, solicit expressions of interest or proposals for, respond to any communications, inquiries or proposals regarding, and advise as to all strategic alternatives to effect, a Specified Liquidity Event. Mr. Wallace recused himself from participating in meetings of the Alternative Transaction Committee beginning in November 2023 as a result of his decision to pursue or participate in potential strategic alternatives to effect a Specified Liquidity Event through his affiliate Outerbridge Capital Management.

Beginning in August 2023, and through execution of the Purchase Agreement, the Alternative Transaction Committee, with the assistance of the Company’s financial and legal advisors, solicited and received non-binding expressions of interests and proposals to effect a Specified Liquidity Event. Over 140 institutions were contacted during this period, including potential counterparties to a debt financing transaction, equity capital investment and sale transaction. The ABL Agent was generally kept informed of the progress of these discussions.

On October 10, 2023, we amended our ABL Facility to revise certain reporting requirements to the ABL Agent and lenders under the ABL Facility. The amendment introduced a Specified Liquidity Transaction Fee of $3.8 million that would become due and payable at the earlier to occur of (a) January 31, 2024, to the extent a Specified Liquidity Transaction (as defined in the ABL Facility) has not been consummated prior to such date (or such later date that is up to thirty days thereafter to the extent agreed to in writing by the ABL Agent in its sole discretion) or (b) an Event of Default under the ABL Facility.

On December 12, 2023, the Company entered into a further amendment to the ABL Facility to, among other things, (i) amend the financial maintenance covenant to require Availability (as defined in the ABL Facility) at all times to be greater than the greater of (x) 10% of the Aggregate Loan Cap (as defined in the ABL Facility) and (y) (A) $32.5 million or, subject to the satisfaction of certain conditions relating to the repayment of the ABL Facility in full, (B) (a) $20 million for the period of December 8, 2023 through January 12, 2024, (b) $25 million for the period from January 26, 2024 through February 9, 2024, (c) $25 million for the period of April 1, 2024 through April 30, 2024 and (d) $30 million for the period of May 1, 2024 through May 31, 2024, and (ii) revise certain reporting requirements to the ABL Agent and lenders under the ABL Facility.

On March 12, 2024, the Company entered into a further amendment to the ABL Facility to, among other things, (i) revise certain reporting requirements under the ABL Facility and (ii) set certain milestones for liquidity and refinancing contingency plans. Pursuant to the amendment, on or before April 3, 2024 (the “Anticipated Signing Date”), the ABL Agent had to receive the following documents, each of which had to be in form and substance satisfactory to the ABL Agent in its sole discretion (provided that, the Anticipated Signing Date could be extended in writing by the ABL Agent (in its sole discretion) to April 10, 2024 (the “Extended Signing Date”)): (i) a duly executed and effective commitment letter by one or more financial institutions and the Company, which had to, among other things, provide for debt financing sufficient (when taken together with the equity commitments set forth in the Standby Purchase Agreements referred to below) to cause all secured obligations under the ABL Facility to be fully satisfied (the “Debt Financing”) and provide for an outside closing date of no later than May 1, 2024 (the “Targeted Closing Date”) (the “Debt Financing Commitment Letter”); (ii) a duly executed and effective commitment letter by TopLids, each other lender party thereto and the Company, which had to, among other things, permit the incurrence of the Debt Financing, contemplate certain amendments to the Term Credit Agreement and provide for an outside closing date of no later than the Targeted Closing Date (the “2L Commitment Letter”); and (iii) Standby Purchase Agreements between the Company and one or more existing equity holders of the Company or other persons (in each case, acceptable to the ABL Agent), which had to, among other things, provide for backstop equity commitments to purchase additional equity interests of the Company or other equity purchases (in each case, acceptable to the ABL Agent) and provide for an outside closing date of no later than the Targeted Closing Date (collectively, the “Standby Purchase Agreements”). In addition, among other things, on or prior to March 20, 2024, the Company was required to provide to the ABL Agent, in form, substance and detail reasonably satisfactory to the ABL Agent, a timeline and list of steps required to prepare for a potential bankruptcy filing on or about April 10, 2024 (an “Insolvency Proceeding”); (2) on or prior to March 25, 2024, the Company had to provide the ABL Agent with a debtor-in-possession budget for an Insolvency Proceeding; (3) on or prior to April 5, 2024, the Company, the ABL Agent and the lenders had to agree to a finalized term sheet for a debtor-in-possession financing in connection with an Insolvency Proceeding; (4) on or prior to April 1, 2024, the Company had to provide the ABL Agent with initial drafts of customary first day motions, including but not limited to a cash management motion and accompanying order, in connection with an Insolvency Proceeding and (5) on or prior to April 8, 2024, the Loan Parties, the ABL Agent and the lenders had to agree to a finalized debtor-in-possession financing order and debtor-in-possession financing agreement in connection with an Insolvency Proceeding.

Immersion and the Company entered into an exclusivity agreement regarding a potential transaction on or about March 22, 2024. The transaction contemplated the participation of the ABL Facility lenders in an amended and restated credit facility to be executed concurrently with the completion of a $45 million rights offering at a $0.05 subscription price backstopped by Immersion, an additional $45 million investment led by Immersion, and the equitization of the outstanding obligations under the Term Credit Agreement at $0.05 per share.

On April 10, 2024, the Company, the ABL Agent and the lenders under the ABL Facility agreed to extend the previously disclosed milestone with respect to entering into a binding commitment letter for a liquidity and refinancing transaction from April 10, 2024 to April 12, 2024, as the Company continued negotiations with Immersion and other parties to satisfy that milestone.

On April 12, 2024, the Company, the ABL Agent and the lenders under the ABL Facility agreed to extend the previously disclosed milestone with respect to entering into a binding commitment letter for a liquidity and refinancing transaction from April 12, 2024 to April 15, 2024, as the Company continued negotiations with Immersion and other parties to satisfy that milestone.

On April 15, 2024, the Company, the ABL Agent and the lenders under the ABL Facility agreed to two one-day extensions to the previously disclosed milestone with respect to entering into a binding commitment letter for a liquidity and refinancing transaction, as the Company continued negotiations with Immersion and other parties to satisfy that milestone.

On April 16, 2024, the Company entered into the Purchase Agreement and other transaction documents with Immersion, Outerbridge, Selz, Vital and TopLids.

On April 16, 2024, the Company also amended its ABL Facility to, among other things, revise certain milestones related to the previously-disclosed liquidity and refinancing contingency plans to align those milestones with the Transactions contemplated by the Purchase Agreement, which milestones include (i) filing the Form S-1 described above no later than two (2) business days after the date of the amendment, (ii) obtaining receipt of support letters in support of the Transactions from persons owning not less than 20% of the outstanding voting stock of the Company by no later than May 3, 2024 (or such later date as agreed to in writing by the ABL Agent, (iii) obtaining receipt of the Securities and Exchange Commission (“SEC”) approval with respect to the Form S-1 on or before May 24, 2024 (or such later date as agreed to in writing by the ABL Agent in its sole discretion) and (iv) closing the Transactions contemplated by the Purchase Agreement on or before the date that is 25 days after the receipt of SEC approval with respect to the Form S-1. The failure of the Company stockholders to approve Proposals 1, 2, 3 and 4 at the Special Meeting (other than the Reverse Split Proposal to the extent Immersion gives consent to waive the Reverse Split Proposal as a condition to Closing) will constitute an immediate event of default under the ABL Facility.

Concurrent with the execution of the Purchase Agreement, on April 16, 2024, the Company and the lenders under its ABL Facility also entered into the Debt Financing Commitment Letter, which sets forth the terms of an amended and restated ABL Facility (such amended and restated facility, the “A&R ABL Facility”). The A&R ABL Facility, if it becomes effective on the Targeted Closing Date provides for, among other things, (i) a new four-year asset-based credit facility in an aggregate commitment principal amount of $325 million, which will replace the existing ABL Facility, (ii) interest rate margins for borrowings of SOFR-based loans of 3.50%, and the interest rate margins for base rate loans of 2.50%, in each case, subject to one 25 basis points step-down if the

Company’s Consolidated Fixed Charge Coverage Ratio (as defined in the A&R ABL Facility) is greater than 1.10 to 1.00 for measurement periods ending on six consecutive months ending after the one-year anniversary of the effectiveness of the A&R ABL Facility, and (iii) financial maintenance covenants consisting of (x) minimum availability of (A) $25 million during the first thirty (30) months following the effectiveness of the A&R ABL Facility and (B) $30 million from and after the date that is thirty (30) months following the effectiveness of the A&R ABL Facility; (y) commencing with the measurement period ending on the last day of the fiscal month ending on or about May 31, 2025 and continuing for each subsequent fiscal month thereafter, minimum Consolidated Fixed Charge Coverage Ratio (as defined in the A&R ABL Facility) of 1.10 to 1.00 and (z) minimum Consolidated EBITDA, commencing on or about (A) October 31, 2024 and ending on or about April 30, 2025 (for the measurement period ending on such date), of 80% of budgeted Consolidated EBITDA for the relevant period; (B) July 31, 2025, of $37.5 million; (C) October 31, 2025, of $40 million; (D) January 31, 2026, of $42.5 million and (E) each fiscal quarter ending on or after the fiscal quarter ending on or about April 30, 2026, of $45 million. The A&R ABL Facility eliminates the requirements for the Company to engage a chief restructuring officer and maintain the Alternative Transaction Committee.

The foregoing description of the Credit Agreements and the amendments thereto is qualified in its entirety by the text of the agreements and amendments thereto filed with our Annual, Quarterly and Current Reports on file with the SEC.

The Rights Offering

We will distribute, at no charge, to the record holders of our Common Stock, non-transferable Subscription Rights to subscribe for and purchase an aggregate of up to 900,000,000 shares of our Common Stock at a cash Subscription Price of $0.05 per share. Assuming the Rights Offering is fully subscribed, we currently expect to receive aggregate gross proceeds of $45 million from the Rights Offering. Each stockholder will receive one Subscription Right for each share of Common Stock owned on the record date for the Rights Offering. The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Daylight Time, on     , 2024, the expected expiration date of the Rights Offering.

Each Subscription Right carries with it a “Basic Subscription Right,” which entitles Subscription Rights holders to purchase      shares of our Common Stock at the Subscription Price of $0.05 per share, and an “Over-Subscription Right,” which entitles each Subscription Rights holder that has exercised its Basic Subscription Right in full to subscribe for additional shares of our Common Stock, at the same Subscription Price of $0.05 per share, to the extent that shares of our Common Stock offered in the Rights Offering have not been purchased by other holders of Basic Subscription Rights. The shares of Common Stock each Rights holder may subscribe for and purchase pursuant to its Over-Subscription Right must not exceed the number of shares subscribed for and purchased under its Basic Subscription Right. For example, if a Rights holder owned 100 shares of our Common Stock as of the record date for the Rights Offering, it would receive 100 Subscription Rights and would have the right to purchase      shares of Common Stock at $0.05 per share with its Basic Subscription Right and if the Rights holder exercised its Basic Subscription Right in full, to purchase additional      shares at $0.05 per share with its Over-Subscription Right. We will not issue fractional shares in the Rights Offering or cash in lieu of fractional shares of Common Stock. Any fractional shares of Common Stock that would be created by an exercise of the Subscription Rights will be rounded to the nearest whole share. Subscription Rights holders may exercise any whole number of their Subscription Rights or may choose not to exercise any Subscription Rights. If a Rights holder exercises less than its full Basic Subscription Rights (other than those Subscription Rights to acquire less than one share of Common Stock, which cannot be exercised), the Rights holder will not be entitled to purchase shares pursuant to the Over-Subscription Right. We will issue shares of Common Stock to Rights holders who properly subscribed for and purchased such shares, upon the Closing of the Rights Offering.

To the extent the number of the unsubscribed shares of Common Stock are not sufficient to satisfy all of the properly exercised Over-Subscription Right requests, the available shares will be prorated among those who properly exercised the Over-Subscription Right in proportion to the number of shares each Rights holder exercising the Over-Subscription Right subscribed for. Specifically, the number of shares of Common Stock allotted to each holder participating in the Over-Subscription Right will be prorated among those who properly exercised the Over-Subscription Right, calculated as follows: the number of shares of Common Stock allotted to each holder participating in the Over-Subscription Right will be the product obtained by multiplying (i) the number of shares such holder subscribed for under the Over-Subscription Right by (ii) a fraction, the numerator of which is (A) the number of remaining shares pursuant to the Rights Offering and the denominator of which is (B) the total number of shares sought to be subscribed for under the Over-Subscription Right by all holders participating in the Over-Subscription Right. Such allotted shares will be rounded to the nearest whole number. If the number of remaining shares of Common Stock allocated after the exercise of the Over-Subscription Right is less than all of the shares of Common Stock a holder subscribed for under the Over-Subscription Right, then any excess payment for shares of Common Stock not issued to the holder will be returned to such holder after the expiration of the Rights Offering.

Once a Subscription Rights holder has exercised the Rights, the exercise may not be revoked. There is no minimum subscription requirement. Subject to stockholder approval, we will consummate the Rights Offering regardless of the amount raised from the exercise of Basic and Over-Subscription Rights.

Subscription Rights not exercised by the expiration date of the Rights Offering will expire and will have no value. Although we do not presently intend to do so, we reserve the option to extend the Rights Offering and the Rights Offering period for exercising the Subscription Rights.

Subject to the terms of the Purchase Agreement, the Board may cancel the Rights Offering at any time before the expiration of the Rights Offering. In the event that the Rights Offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received will be returned, without interest or penalty, as soon as practicable. The Board also reserves the right to amend the terms of the Rights Offering at any time before its expiration for any reason, including, without limitation, in order to increase participation in the Rights Offering, provided that we have obtained any prior written consent that may be required from Immersion pursuant to the Purchase Agreement. Such amendments or modifications may include a change in the Subscription Price, although no such change is presently contemplated. Should we make any fundamental changes to the terms of the Rights Offering, we will offer potential purchasers who have subscribed for shares of Common Stock in the Rights Offering the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder. In addition, upon such event, we may extend the Rights Offering to give Rights holders ample time to make new investment decisions. The terms of the Rights Offering cannot be modified or amended after the expiration of the Rights Offering.

To the extent that our directors and officers held shares of our Common Stock as of the record date of the Rights Offering, they will receive the Subscription Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering. Our directors and officers have not indicated to us whether they will exercise Subscription Rights in the Rights Offering.

This Proxy Statement is not an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities, including any shares of Common Stock issuable upon exercise of the Subscription Rights. Offers and sales of Common Stock issuable upon exercise of the Subscription Rights will only be made by means of a prospectus meeting the requirements of the Securities Act, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the Rights Offering, we have filed a registration statement on Form S-1 (File No. 333-278799) with the Securities and Exchange Commission (the “SEC”).

The Purchase Agreement

Pursuant to the terms and conditions of the Purchase Agreement, if any Subscription Rights remain unexercised upon the expiration of the Rights Offering after accounting for all Over-Subscription Rights exercised, the Standby Purchasers will collectively purchase, at the Subscription Price, in a private placement exempt from the registration requirements under the Securities Act, and separate from the Rights Offering, up to $45 million in shares of Common Stock not subscribed for by the Company’s stockholders. Specifically, each Standby Purchaser will purchase its pro rata portion of the unsubscribed shares of Common Stock upon the expiration of the Rights Offering according to its respective commitment amount. Pursuant to the Purchase Agreement, the commitment amount of Immersion is $35 million (the “Immersion Backstop Commitment”) and the commitment amount of each of Outerbridge and Selz is $5 million. Outerbridge and Selz are current stockholders of the Company. Immersion is not a current stockholder of the Company.

Pursuant to the Purchase Agreement, upon Closing of the Rights Offering, Immersion and Vital have agreed to purchase $45 million and $5 million, respectively, in shares of our Common Stock, at the Subscription Price, in a private placement exempt from the registration requirements under the Securities Act and separate from the Rights Offering. The Private Investment is in addition to shares of Common Stock purchased by Immersion pursuant to the Immersion Backstop Commitment, if any. In addition, subject to the terms and conditions of the Purchase Agreement, upon Closing of the Rights Offering, the Company and Lien Purchasers will convert all outstanding principal and any accrued and unpaid interest under the Term Credit Agreement into a number of new shares of Common Stock equal to the quotient of the Rollover Debt Amount divided by the Subscription Price. Such Rollover Shares will be issued to each of TopLids and Vital pro rata based on its pro rata portion of the Rollover Debt Amount. Accordingly, upon Closing of the Transactions, all Obligations (as defined in the Term Credit Agreement) under the Loan Documents (as defined in the Term Credit Agreement) (other than Obligations which, by their express terms, survive termination of the Term Credit Agreement or such other Loan Documents), will be deemed paid in full and all Loan Documents will be terminated. As of     , 2024, approximately $     million in principal and $     million in interest remains outstanding under the Term Credit Agreement. Immersion and Vital are not current stockholders of the Company. TopLids and/or its affiliates are current stockholders of the Company.

We have agreed to pay Immersion and Selz commitment fees of $2,450,000 and $350,000, respectively, in consideration for the Backstop Commitment, and to reimburse Immersion, Vital and Outerbridge for all documented out-of-pocket costs, fees and expenses incurred by them in connection with the Transactions contemplated by the Purchase Agreement; provided, that such reimbursement shall not exceed, with respect to Immersion, $2,450,000 in the aggregate ($1,200,000, if the Transactions fail to close), net of any expense amount previously paid by the Company to Immersion, with respect to Vital, $200,000 in the aggregate, and with respect to Outerbridge, $250,000 in the aggregate. The foregoing reimbursement payment and commitment fees will be paid upon Closing of the Transactions, provided that the Company will also reimburse Immersion, Vital and Outerbridge for expenses if the Purchase Agreement is terminated due to failure to obtain stockholder approval for Proposals 1, 2, 3 and 4 and under other circumstances outlined in the Purchase Agreement.

If the Transactions are completed, the Company will reimburse Immersion for a cash payment of $1.25 million that Immersion will make to Outerbridge pursuant to an agreement to settle certain disputes between Immersion and Outerbridge arising from an alleged breach by Immersion of certain obligations under a confidentiality agreement signed in January 2024 between Immersion and Outerbridge. Such confidentiality agreement was entered into in connection with a then-potential joint investment by Immersion and Outerbridge in the Company. The $1.25 million reimbursement payment is included in the $2.45 million expense cap payable by the Company to Immersion if the Transactions are consummated.

The description of the Purchase Agreement is only a summary of such agreement and is qualified in its entirety by reference to the actual text of the Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 16, 2024.

Stockholders are being asked at the Special Meeting to approve the issuance and sale of shares of Common Stock issuable pursuant to the Transactions. A vote in favor of the Share Issuance Proposal will not obligate any stockholder to purchase shares in the Rights Offering.

Other Transactions

Pursuant to the Purchase Agreement, we have agreed that, prior to the Closing of the Transactions, we will not (i) solicit, initiate, or knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of, any Alternative Transaction (as defined below), (ii) disclose to any person or entity, or discuss with any person or entity, any information relating to the Company and/or any of its subsidiaries that would reasonably be expected to encourage or result in the making of any Alternative Transaction or in connection with any Alternative Transaction, (iii) enter into, participate in, maintain or continue any communications or negotiations regarding any Alternative Transaction, (iv) agree to, accept, recommend or endorse (or publicly propose or announce any intention or desire to agree to, accept, recommend or endorse), including any change of recommendation by the Board, any Alternative Transactions or (v) enter into any letter of intent, contract or other agreement relating to, or otherwise agree to or consummate or effect, any Alternative Transaction. The term “Alternative Transaction” means any agreement, offer or proposal for, any acquisition (including beneficial ownership) of (i) more than 5% of the outstanding voting securities of the Company or (ii) a substantial portion of the consolidated assets of the Company (other than in the ordinary course of business), whether by way of merger, consolidation, reorganization, liquidation, asset sale, stock purchase, joint venture, exclusive license, tender offer or other business combination, other than any offer, proposal or indication of interest made by or on behalf of Immersion or its affiliates. However, we may enter into any agreement, discussion or negotiation with, or provide information to, or solicit, encourage, facilitate or induce any inquires or proposals from, any other person with respect to an Alternative Transaction in response to an unsolicited proposal that the Board, or the Alternative Transaction Committee of the Board, determines in good faith could reasonably be expected to lead to a Superior Transaction. A “Superior Transaction” means a bona fide written Alternative Transaction that the Board and the Alternative Transaction Committee of the Board determine in good faith to be more favorable to the Company’s stockholders from a financial point of view than the Transactions contemplated by the Purchase Agreement or otherwise in the best interests of the Company and its stockholders. We will be entitled to terminate the Rights Offering to effect a Superior Transaction before the expiration of the Rights Offering.

Purchasers Covenants

Immersion, Outerbridge, Selz and the Lien Purchasers (collectively referred to as the “Purchasers”) have agreed to the following covenants in the Purchase Agreement:

Reasonable Best Efforts Covenant. Each Purchaser is required to use its reasonable best efforts to cooperate with the Company and to consummate and make effective the transactions contemplated by the Purchase Agreement in accordance with its terms, including but not limited to taking any actions or making any public or private communications with stockholders of the Company that recommends or encourages any actions in contravention of the transactions contemplated by this Agreement.

Support Agreement: Each Purchaser will cause the shares of Common Stock beneficially owned by it and its controlled affiliates, if any, to continue to be held at least until and through the record date of the Special Meeting and to be voted in favor of the Proposals at the Special Meeting. Bernand Selz has agreed pursuant to a side letter signed with the Company and Immersion to abide by the foregoing voting commitments as if he were a party to the Purchase Agreement. Therefore, we have commitments from the holders of approximately     % of the shares of Common Stock as of the Record Date to vote in favor of the Proposals. Such commitment does not survive if the Purchase Agreement is terminated in accordance with its terms, including if the Company terminates the Purchase Agreement in connection with a Superior Transaction.

Notwithstanding anything to the contrary in the preceding paragraph, Outerbridge and its representatives is permitted prior to 5:00 p.m. (Eastern Time) on May 3, 2024 to enter into any agreement, discussion or negotiation with, or provide information to, or solicit, encourage, facilitate or induce any inquires or proposals from, any other person with respect to, and related only to an Alternative Transaction, and participate in any such Alternative Transaction, provided that (i) any such actions taken by Outerbridge or its representatives will not be deemed a violation of the Company’s no-shop obligations by the Company or its representatives, and (ii) unless the Purchase Agreement is terminated by the Company to enter into a Superior Transaction, Outerbridge (A) will cause its shares of Common Stock beneficially owned by it and its controlled affiliates, if any, to continue to be held at least until and through the record date of the Special Meeting and to be voted in favor of the Transaction Proposals at the Special Meeting, and (B) will not make any public announcement with respect to the transactions contemplated by this Agreement that discourages stockholders to approve the Transaction Proposals or with respect to any Alternative Transaction.

No Acquisition of Rights or Common Stock. Each Purchaser has agreed not to acquire, and cause its affiliates not to acquire, directly or indirectly, any (i) Rights (except for those received directly from the Company pursuant to the Rights Offering); or (ii) prior to the Closing, any shares of Common Stock, or any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for shares of Common Stock or such other securities, whether or not subject to the passage of time or other contingencies.

No Stabilization. Each Purchaser will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock in violation of applicable law.

Registration Rights

Pursuant to the Purchase Agreement, as soon as reasonably practicable after closing of the Transactions (and in no event later than fifteen (15) business days following such closing), we are obligated to file a registration statement to register the resale of shares of Common Stock issued pursuant to the Backstop Commitment, the Private Investment and the Debt Conversion, subject to certain requirements and customary conditions.

Closing Conditions of the Purchase Agreement

The Transactions contemplated by the Purchase Agreement will close concurrently and such Closing is subject to, among others, the consummation of the Rights Offering, the execution of the A&R ABL Facility, the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the effectiveness of the registration statement related to the Rights Offering. Pursuant to the Purchase Agreement, the Closing of the Transactions is also contingent upon our stockholders’ approval, at the Special Meeting, of Proposals 1, 2, 3 and 4, provided that Immersion may waive approval of the Reverse Split Proposal.

Termination

We will terminate the Purchase Agreement if the Transactions are not approved by our stockholders at the Special Meeting. The Purchase Agreement may be terminated at any time prior to the closing of the Transactions by mutual agreement of the Company and Immersion or by either the Company or Immersion if the closing of the Transactions does not occur by July 31, 2024 (as such date may be extended if the term of the Debt Financing Commitment Letter from the A&R ABL Facility is extended), so long as such failure to close is not due to a failure by the party seeking termination to comply with the Purchase Agreement. Additionally, the Purchase Agreement may be terminated by the Company or Immersion following a breach of the Purchase Agreement by the other party such that the conditions to the obligations to perform of the party seeking termination cannot be satisfied by July 31, 2024. We may also terminate the Purchase Agreement to effect a Superior Transaction prior to the expiration of the Rights Offering.

Indemnification

We have agreed to indemnify each of Immersion, Outerbridge, Vital and TopLids and each of their respective shareholders, members, partners, directors, officers, employees and agents, and each person who controls such persons or their affiliates (each, a “Purchaser Party”) for all losses, claims, damages, liabilities and expenses

(“Losses”) that any such Purchaser Party may suffer or incur arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) instituted by a third party and arising out of or relating to the Transactions or the transaction documents and any related amendments thereto, and to reimburse such Purchaser Party for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to, or defending any of the foregoing, subject to certain exceptions. Notwithstanding anything to the contrary in the Purchase Agreement, (X) we will not be liable for any claim for indemnification for Losses incurred by Outerbridge and its affiliates (within the meaning of Rule 405 under the Securities Act), and each of their respective shareholders, members, partners, directors, officers, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), and each person who controls (within the meaning of the Securities Act or the Exchange Act) Outerbridge (collectively, the “Outerbridge Parties”), unless and until the aggregate amount of indemnified Losses which may be recovered from the Company by the Outerbridge Parties in the aggregate equals or exceeds (i) $1,250,000 or (ii) if we consummate an Alternative Transaction, $250,000 (such applicable amount, the “Deductible”), in which case we will only be liable for amounts due above such Deductible, and (Y) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Company by the Outerbridge Parties shall be an amount equal to $3,000,000. The indemnifying party will not be liable for any settlement of any Proceedings effected without its written consent.

Each of Immersion, Vital, TopLids, Outerbridge and Selz severally and not jointly, has agreed to indemnify and hold harmless the Company and its directors, officers, employees and agents, from and against any and all Losses that any such person may suffer or incur resulting from any untrue statement of material fact contained in the transaction documents, but only to the extent that such untrue statement was made in reliance or in conformity with information relating to Immersion, Vital, TopLids, Outerbridge and Selz or their affiliates furnished in writing to the Company by or on behalf of such persons expressly for use in the transaction documents. If the indemnification is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses, then the indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.

Immersion Post-Closing Obligations

Following the Closing, Immersion and each other Standby Purchasers and Lien Purchasers (to the extent such other purchaser is or becomes a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) consisting of Immersion), in their capacity as stockholders of the Company, shall take all actions necessary to ensure that at all times during the Applicable Period (as defined below) (A) the Board includes at least three Independent Directors, and (B) without the approval of at least two Independent Directors Immersion and such other Purchasers do not: (I) complete any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Immersion or any such other purchaser (or any of their respective affiliates), on the one hand, and the Company or its subsidiaries, on the other hand; (II) purchase or cause to be purchased or otherwise acquire or agree to acquire beneficial ownership of any additional Company securities that cause the number of Company securities owned by Immersion or any such other purchaser (or any of their respective affiliates), in the aggregate, to exceed 89.9% of the outstanding capital stock of the Company; and (III) the relevant provisions of the Purchase Agreement are not amended, supplemented or waived in any manner adverse to the stockholders of the Company (other than Immersion, such other purchasers and their respective affiliates).

For purposes of the Purchase Agreement:

•

“Applicable Period” means the period of time that begins on the Closing Date and ends on such date as Immersion and any other Standby Purchasers and Lien Purchasers (to the extent such other purchaser is or becomes a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) consisting of Immersion) and their respective affiliates beneficially own in the aggregate Company securities that represent less than 30% of the total number of votes able to be cast for the election of directors of the Company at any meeting of shareholders of the Company if all securities (and all such securities issuable upon the exercise or conversion of options, warrants or other convertible or exercisable securities) entitled to vote at such meeting were present and voted at such meeting.

•	“Independent Director” means a director who qualifies as “independent” under the rules of NYSE and SEC applicable to audit committee members.

Relationship with Parties to the Purchase Agreement

As of the Record Date, Immersion and Vital are not current stockholders of the Company. Outerbridge, Selz, TopLids and/or their affiliates are current stockholders of the Company. Assuming no stockholders exercise their Subscription Rights, Outerbridge, Selz and TopLids will own     %,     % and     % of our Common Stock outstanding following the Closing of the Rights Offering, after giving effect to the Backstop Commitment, Debt Conversion and Private Investment. Pursuant to the Purchase Agreement, the Standby Purchasers and Lien Purchasers have agreed to cause the shares of Common Stock beneficially owned by such persons and their controlled affiliates, if any, to continue to be held at least until and through the Record Date of the Special Meeting and to be voted in favor of Proposals 1, 2, 3 and 4, subject to certain exceptions. We are not aware of any current plans or proposals by the Standby Purchasers and Lien Purchasers (other than in connection with the Purchase Agreement) with respect to any extraordinary corporate transactions involving us or any sale of our assets or change in our management, capitalization, dividend policy, Certificate of Incorporation or bylaws of the Company, or any other change in our business or corporate structure or with respect to the delisting or deregistration of any of our securities.

CEO Employment Arrangements

In connection with the Transactions, the Company’s Chief Executive Officer, Michael P. Huseby, entered into a letter agreement with the Company relating to his compensation (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Huseby agreed to amendments to his employment agreement, pursuant to which, among other things, he agreed to a revised decreased severance amount of $750,000. He also agreed to provide transition services as a consultant for six months following the effective date of any termination of his employment that triggers a right to receive such severance in return for compensation of $750,000 to be paid at the end of such six month period regardless of whether the Company requests that he render any transition services. The amendments contained in the Letter Agreement are contingent upon the successful consummation of the Transactions. The total payments of up to $1.5 million to be made to Mr. Huseby by the Company in the event of a severance trigger will be reimbursed by a party to the Purchase Agreement pursuant to a separate agreement entered into by such party with Immersion concurrently with the execution of the Purchase Agreement.

Mr. Huseby is eligible to earn the following bonuses in accordance with the Performance Incentive Agreement, dated September 14, 2023 by and between the Company and Mr. Huseby: (i) $220,000 upon completion of a transaction approved by the Alternative Transactions Committee of the Company’s Board of Directors and (ii) $220,000 if awarded by the Board in its discretion upon a recommendation from the Alternative Transaction Committee.

Certain Effects of the Transactions

The Rights Offering and the other Transactions may result in Immersion owning over 50% of the Company’s outstanding shares, and their interests could differ from the interests of our other stockholders. As a result of the Private Investment, Immersion will own approximately     % of the Company’s outstanding shares upon Closing. In addition, if Immersion is required to fully exercise its Backstop Commitment, its aggregate ownership would increase to over     % of the Company’s outstanding shares on a pro forma basis, after giving effect to the Rights Offering, Backstop Commitment, Private Investment and Debt Conversion. Based on the foregoing, following the Transactions, Immersion will have considerable influence or veto control regarding the outcome of any transaction or action that requires stockholder approval, including the election of our Board of Directors, mergers, acquisitions, amendments to our charter and various corporate governance actions.

Following the consummation of the Transactions, our Board of Directors will be reconstituted to be composed of seven members, four of whom are executives and/or members of the Board of Directors of Immersion. Immersion has agreed to maintain at least three directors on our Board of Directors that satisfy the independence standard under NYSE rules applicable to audit committee members. However, Immersion through its stock ownership may have effective veto rights over the election of all Board members, inclusive of such independent directors.

Following the consummation of the Transactions, Vital and TopLids, who will receive shares of Common Stock pursuant to the Debt Conversion, will own approximately     % and     %, respectively, of our outstanding shares of Common Stock on a pro forma basis, after giving effect to the Rights Offering, Backstop Commitment, Private Investment and Debt Conversion. As such, they will also have significant influence over actions that require stockholder approval.

Immersion and the Lien Purchasers may have interests different than yours. For example, they may delay or prevent a change of control of us, even if such a change of control would benefit other stockholders, or pursue strategies that are different from the wishes of other investors. The significant concentration of stock ownership may adversely affect the trading price of our Common Stock due to investors’ perception that conflicts of interest may exist or arise.

Following consummation of the Transactions, there is no guarantee that key members of our management team will be retained. The loss of one or more key members of our management team could harm our business and negatively affect our ability to successfully grow our business. We are highly dependent upon the continued service and performance of the key members of our management team and other personnel. The potential loss of any of these individuals following consummation of the Transactions could disrupt our operations and significantly delay or prevent the achievement of our business objectives. We may be unable to attract and retain suitably qualified members of our management team who are capable of meeting our operational, managerial and other requirements. Our failure to attract, hire, integrate and retain qualified personnel could impair our ability to achieve our business objectives.

If the Transactions are consummated, your relative ownership interest will experience significant dilution. To the extent that you do not exercise your Subscription Rights, your proportionate voting interest will be reduced, and the percentage that your original shares represent of our expanded equity after exercise of the Subscription Rights will be diluted. Even if you exercise your Subscription Rights, your ownership will be diluted by the issuance of shares of Common Stock pursuant to the Backstop Commitment, if any, Private Investment and the Debt Conversion.

The Transactions may cause the price of our Common Stock to decrease. The number of shares of Common Stock we could issue pursuant to the Transactions contemplated by the Purchase Agreement may result in an immediate decrease in the trading price of our Common Stock. This decrease may continue after the consummation of the Transactions. If that occurs, the purchase of shares of Common Stock in the Rights Offering may be at a price greater than the prevailing trading price of our Common Stock in the aftermath of the completion of the Rights Offering. Further, if Immersion, Lien Purchasers or holders of shares of Common Stock choose to sell some or all of their shares, the resulting sales could depress the market price of our Common Stock.

The Transactions contemplated by the Share Issuance Proposal may reduce the number of shares available for other issuances. As of     , 2024, we have      unreserved shares of Common Stock authorized for issuance. We expect that we will not have enough authorized and unreserved shares of Common Stock for the Transactions contemplated by the Share Issuance Proposal. Accordingly, we are seeking stockholder approval of the Amended Certificate Proposal to increase the aggregate number of authorized shares of Common Stock from 200,000,000 shares to 10,000,000,000 shares. The use of these authorized shares for the Transactions will reduce the number of shares available for other issuances.

If we do not consummate the Transactions contemplated by the Share Issuance Proposal, it could have a material adverse effect on our financial condition and liquidity. Under the terms of the ABL Facility, the failure of the Company stockholders to approve Proposals 1, 2, 3 and 4 at the Special Meeting (other than the Reverse Split Proposal to the extent Immersion givens consent to waive the Reverse Split Proposal as a condition to Closing) will constitute an immediate event of default under the ABL Facility. Such an event of default will result in a cross-default under our Term Credit Agreement, and will give the lenders under the ABL Facility and Term Credit Agreement the right to immediately accelerate the payment of principal and interest under both facilities. As of     , 2024, we had approximately $     in aggregate principle and interest payments due under the ABL Facility and Term Credit Agreement. Absent an alternative source of liquidity, the Company will not be able to satisfy such accelerated amounts if an event of default were to occur and our lenders elect to accelerate payments, such that the Company may be required to avail itself of the protections of the bankruptcy code.

The Rights Offering could impair or limit our net operating loss (“NOLs”) carryforwards. As of April 18, 2024, we had NOLs of approximately $280 million for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation could limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. Because not all stockholders may exercise their Basic Subscription Right in full, the purchase of shares of our Common Stock could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our Common Stock.

You may be required to allocate a portion of your tax basis in our Common Stock to the Subscription Rights received in the Rights Offering. You may be required to allocate a portion of your tax basis in your Common Stock to the Subscription Rights we distribute to you in the Rights Offering (which will carry over and become part of the tax basis in any of our Common Stock acquired upon exercise of the Rights) if you determine the value of the stock rights equals or exceeds 15% of the fair market value of our Common Stock on the date we distribute the Rights to you, or if you so elect to allocate a portion of your tax basis to the Rights. We are not required to, nor do we intend to, provide you with an appraisal setting forth the estimated fair market value of the Rights. See the section entitled “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the Rights Offering.

Effects of the Transactions on the Standby Purchasers’ and Lien Purchasers’ Stock Ownership

Even though the Subscription Rights will be offered to each holder of our Common Stock, because of the issuance and sale of our Common Stock underlying the Transactions pursuant to the Purchase Agreement, the percentage of Common Stock owned by you will decrease. Stockholders who do not exercise their Subscription Rights will experience further dilution compared to stockholders who exercise their Subscription Rights.

Set forth below, for illustrative purposes only, are three scenarios that indicate the effect that the Rights Offering, the Backstop Commitment, if applicable, the Private Investment and the Debt Conversion could have on the Standby Purchasers’ and Lien Purchasers’ relative interest following such transactions. Outerbridge, TopLids (and/or its affiliates) and Selz are current stockholders of the Company and own  %,  % and  % of our Common Stock outstanding as of the Record Date, respectively, without giving effect to the Transactions. Immersion and Vital are not current stockholders of the Company. In all of the scenarios set forth below, we assume that the Standby Purchasers will purchase up to $45 million in shares of Common Stock not subscribed for by the Company’s stockholders.

Scenario A. All Subscription Rights are subscribed for by all of the stockholders to whom the Subscription Rights were issued. Because all of the Subscription Rights distributed are exercised by holders, no shares are issuable pursuant to the Backstop Commitment; in addition, the Company will issue shares to Immersion and Vital pursuant to the Private Investment and issue shares to the Lien Purchasers pursuant to the Debt Conversion.

Scenario B. None of the Rights holders exercise their Subscription Rights, and the Standby Purchasers, pursuant to the Purchase Agreement, will purchase $45 million in shares of Common Stock not subscribed for by the Company’s stockholders pursuant to the Backstop Commitment; in addition, the Company will issue shares to Immersion and Vital pursuant to the Private Investment and issue shares to the Lien Purchasers pursuant to the Debt Conversion.

Scenario C. Holders of half of the Rights exercise their Basic Subscription Rights in full but no holders exercise their Over-Subscription Rights, and the Standby Purchasers will acquire shares of Common Stock not subscribed for by the Company’s stockholders pursuant to the Backstop Commitment; in addition, the Company will issue shares to Immersion and Vital pursuant to the Private Investment and issue shares to the Lien Purchasers pursuant to the Debt Conversion.

Scenario	Total Shares Offered	Ownership % of Immersion	Ownership % of Outerbridge	Ownership % of Selz	Ownership % of Vital	Ownership % of TopLids	Total Ownership % of the Standby Purchasers and Lien Purchasers
A
B
C

(1)	Include shares of Common Stock purchased by or issued to Immersion pursuant to the Immersion Backstop Commitment, Debt Conversion and Private Investment.
(2)	Include shares of Common Stock purchased by or issued to Outerbridge and Selz pursuant to their respective portions of Backstop Commitment.
(3)	Include shares of Common Stock purchased by or issued to Vital pursuant to the Private Investment and the Debt Conversion.
(4)	Include shares of Common Stock issued to TopLids pursuant to the Debt Conversion.
(5)	Based on the number of shares of Common Stock outstanding following closing of the Rights Offering, after giving effect to the Transactions.

Reasons for Soliciting Stockholder Approval

Our Common Stock trades on the NYSE under the symbol “BNED.” Under NYSE rules, we are required to obtain stockholder approval of the Transactions contemplated by the Share Issuance Proposal, including the issuance of shares of Common Stock pursuant to the Rights Offering, the Backstop Commitment, the Private Investment and the Debt Conversion. Pursuant to Section 312.03(c) of the NYSE Listed Company Manual, stockholder approval is required in a transaction (other than a public offering for cash) involving the issuance or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of common stock outstanding before the issuance for less than the lower of (i) the Official Closing Price (as defined below) immediately preceding the signing of the binding agreement; or (ii) the average Official Closing Price (as defined below) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). “Official Closing Price” of an issuer’s common stock means the official closing price on the NYSE as reported to the Consolidated Tape immediately preceding the signing of a binding agreement to issue the securities. The Subscription Price is expected to be less than the Minimum Price of our Common Stock, and it is expected that we will issue a number of shares of Common Stock pursuant to the Share Issuance Proposal that is greater than 20% of the currently outstanding shares of Common Stock. Accordingly, we are seeking stockholder approval of the Share Issuance Proposal.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the Transactions contemplated by the Share Issuance Proposal.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the Share Issuance Proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the Share Issuance Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE SHARE ISSUANCE PROPOSAL.

PROPOSAL 2: APPROVAL OF THE AMENDED CERTIFICATE PROPOSAL

The Board of Directors has adopted and is recommending that our stockholders approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation. The authorized capital stock of the Company currently consists of (a) 200,000,000 shares of Common Stock and (b) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), 100,000 of which shares of Preferred Stock are designated as Series A Junior Participating Preferred Stock. This amendment will increase the aggregate number of authorized shares of Common Stock from 200,000,000 shares to 10,000,000,000 shares and the aggregate number of authorized shares of capital stock from 205,000,000 shares to 10,005,000,000 shares. This amendment will not amend the aggregate number of authorized shares of Preferred Stock. If approved by our stockholders, the increase in authorized shares of Common Stock (and the corresponding increase in the aggregate number of shares of capital stock) will become effective as soon as reasonably practicable after the Special Meeting by the filing of a Certificate of Amendment with the Delaware Secretary of State of Delaware. If our stockholders do not approve the Amended Certificate Proposal, the authorized number of shares of Common Stock would remain at 200,000,000 shares and we would be unable to consummate the Rights Offering and other Transactions contemplated by the Purchase Agreement.

As of     , 2024,      shares of Common Stock were issued and outstanding (exclusive of shares held in treasury);      shares of Common Stock were held in treasury; an aggregate of      shares of Common Stock were subject to or otherwise deliverable in connection with outstanding equity awards issued pursuant to the Company’s equity incentive plan; and no shares of Preferred Stock were outstanding. Accordingly, we currently have approximately      shares of Common Stock remaining available for issuance. The Transactions contemplated by the Purchase Agreement, if approved and completed, will require us to issue up to      shares of Common Stock. Without an increase in the number of authorized shares of Common Stock, we will not have sufficient shares of Common Stock to complete the Transactions. Accordingly, we are seeking stockholders’ approval of the Amended Certificate Proposal to increase the aggregate number of authorized shares of Common Stock from 200,000,000 shares to 10,000,000,000 shares. The additional shares of Common Stock authorized would also be available for other issuances for any proper corporate purpose from time to time as determined by the Board of Directors.

This description of the proposed amendment to our Amended and Restated Certificate of Incorporation is only a summary of such amendment and is qualified in its entirety by reference to the actual text of the form of proposed amendment to our Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement.

While we do not have any current plans to issue additional equity securities, other than in connection with the Purchase Agreement, grants under our present and future equity compensation plans and the Rights Agreement dated as of April 16, 2024, by and between the Company and Computershare Trust Company, N.A., as rights agent, our Board of Directors is seeking approval at this time for more authorized shares of Common Stock than is needed to complete the Transactions contemplated by the Purchase Agreement because opportunities requiring prompt action may arise in the future and the Board believes the delay and expense in seeking stockholders’ approval for additional authorized shares of Common Stock could deprive us and our stockholders of the ability to benefit effectively from opportunities.

The additional shares of Common Stock to be authorized will have rights identical to the currently outstanding Common Stock. The proposed amendment will not affect the par value of our Common Stock, which will remain at $0.01 per share. Under the Amended and Restated Certificate of Incorporation, our stockholders do not have preemptive rights to subscribe to additional securities which may be issued by us. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of Common Stock.

If we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing holders of Common Stock and could also dilute earnings per share.

Potential Anti-Takeover Effect of Proposed Amendment

The proposed amendment to the Amended and Restated Certificate of Incorporation could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal, nor is it part of any plan to adopt a series of anti-takeover measures. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Although the Company has no present intention to use the additional authorized shares of Common Stock for such purposes, if the amendment is adopted, these additional shares of our Common Stock would be available for such purposes. Although the Company has adopted measures in the past that may have anti-takeover effects, the Board of Directors has no current intention to propose other anti-takeover provisions. The Amended and Restated Certificate of Incorporation provides that the Board of Directors may issue, without stockholder action, shares of Preferred Stock in one or more classes or series with voting or other rights. The issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of our incumbent management.

If stockholders approve the Amended Certificate Proposal, the amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which is expected to be filed as soon as reasonably practicable after the Special Meeting.

Other Matter

All share numbers included in the Amended Certificate Proposal do not give effect to the Reverse Stock Split under the proposed Reverse Split Proposal.

Required Vote

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the Amended Certificate Proposal is required to approve this Proposal 2. Abstentions will have the same effect as a vote against Proposal 2. We do not expect that there will be broker non-votes with respect to Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE AMENDED CERTIFICATE PROPOSAL.

PROPOSAL 3: APPROVAL OF REVERSE STOCK SPLIT OF COMMON STOCK

Background

On February 27, 2024, we received a letter from the NYSE notifying us that, for the last 30 consecutive trading days, the bid price of our Common Stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Rule 802.01C of the NYSE Listed Company Manual. We intend to take remedial actions, such as conducting a reverse stock split, to cure such deficiency.

In addition, given the large number of shares that are required to be issued pursuant to the Rights Offering and related equity transactions, we plan to effect a reverse split in order to more effectively manage the number of shares outstanding following the Share Issuance and the closing of the other transactions contemplated by the Purchase Agreement. Such a reverse stock split requires our stockholders’ approval.

Our Board has approved and recommends that our stockholders approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, which will effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our Common Stock, at a ratio of 1-for-100 following the Closing but no later than forty-five (45) calendar days following the Closing as set forth in the Purchase Agreement. The Reverse Stock Split would reduce the number of outstanding shares of our Common Stock in accordance to the reverse split ratio of 1-for-100. The text of the proposed form of Certificate of Amendment of our Amended and Restated Certificate of Incorporation, as amended, is attached hereto as Appendix B.

We are seeking our stockholders’ approval of the proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, and authorization to our Board to determine, at its option, whether to implement the Reverse Stock Split, including its specific timing within the timeframe provided for in the Purchase Agreement. Should we receive the required stockholder approval for Proposal 3, the Board will have the sole authority to elect, at any time no earlier than one (1) business day and no later than forty-five (45) calendar days following the Closing of the Transactions, and without the need for any further action on the part of our stockholders, to effect the Reverse Stock Split. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Notwithstanding approval of the Reverse Split Proposal by our stockholders, following Closing the Board may, at its sole option, abandon the proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, and determine prior to the effectiveness of any filing of the Certificate of Amendment with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.

Reasons for Effecting a Reverse Stock Split

To maintain our listing on the NYSE. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our Common Stock could be delisted from the NYSE. Our Common Stock is publicly traded and listed on the NYSE under the symbol “BNED.” On February 27, 2024, we received a letter from the NYSE notifying us that, for the last 30 consecutive trading days, the bid price of our Common Stock had closed below $1.00 per share. Pursuant to Rule 802.01C of the NYSE Listed Company Manual, a company will be considered to be below compliance standards if the average closing price of a security fell below $1.00 over a period of 30 consecutive trading days (the “NYSE Price Requirement”). We were automatically provided with a six-month period to regain compliance with the NYSE Price Requirement. To regain compliance, on the last trading day of any calendar month during the cure period, we must have (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, NYSE will commence suspension and delisting procedures. However, we cannot assure you that any remedial actions we intend to take will be successful and that we will be able to cure this deficiency or comply with other NYSE continued listing standards. In the event that NYSE determines not to continue our listing and we are delisted from NYSE, our Common Stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets, depending on our ability to meet the specific listing requirements of those trading markets.

The Board has considered the potential harm to us and our stockholders should NYSE delist our Common Stock. Delisting would likely reduce the visibility, liquidity, and value of our Common Stock, reduce institutional investor interest in the Company, and may increase the volatility of our Common Stock. Alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher or for other reasons. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects.

The Board believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the NYSE Price Requirement following the Closing and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from NYSE by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the marketability and liquidity of our Common Stock. The Board believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.

•

Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a reverse stock split could help increase analyst and broker interest in our Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•

Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To facilitate the consummation of the Transactions. The consummation of the Transactions contemplated by the Purchase agreement is subject to, among other things, our stockholders’ approval of the Reverse Split Proposal. If we failed to obtain stockholders’ approval of the Reverse Split Proposal, we may terminate the Purchase Agreement. Pursuant to the Purchase Agreement, we may proceed to consummate the Transactions if the Share Issuance Proposal, the Amended Certificate Proposal and the Board Election Proposal are otherwise approved by our stockholders, and Immersion indicates in writing that Immersion is willing to proceed to complete the

Transactions without approval of the Reverse Split Proposal. However, we cannot guarantee that Immersion would provide such consent or the Transactions would be completed. If the Purchase Agreement were terminated, we would be obligated to pay Immersion, Vital and Outerbridge their respective expense reimbursement amounts that have not previously been paid.

Criteria to be Used for Determining Whether and When to Implement Reverse Stock Split

In determining whether and when to implement the Reverse Stock Split following receipt of stockholders’ approval of Proposal 3, the Board may consider, among other things, various factors, such as:

•

the negative perception of reverse stock splits held by many investors, analysts, and other stock market participants and the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels;

•	NYSE’s minimum price per share requirements;

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

•	our ability to maintain our listing on NYSE;

•	business developments affecting us;

•	prevailing general market and economic conditions; and

•

whether and when the Board desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of the Reverse Stock Split available to provide the flexibility to use our Common Stock for business and/or financial purposes, as well as to accommodate the shares of our Common Stock to be authorized and reserved for future equity awards.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with NYSE Listing Rules. We expect that the Reverse Stock Split will increase the market price of our Common Stock so that we may be able to regain and maintain compliance with the NYSE Price Requirement. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares of Common Stock outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our Common Stock described above.

Effects of Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Stock Split. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of any fractional share being rounded up to the next whole number of shares) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split.

The principal effects of a Reverse Stock Split will be that:

•	each 100 shares of our Common Stock owned by a stockholder will be combined into one new share of our Common Stock;

•

no fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, any fractional shares as a result of the Reverse Stock Split will be rounded up to the next whole number of the post-split shares of Common Stock;

•

the total number of authorized shares of our Common Stock will remain at 200,000,000, if the Amended Certificate Proposal is not approved by our stockholders and the total number of authorized shares of our Common Stock will be 10,000,000,000, if the Amended Proposal is otherwise approved by our stockholders;

•	the total number of authorized shares of our preferred stock will remain at 5,000,000;

•

proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options and restricted stock units, which will result in a proportional decrease in the number of shares of our Common Stock reserved for issuance upon exercise or vesting of such stock options and restricted stock units, and in the case of stock options, a proportional increase in the exercise price of all such stock options; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio.

The following table contains approximate information, based on share information as of     , 2024, relating to our outstanding Common Stock based on the proposed Reverse Stock Split ratio of 1-for-100 without giving effect to the treatment of fractional shares and assuming the Amended Certificate Proposal was not approved by our stockholders:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000
Post-Reverse Stock Split 1: 100	200,000,000

(1)	The pre-reverse stock split number of shares of Common Stock reserved for future issuance includes the following:

a.     .

The following table contains approximate information, based on share information as of     , 2024, relating to our outstanding Common Stock based on the proposed Reverse Stock Split ratio of 1-for-100 without giving effect to the treatment of fractional shares but assuming the Amended Certificate Proposal was approved by our stockholders:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000
Post-Reverse Stock Split 1: 100	10,000,000,000

(1)	The pre-reverse stock split number of shares of Common Stock reserved for future issuance includes the following:

a.     .

After the effective date of the Reverse Stock Split, our Common Stock would have a new committee on uniform securities identification procedures number (“CUSIP number”), a number used to identify our Common Stock. Stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the proposed Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act. We anticipate that our Common Stock would continue to be listed on the NYSE under the symbol “BNED” immediately following the Reverse Stock Split.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal, except to the extent of their ownership in shares of our Common Stock and securities exercisable for our Common Stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our Common Stock and securities exercisable for our Common Stock.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, the Board might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of our Company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, other than as previously disclosed, the Board did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Effective Date

The proposed Reverse Stock Split would become effective at 5:01 p.m., Eastern Daylight Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment (the “Effective Date”). Effective as of 5:01 p.m., Eastern Daylight Time, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our Common Stock in accordance with the Reverse Stock Split ratio of 1-for-100.

No Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. We will not issue fractional shares as a result of the Reverse Stock Split. Instead, in the event that a holder of pre-Reverse Stock Split shares of Common Stock would have been entitled to receive fractional shares of Common Stock as a result of the Reverse Stock Split, the Company will issue an additional share in lieu thereof to such holder.

Number of Stockholders of Record

As of     , 2024, there were      stockholders of record of our Common Stock. The Reverse Stock Split will not have the effect of reducing the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If this Proposal 3 is approved by our stockholders and the Board elects to implement the Reverse Stock Split, we will file with the Secretary of State of the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended, in the form attached hereto as Appendix B, reflecting the Reverse Stock Split ratio of 1-for-100. Beginning on the Effective Date, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

If this Proposal 3 is approved by our stockholders and the Board elects to implement the Reverse Stock Split, stockholders of record holding all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our

Common Stock they hold after the Reverse Stock Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. Stockholders who hold shares of Common Stock with a bank, broker or other nominee and have questions in this regard are encouraged to contact their nominee.

If this Proposal 3 is approved by our stockholders and the Board elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any old shares submitted for exchange, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Our Common Stock will also receive a new CUSIP number.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.01 per share after effecting the Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock would be reduced proportionally, based on the Reverse Stock Split ratio of 1-for-100, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of Common Stock would be increased because there would be fewer shares of Common Stock outstanding. The Reverse Stock Split would be reflected retroactively in certain of our consolidated financial statements.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, to allow for the Reverse Stock Split.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Stock are urged to consult their tax advisors regarding the U.S. tax consequences of the Reverse Stock Split.

The Company intends for the transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and the remainder of the disclosure assumes it will so qualify. However, the Company has not sought and will not seek any ruling from the IRS regarding any matters relating to the transaction, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the transaction could be materially different from those described herein.

Provided that the Reverse Stock Split qualifies as a “reorganization,” and except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to the Reverse Stock Split. The aggregate adjusted basis of the post-Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Reverse Stock Split shares of Common Stock surrendered.

Other Matters

The Reverse Stock Split Proposal is separate from and unrelated to, and is not contingent upon, the Share Issuance Proposal, the Amended Certificate Proposal and the Board Election Proposal.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the Reverse Split Proposal. Abstentions will have no effect on the outcome of Proposal 3. We do not expect that there will be broker non-votes with respect to Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE APPROVAL OF A REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL 3.

PROPOSAL 4: ELECTION OF DIRECTORS

Pursuant to the Purchase Agreement, we have agreed to take all necessary action, including causing certain incumbent directors of the Company to resign, so that effective at the Closing, the entire Board of Directors will consist of seven members, with such members of the Board to consist of Elias Nader, Emily S. Hoffman, Eric Singer, William C. Martin, Sean Madnani, Kathryn (“Kate”) Eberle Walker and Denise Warren.

We are seeking our stockholders’ approval of the election of the directors listed below, designated pursuant to the Purchase Agreement, who will take office immediately following the Closing. If our stockholders approve the election of such directors, the directors will serve until our next annual meeting of stockholders and until such directors’ successors have been elected and qualified.

Emily S. Hoffman

Emily S. Hoffman has served as a member of the board of directors of Immersion since 2023. Ms. Hoffman currently serves as Chief Marketing Officer of SmartPak, a division of Covetrus, a role she has held since January 2024. Prior to this, she held U.S. and Global marketing roles at Nestle Health Science from 2017 through 2024. Prior to 2017, Ms. Hoffman held various positions at several multinational companies, including BlackRock, Johnson & Johnson and General Mills. Ms. Hoffman has a track record of driving financial, operational and strategic results across complex B2C and B2B portfolios in highly regulated industries in the U.S. and internationally. Ms. Hoffman has a B.S. in Engineering from Cornell University and an MBA from Harvard Business School.

Ms. Hoffman brings to the Board years of experience delivering financial (P&L), operational, and strategic results across a diverse set of industries including Healthcare, Health & Wellness, Vitamins & Supplements, Food, Consumer, OTC, eCommerce and Financial Services. Ms. Hoffman brings significant management experience leading and expanding businesses both in the U.S. and internationally.

Sean Madnani

Sean Madnani, age 45, has served as Founder and Chief Executive Officer of Twist Capital LLC (“Twist Capital”), an investment company, since September 2019. Prior to founding Twist Capital, Mr. Madnani served as a Senior Advisor at Guggenheim Securities LLC, a registered broker-dealer and subsidiary of Guggenheim Partners LLC, from September 2019 to March 2020, and a Senior Managing Director, from 2015 to August 2019. Prior to that, Mr. Madnani served in a number of senior roles at Blackstone Inc. (NYSE: BX), an alternative investment management company, from 2005 to 2015, including most recently as Senior Managing Director, Partner, and Head of Technology M&A for the Western United States and Asia-Pacific. Earlier in his career, Mr. Madnani served as an investment banker at Lazard Ltd (NYSE: LAZ), a global financial advisory and asset management firm, from 2000 to 2005. Mr. Madnani started his career as a software developer within the cooperative education program at International Business Machines Corporation (NYSE: IBM). Mr. Madnani previously served as an Observer on the boards of directors of Blackboxstocks, Inc. (NASDAQ: BLBX), a SaaS financial analytics company, from May 2022 to June 2022 and On the Fly Inc. (d/b/a Wingtip), an e-commerce retailer for men’s clothing and apparel, from November 2014 to June 2022. Presently, Mr. Madnani serves on the board of trustees for the Hollywood Schoolhouse, and the campaign steering committee for Rady Children’s Hospital-San Diego. Mr. Madnani holds a Bachelor of Arts in Economics, with a minor in Business Administration from the University of California at Berkeley.

William C. Martin

William C. Martin joined Immersion’s board of directors in August 2019 and has served as its Chief Strategy Officer since December 2021. Mr. Martin has extensive experience as a board member, investor, and entrepreneur. He previously ran a private investment fund for Raging Capital Management from 2006 to 2020 that is currently being wound down. As an entrepreneur, he co-founded a number of financial information companies, including Raging Bull in 1997 and InsiderScore in 2004. Mr. Martin has served on numerous public company boards, including nine years on the board of Bankrate, Inc., a consumer finance company, which was acquired in 2009; the board of Salary.com, Inc., a compensation data and software company, which was acquired in 2010; and the board of Vitesse Semiconductor Corp., a semiconductor company, which was acquired in 2015. Mr. Martin also manages his personal family office, Raging Capital Ventures.

Mr. Martin’s extensive experience and successful track record as an investor, entrepreneur and public company director enables him to provide the Board and management with valuable perspectives on our operations, capital allocation strategies and other corporate strategies to maximize stockholder value. Mr. Martin also has a long track record of investing in publicly traded companies and actively engaging in certain investments. As a result, Mr. Martin brings the perspective of a stockholder to the Board that is critical in creating and implementing strategies that increase stockholder value.

Elias Nader

Elias Nader has served as a member of the board of directors of Immersion Corporation (“Immersion”) since 2022. Mr. Nader has served as the Chief Financial Officer and Senior Vice President of Finance of QuickLogic Corporation (Nasdaq: QUIK), a publicly traded fabless semiconductor company, since February 1, 2023. Prior to that, Mr. Nader served as Chief Financial Officer and Senior Vice President of Pixelworks, Inc. (Nasdaq: PXLW), a publicly traded video processing semiconductor company, from September 2019 to January 2023. Prior to that, Mr. Nader served as the Interim President and Chief Executive Officer of Sigma Designs, Inc., a publicly traded semiconductor company that designed solutions for home connectivity, IPTV, HDTV and media processors, from January 2018 to September 2019, and as Sigma’s Chief Financial Officer from April 2014 to January 2023. Mr. Nader has Bachelor of Science Degree in Accounting, Bachelor of Arts Degree in Economics and an MBA in International Business from San Jose State University.

Mr. Nader’s extensive financial and management experience with publicly traded companies, which enables him to contribute significantly to the Board in the area of finance and accounting.

Eric Singer

Eric Singer has served as a member of the board of directors of Immersion since March 2020, as Immersion’s Executive Chairman from August 2020 to January 2023, and as Immersion’s Chairman of the board of directors since January 2023. Since December 2023, Mr. Singer has served as a director of Universal Electronics, a global leader in wireless universal control solutions for home entertainment and smart home devices. Since July 2019, Mr. Singer has served as a director of A10 Networks, Inc. (NYSE: ATEN), an application controller and firewall cloud security company, and has served as its lead independent director since September 2021. Mr. Singer was a founder and Managing Member of VIEX Capital Advisors, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Mr. Singer previously served on the boards of directors of Quantum Corporation, a video data storage and management company, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data, Support.com, Inc., a provider of tech support and support center services, Meru Networks, Inc., a Wi-Fi network solutions company, PLX Technology, Inc., a PCI Express and ethernet semiconductor company, and Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, among other companies. Mr. Singer has a B.A. from Brandeis University.

Mr. Singer has specific attributes that qualify him to serve as a member of the Board, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on numerous public company boards. Mr. Singer also has a long track record of investing in publicly traded companies and actively engaging with certain investments. As a result, Mr. Singer brings the perspective of a stockholder to the Board that is critical in creating and implementing strategies that increase stockholder value.

Kathryn (“Kate”) Eberle Walker

Ms. Walker was appointed as a director in July 2022 and thereafter was elected as a director at the 2022 and 2023 annual meetings of stockholders. Since 2019, Ms. Walker has been the Chief Executive Officer and Board Chair of Presence Learning Inc., a provider of special education teletherapy solutions. From 2015 to 2017, she served as Chief Executive Officer of The Princeton Review and Tutor.com, and its Chief Financial Officer and Chief Strategy Officer from 2014 to 2015. Ms. Eberle Walker has managed strategy and investments for Kaplan, Inc. Ms. Walker began her career in investment banking at Goldman Sachs. She currently serves as a Director of Babbel, Testing Mom and Prospect Schools, and as a Trustee of the International School of Brooklyn. Ms. Walker previously served on the Board of Directors of Rosetta Stone from 2019 until the company’s acquisition by Cambium Learning Group Inc. in 2020.

Ms. Walker has over 20 years of experience leading education organizations and brings extensive board service on companies in the education industry. Ms. Walker’s experience also allows her to bring to the Board of Directors skills in diversity, equity and inclusion, management strategy, transactions, finance, leadership, change management and education technology.

Denise Warren

Ms. Warren was appointed as a director in July 2022 and thereafter was elected as a director at the 2022 and 2023 annual meetings of stockholders. Since 2016, she has also served as the Founder and Chief Executive Officer of Netlyst, LLC, a consulting and advisory firm that focuses on digital business growth and scaling consumer and enterprise recurring revenue streams. Prior to founding Netlyst, Ms. Warren served as the President of Digital and Chief Executive Officer of East Coast Publishing for Tribune Publishing from 2015 to 2016. For more than 25 years, she served in numerous capacities at The New York Times Company including as Executive Vice President of Digital Products and Services; General Manager, nytimes.com; Chief Advertising Officer; Senior Vice President of Strategic Planning; and Director of Marketing. Ms. Warren currently serves as an independent Director and member of the audit committee of Taylor Morrison Home Corporation (NYSE: TMHC), and as an independent director on the board of directors of Naviga, a Vista Equity partners backed software technology company, and accelerate360, a privately backed omni-commerce sales, distribution, logistics, marketing and media company. She previously served as a Director and Chair of the Nominating and Governance Committee of Monotype Imaging Holdings Inc., a publicly traded provider of design assets, technology and expertise, and as a Director and member of the audit committee of Electronic Arts Inc. (NASDAQ: EA), a publicly traded digital interactive entertainment company.

Ms. Warren’s long experience in operating profitable recurring revenue businesses and driving transformative change in digital operations, consumer marketing, sales and product development at the strategic, operational and financial levels of digital marketing, business operations and corporate governance make her well qualified to serve on the Board of Directors.

The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. There are no family relationships among any of the Company’s directors and executive officers.

If the Board Election Proposal is not approved by our stockholders, we would terminate the Purchase Agreement and abandon the Transactions contemplated by the Purchase Agreement and we would be obligated to pay Immersion, Vital and Outerbridge their respective expense reimbursement amounts that have not previously been paid.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the Board Election Proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE APPROVAL OF THE BOARD ELECTION PROPOSAL.

PROPOSAL 5: AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

In this Adjournment Proposal, we are asking our stockholders to authorize the holders of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Special Meeting to another time and place, if necessary, to enable our Board to solicit additional proxies in favor of the Share Issuance Proposal, the Amended Certificate Proposal, the Reverse Split Proposal and the Board Election Proposal in the event there are not sufficient votes to approve such proposals. If our stockholders approve this Proposal 5, we could adjourn, postpone or continue the Special Meeting and any adjourned session of the Special Meeting to use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against the Share Issuance Proposal, the Amended Certificate Proposal, the Reverse Split Proposal or the Board Election Proposal. Among other things, approval of this Proposal 5 could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Share Issuance Proposal, the Amended Certificate Proposal, the Reverse Split Proposal and the Board Election Proposal, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or appropriate to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting and entitled to vote on this proposal is required to approve the Adjournment Proposal. Broker non-votes, if any, and abstentions will have no effect on the outcome of Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE AUTHORIZATION TO ADJOURN THE SPECIAL MEETING AS SET FORTH IN

PROPOSAL 5.

INFORMATION CONCERNING THE DIRECTORS

Name	Age	Director Since	Position
Mario R. Dell’Aera, Jr.*	64	2022	Chairman of the Board
Kathryn Eberle Walker*	47	2022	Current Director and Director Nominee
David G. Golden*	65	2015	Current Director
Michael P. Huseby	69	2015	Current Director and Chief Executive Officer
Steven G. Panagos*	62	2023	Current Director
John R. Ryan*	78	2015	Current Director
Rory D. Wallace*	38	2022	Current Director
Raphael T. Wallander*	51	2023	Current Director
Denise Warren*	60	2022	Current Director and Director Nominee
Elias Nader	59	—	Director Nominee
Emily S. Hoffman	46	—	Director Nominee
Eric Singer	50	—	Director Nominee
William C. Martin	46	—	Director Nominee
Sean Madnani	45	—	Director Nominee

*	Independent for purposes of the NYSE listing standards.

Current Directors

Mario R. Dell’Aera, Jr. has served as Chairman of the Board following the 2023 annual meeting of stockholders held on October 5, 2023. He was initially appointed as a director in July 2022 and thereafter was elected as a director at the 2022 and 2023 annual meetings of stockholders. Mr. Dell’Aera previously served as the Senior Audit Partner and Chief Operating Officer of U.S. Audit Operations at KPMG LLP from 2019 until his retirement in 2021, managing 16 business units encompassing over 9,000 partners and professionals and a $3.0 billion operating plan. From 2012 to 2019, he served as Senior Audit Partner for KPMG’s Financial Services audit practice, comprising banking, capital markets, insurance, asset management and real estate companies. Mr. Dell’Aera also served as the Metro New York Area Audit Managing Partner for KPMG’s Technology, Media and Telecommunications audit practice from 2012 to 2019.

Qualifications, Experience, Attributes and Skills. Having served as a global lead partner for several Fortune 500 companies, Mr. Dell’Aera has a proven track record of leadership, innovation and guiding public companies undergoing strategic transformations and financing transactions. Further, as a result of Mr. Dell’Aera’s professional experience and 40-year career with KPMG LLP, Mr. Dell’Aera provides the Board of Directors with substantial financial expertise, accounting insights, experience in risk management, technology innovation, executive managerial experience, business operations and matters unique to publicly-traded companies.

Kathryn (“Kate”) Eberle Walker was appointed as a director in July 2022 and thereafter was elected as a director at the 2022 and 2023 annual meetings of stockholders. Since 2019, Ms. Walker has been the Chief Executive Officer and Board Chair of Presence Learning Inc., a provider of special education teletherapy solutions. From 2015 to 2017, she served as Chief Executive Officer of The Princeton Review and Tutor.com, and its Chief Financial Officer and Chief Strategy Officer from 2014 to 2015. Ms. Eberle Walker has managed strategy and investments for Kaplan, Inc. Ms. Walker began her career in investment banking at Goldman Sachs. She currently serves as a Director of Babbel, Testing Mom and Prospect Schools, and as a Trustee of the International School of Brooklyn. Ms. Walker previously served on the Board of Directors of Rosetta Stone from 2019 until the company’s acquisition by Cambium Learning Group Inc. in 2020.

Qualifications, Experience, Attributes and Skills. Ms. Walker has over 20 years of experience leading education organizations and brings extensive board service on companies in the education industry. Ms. Walker’s experience also allows her to bring to the Board of Directors skills in diversity, equity and inclusion, management strategy, transactions, finance, leadership, change management and education technology.

David G. Golden was elected as a director in August 2015. Mr. Golden served as a director of Barnes & Noble, Inc. (“Barnes & Noble”) from October 2010 until the Company’s separation from Barnes & Noble in August 2015 (the “Spin Off”). Mr. Golden has been a Managing Partner at Revolution Ventures, an early-stage venture affiliate of Revolution LLC, since January 2013. From March 2006 until December 2011, Mr. Golden was a Partner, Executive Vice President and Strategic Advisor at Revolution LLC, a private investment company. Mr. Golden also served as Executive Chairman of Code Advisors, a private merchant bank focused on the intersections of technology and media from its founding in 2010 through 2012. Previously, Mr. Golden served in various senior positions over an 18-year period, including as Vice Chairman and Global Director of the Technology, Media and Telecom investment banking group, at JPMorgan Chase & Co. (“JPMorgan”), a financial services firm, and a predecessor company, Hambrecht & Quist, Inc. (“Hambrecht & Quist”). Prior to that, Mr. Golden worked as a corporate attorney at Davis Polk & Wardwell LLP. Mr. Golden has previously served as a member of the Board of Directors of Blackbaud and Everyday Health, where he also served on their respective Audit Committees. Mr. Golden also is a member of the Advisory Board for Partners for Growth LLC, a venture lending firm, and he is a director of several private companies.

Qualifications, Experience, Attributes and Skills. Mr. Golden has over 20 years of technology and finance experience as an investment banker specializing in the technology sector at JPMorgan, Hambrecht & Quist, and more recently as a managing partner and executive of Revolution Ventures and Executive Chairman of Code Advisors LLC. Mr. Golden’s technology experience also includes his service as a director and Advisory Board of Directors member of several technology companies including Blackbaud, a global provider of software services specifically designed for nonprofit organizations. Mr. Golden’s finance experience at Hambrecht & Quist and JPMorgan included significant work with mergers, capital markets and principal investing, and he has participated as lead merger advisor, equity underwriter or investor on over 150 transactions. Given this experience, Mr. Golden brings to the Board of Directors substantial knowledge of the technology sector and meaningful insight into the financial, strategic and capital-related issues technology companies face.

Michael P. Huseby has served as Chief Executive Officer since September 2017, acting Chief Financial Officer (“Acting Chief Financial Officer”) from April 28, 2023 to September 6, 2023, and as a member of the Board of Directors since August 2015. Mr. Huseby served as Executive Chairman of the Board of Directors of the Company from August 2015 to June 2022. Prior to joining the Company, he was a member of the board of directors of Barnes & Noble, Inc. from January 2014 and served as the Chief Executive Officer of Barnes & Noble until August 2, 2015. Mr. Huseby was appointed Chief Executive Officer of NOOK Media LLC and President of Barnes & Noble in July 2013, and Chief Financial Officer of Barnes & Noble in March 2012. From 2004 to 2011, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Cablevision Systems Corporation, a leading telecommunications and media company, which was acquired by the Altice Group in June 2016. He served on the Cablevision Systems Corporation board of directors in 2000 and 2001. Prior to joining Cablevision in 2004, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Charter Communications, Inc., a large cable operator in the United States. Mr. Huseby served on the board of directors of Charter Communications from May 2013 through May 2016. From 1999 to 2002, Mr. Huseby served as Executive Vice President, Finance and Administration, of AT&T Broadband, a provider of cable television services. In addition, Mr. Huseby spent over 20 years at Arthur Andersen, LLP and Andersen Worldwide, S.C., where he held the position of Global Equity Partner serving a myriad of clients, including a number of large publicly-traded companies. Mr. Huseby also served on the board of directors of CommerceHub, Inc., a cloud-based e-commerce fulfillment and marketing software platform company previously listed on Nasdaq, from July 2016 until May 2018 with his tenure ending upon the consummation of the sale of CommerceHub to financial sponsors. While on the board of CommerceHub, Mr. Huseby served as chair of the Audit Committee and as a member of the Compensation Committee.

Qualifications, Experience, Attributes and Skills. Mr. Huseby has more than 30 years of financial and executive experience, having served as a senior executive at Barnes & Noble, Cablevision Systems Corporation and AT&T Broadband. Mr. Huseby’s experience also includes his service as a director and audit committee member of Charter Communications and CommerceHub, Inc., and as a member of Cablevision Systems Corporation’s board of directors. During his 23-year career as a partner of Arthur Andersen, LLP, and Andersen Worldwide S.C., Mr. Huseby provided various services to public companies and their boards of directors. This experience allows Mr. Huseby to bring to the Board of Directors substantial knowledge and a wide range and depth of insights in technology, retail, financial, business and matters unique to publicly-traded companies.

Steven G. Panagos was appointed as a director in August 2023 pursuant to the Eighth Amendment (the “ABL Amendment”) to the Credit Agreement, dated as of August 3, 2015 (as amended prior to the ABL Amendment, the “ABL Credit Agreement”), among the Company, as the lead borrower, the other borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders. Mr. Panagos has served as an independent director of various companies since June 2018 providing advice, guidance and governance regarding corporate transformation and turnaround management. Mr. Panagos has served as a director on numerous public and private boards of directors. Mr. Panagos currently serves as an independent director on the board of directors of several companies, including iMedia Brands, Inc., Vital Pharmaceuticals, Inc., and American Consolidated Natural Resources, Inc. In the past five years, Mr. Panagos has also served on the boards of Spirit Master Trust A, Tops Markets, Inc., PhyMed Healthcare Group, Top Golf, Inc. and Pier 1 Imports, Inc. From April 2009 to June 2019, he served as Managing Director and Vice Chairman of the Recapitalization & Restructuring Group at the investment bank Moelis & Company, where he led restructurings and reorganizations for companies and their creditors across a broad spectrum of industries. From March 1988 to March 2008, Mr. Panagos was the National Practice Leader of Kroll Zolfo Cooper’s Corporate Advisory & Restructuring Practice, where he provided restructuring advice to numerous companies and creditors.

Qualifications, Experience, Attributes and Skills. Mr. Panagos was selected to serve as a director based on his extensive experience with restructurings and corporate transformation and his other qualifications and skills.

John R. Ryan was elected to the Board of Directors in July 2015 and served as Chairman of the Board from June 23, 2022 to October 5, 2023. Prior to his appointment to Chairman of the Board, Mr. Ryan served as the Lead Independent Director. Vice Admiral Ryan served as director of Barnes & Noble from July 2014 until the Spin-Off. Vice Admiral Ryan joined the Center for Creative Leadership’s Board of Governors in 2002 and served as its President and Chief Executive Officer from 2007 until 2022. From 2005 to 2007, he served as Chancellor of the State University of New York. Previously, Vice Admiral Ryan served as President of the State University of New York Maritime College from 2002 to 2005, Interim President of the State University of New York at Albany from 2004 to 2005 and Superintendent of the United States Naval Academy, Annapolis, Maryland from 1998 to 2002. Vice Admiral Ryan served in the United States Navy from 1967 until his retirement in 2002, including as Commander of the Fleet Air Mediterranean from 1995 to 1998, Commander of the Patrol Wings for the United States Pacific Fleet from 1993 to 1995 and Director of Logistics for the US Pacific Command from 1991 to 1993. Vice Admiral Ryan also served as the lead director of CIT Group, Inc. from 2008 until their merger with First Citizens Bank in 2022. He then served as a director of First Citizens Bank from January 2022 to April 2023, which included the significant acquisition of Silicon Valley Bank. Vice Admiral Ryan also currently serves as a Commissioner of the Council on Higher Education as a Strategic Asset.

Qualifications, Experience, Attributes and Skills. Vice Admiral Ryan has a total of more than 35 years in military service, more than 10 years as a leader at major universities, and over two decades of executive and Board of Directors-level experience, including his service as lead director of CIT Group. Vice Admiral Ryan has substantial experience serving on public company Board of Directors undergoing multiple strategic transactions, such as mergers and separations, including serving as a director of Cablevision during its 2010 spinoff of Madison Square Garden, L.P., its 2011 spinoff of AMC Networks, Inc., and its 2013 sales of Clearview Cinemas and Optimum West to Bow Tie Cinemas and Charter Communications, respectively. Vice Admiral Ryan has also gained experience through the acquisition of Cablevision Systems Corporation by the Altice Group in June 2016 and was one of two independent directors on the Special Committee of the Board of Directors involved in the acquisition of MBS Textbook Exchange, LLC. He also participated in First Citizens Bank’s acquisition of Silicon Valley Bank in March 2023. This experience allows Vice Admiral Ryan to bring to the Board of Directors leadership and expertise in managing large complex organizations, and in particular the environment in which the Company operates.

Rory Wallace was appointed as a director in July 2022, pursuant to a Cooperation Agreement between the Company and Outerbridge Capital Management, LLC and certain of its affiliates, dated June 25, 2022, and thereafter was elected as a director at the 2022 and 2023 annual meetings of stockholders. Mr. Wallace serves as the Founder and Managing Member of Outerbridge Capital Management, LLC, an investment advisor to private investment funds, for which Mr. Wallace has served as the Chief Investment Officer since December 2014. In his role at Outerbridge, Mr. Wallace conducts significant due diligence on public companies in the technology, media, retail, and education sectors, engaging constructively with both management teams and boards where appropriate. From January 2013 to December 2014, Mr. Wallace was the Founder and Chief Investment Officer of DHC Asset Management, LLC, an investment adviser that focused its investments in technology, media, and retail. Earlier in his career, Mr. Wallace served in various positions at Straus Asset Management LLC, an investment management firm, including as an analyst and then as a Portfolio Manager.

Qualifications, Experience, Attributes and Skills. Mr. Wallace contributes extensive knowledge of finance and small-cap companies, particularly in the technology, media, retail, and education sectors, a detailed knowledge of the Company and its industry as its largest stockholder, a deep history advising public companies on managing the capital markets including from an investor relations perspective, as well as extensive experience with financial forecasting and accounting, strategic transformations, and turnarounds.

Raphael T. Wallander was appointed as a director in August 2023 pursuant to the ABL Amendment. Since April 2018, Mr. Wallander has served as the Chairman and Chief Executive Officer of Maxwell Bay Advisors, LLC, a platform created for independent director services, restructuring and consulting. Through Maxwell Bay Advisors, Mr. Wallander has served on the boards of over ten private companies and provided consulting services. Since 2007, Mr. Wallander has held various roles with Wayzata Investment Partners, LLC, including Corporate Counsel, Principal, and General Counsel. Wayzata is an SEC-registered investment adviser focused on distressed debt, special situations, and underperforming assets. Prior to joining Wayzata, Mr. Wallander worked as an attorney in private practice, with a focus on bankruptcy, restructuring and litigation.

Qualifications, Experience, Attributes and Skills. Mr. Wallander was selected to serve as a director based on his extensive experience with restructurings and corporate transformation and his other qualifications and skills.

Denise Warren was appointed as a director in July 2022 and thereafter was elected as a director at the 2022 and 2023 annual meetings of stockholders. Since 2016, she has also served as the Founder and Chief Executive Officer of Netlyst, LLC, a consulting and advisory firm that focuses on digital business growth and scaling consumer and enterprise recurring revenue streams. Prior to founding Netlyst, Ms. Warren served as the President of Digital and Chief Executive Officer of East Coast Publishing for Tribune Publishing from 2015 to 2016. For more than 25 years, she served in numerous capacities at The New York Times Company including as Executive Vice President of Digital Products and Services; General Manager, nytimes.com; Chief Advertising Officer; Senior Vice President of Strategic Planning; and Director of Marketing. Ms. Warren currently serves as an independent Director and member of the audit committee of Taylor Morrison Home Corporation (NYSE: TMHC), and as an independent director on the board of directors of Naviga, a Vista Equity partners backed software technology company, and accelerate360, a privately backed omni-commerce sales, distribution, logistics, marketing and media company. She previously served as a Director and Chair of the Nominating and Governance Committee of Monotype Imaging Holdings Inc., a publicly traded provider of design assets, technology and expertise, and as a Director and member of the audit committee of Electronic Arts Inc. (NASDAQ: EA), a publicly traded digital interactive entertainment company.

Qualifications, Experience, Attributes and Skills. Ms. Warren’s long experience in operating profitable recurring revenue businesses and driving transformative change in digital operations, consumer marketing, sales and product development at the strategic, operational and financial levels of digital marketing, business operations and corporate governance make her well qualified to serve on the Board of Directors.

Director Nominees

Elias Nader has served as a member of the board of directors of Immersion Corporation since 2022. Mr. Nader has served as the Chief Financial Officer and Senior Vice President of Finance of QuickLogic Corporation (Nasdaq: QUIK), a publicly traded fabless semiconductor company, since February 1, 2023. Prior to that, Mr. Nader served as Chief Financial Officer and Senior Vice President of Pixelworks, Inc. (Nasdaq: PXLW), a publicly traded video processing semiconductor company, from September 2019 to January 2023. Prior to that, Mr. Nader served as the Interim President and Chief Executive Officer of Sigma Designs, Inc., a publicly traded semiconductor company that designed solutions for home connectivity, IPTV, HDTV and media processors, from January 2018 to September 2019, and as Sigma’s Chief Financial Officer from April 2014 to January 2023. Mr. Nader has Bachelor of Science Degree in Accounting, Bachelor of Arts Degree in Economics and an MBA in International Business from San Jose State University.

Qualifications, Experience, Attributes and Skills: Mr. Nader brings to the Board extensive financial and management experience with publicly traded companies, which enables him to contribute significantly to the Board in the area of finance and accounting.

Emily S. Hoffman has served as a member of the board of directors of Immersion since 2023. Ms. Hoffman currently serves as Chief Marketing Officer of SmartPak, a division of Covetrus, a role she has held since January 2024. Prior to this, she held U.S. and Global marketing roles at Nestle Health Science from 2017 through 2024. Prior to 2017, Ms. Hoffman held various positions at several multinational companies, including BlackRock, Johnson & Johnson and General Mills. Ms. Hoffman has a track record of driving financial, operational and strategic results across complex B2C and B2B portfolios in highly regulated industries in the U.S. and internationally. Ms. Hoffman has a B.S. in Engineering from Cornell University and an MBA from Harvard Business School.

Qualifications, Experience, Attributes and Skills: Ms. Hoffman brings to the Board years of experience delivering financial (P&L), operational, and strategic results across a diverse set of industries including Healthcare, Health & Wellness, Vitamins & Supplements, Food, Consumer, OTC, eCommerce and Financial Services. Ms. Hoffman brings significant management experience leading and expanding businesses both in the U.S. and internationally.

Eric Singer has served as a member of the board of directors of Immersion Corporation since March 2020, as Immersion Corporation’s Executive Chairman from August 2020 to January 2023, and as Immersion Corporation’s Chairman of the board of directors since January 2023. Since December 2023, Mr. Singer has served as a director of Universal Electronics, a global leader in wireless universal control solutions for home entertainment and smart home devices. Since July 2019, Mr. Singer has served as a director of A10 Networks, Inc. (NYSE: ATEN), an application controller and firewall cloud security company, and has served as its lead independent director since September 2021. Mr. Singer was a founder and Managing Member of VIEX Capital Advisors, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Mr. Singer previously served on the boards of directors of Quantum Corporation, a video data storage and management company, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data, Support.com, Inc., a provider of tech support and support center services, Meru Networks, Inc., a Wi-Fi network solutions company, PLX Technology, Inc., a PCI Express and ethernet semiconductor company, and Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, among other companies. Mr. Singer has a B.A. from Brandeis University.

Qualifications, Experience, Attributes and Skills: Mr. Singer has specific attributes that qualify him to serve as a member of the Board, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on numerous public company boards. Mr. Singer also has a long track record of investing in publicly traded companies and actively engaging with certain investments. As a result, Mr. Singer brings the perspective of a stockholder to the Board that is critical in creating and implementing strategies that increase stockholder value.

William C. Martin joined Immersion’s board of directors in August 2019 and has served as its Chief Strategy Officer since December 2021. Mr. Martin has extensive experience as a board member, investor, and entrepreneur. He previously ran a private investment fund for Raging Capital Management from 2006 to 2020 that is currently being wound down. As an entrepreneur, he co-founded a number of financial information companies, including Raging Bull in 1997 and InsiderScore in 2004. Mr. Martin has served on numerous public company boards, including nine years on the board of Bankrate, Inc., a consumer finance company, which was acquired in 2009; the board of Salary.com, Inc., a compensation data and software company, which was acquired in 2010; and the board of Vitesse Semiconductor Corp., a semiconductor company, which was acquired in 2015. Mr. Martin also manages his personal family office, Raging Capital Ventures.

Qualifications, Experience, Attributes and Skills: Mr. Martin’s extensive experience and successful track record as an investor, entrepreneur and public company director enables him to provide the Board and management with valuable perspectives on our operations, capital allocation strategies and other corporate strategies to maximize stockholder value. Mr. Martin also has a long track record of investing in publicly traded companies and actively engaging in certain investments. As a result, Mr. Martin brings the perspective of a stockholder to the Board that is critical in creating and implementing strategies that increase stockholder value.

Sean Madnani, age 45, has served as Founder and Chief Executive Officer of Twist Capital LLC (“Twist Capital”), an investment company, since September 2019. Previously and in connection with his service at Twist Capital, Mr. Madnani served as Chief Executive Officer and Chairman of the board of directors of Twist Investment Corp. (intended to be listed as NYSE: TWIC.U), an unlisted blank check special purpose acquisition company, from February 2021 until its dissolution in December 2022. Prior to founding Twist Capital, Mr. Madnani served as a Senior Advisor at Guggenheim Securities LLC, a registered broker-dealer and subsidiary of Guggenheim Partners LLC, from September 2019 to March 2020, and a Senior Managing Director, from June 2015 to August 2019. Prior to that, Mr. Madnani served in a number of senior roles at Blackstone Inc. (NYSE: BX), an alternative investment management company, from July 2005 to June 2015, including most recently as Senior Managing Director, Partner, and Head of Technology M&A for the Western United States and Asia-Pacific. Earlier in his career, Mr. Madnani served as an investment banker at Lazard Inc. (NYSE: LAZ), a global financial advisory and asset management firm, from July 2000 to May 2005. Mr. Madnani started his career as a software developer within the cooperative education program at International Business Machines Corporation (NYSE: IBM). Mr. Madnani holds a Bachelor of Arts in Economics, with a minor in Business Administration from the University of California at Berkeley.

Mr. Madnani has been a member of the board of trustees for the non-profit organization Hollywood Schoolhouse Inc. since October 2021, and a member of the campaign steering committee for Rady Children’s Hospital-San Diego since October 2019.

Mr. Madnani previously served as an observer on the boards of directors of Blackboxstocks, Inc. (NASDAQ: BLBX), a SaaS financial analytics company, from May 2022 to June 2022 and On the Fly Inc. (d/b/a Wingtip), an e-commerce retailer for men’s clothing and apparel, from November 2014 to June 2022. In addition, Mr. Madnani previously served on the boards of directors for the Los Angeles Opera Company from April 2018 through March 2021, and The Wang Center for the Performing Arts Inc. from September 2012 through May 2016.

Qualifications, Experience, Attributes and Skills: Mr. Madnani’s extensive experience serving as a senior executive in the financial industry, with a focus on the technology sector, coupled with his significant investment and financial accounting expertise, including extensive merger and acquisition experience, makes him well-qualified to serve on the Board.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board of Directors met fifteen (15) times during the Company’s fiscal year 2024, which ended April 27, 2024 (“Fiscal 2024”). All directors then in office attended at least 75% of all meetings of the Board of Directors and committees of which he or she was a member.

Based on information supplied to it by the directors, the Board has affirmatively determined that each of Mario R. Dell’Aera, Jr., Kathryn Eberle Walker, David G. Golden, Steven G. Panagos, Vice Admiral John R. Ryan, Rory D. Wallace, Raphael T. Wallander, Denise Warren, and      is “independent” under the listing standards of the NYSE, and has made such determinations based on the fact that none of such persons have had, or currently have, any relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would currently impair their independence, including, without limitation, any such commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In August 2023, the Board of Directors formed the Alternative Transactions Committee as a special committee to review and evaluate potential strategic alternatives available to the Company.

Audit Committee. The responsibilities of the Audit Committee include, among other duties:

•	overseeing the quality and integrity of our financial statements, accounting practices and financial information we provide to the Securities and Exchange Commission (“SEC”) or the public;

•

reviewing our annual and interim financial statements, the report of our independent registered public accounting firm on our annual financial statements, Management’s Report on Internal Control over Financial Reporting and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	selecting and appointing an independent registered public accounting firm;

•	pre-approving all services to be provided to us by our independent registered public accounting firm;

•

reviewing with our independent registered public accounting firm and our management the accounting firm’s significant findings and recommendations upon the completion of the annual financial audit and quarterly reviews;

•	reviewing and evaluating the qualification, performance, fees and independence of our registered public accounting firm;

•	meeting with our independent registered public accounting firm and our management regarding our internal controls, critical accounting policies and practices, and other matters;

•	discussing with our independent registered public accounting firm and our management earnings releases prior to their issuance;

•	overseeing our enterprise risk assessment and management;

•	overseeing our internal audit function;

•	reviewing and approving related party transactions (see “Certain Relationships and Related Transactions” below); and

•	overseeing our compliance program, response to regulatory actions involving financial, accounting and internal control matters, internal controls and risk management policies.

The Board of Directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Audit Committee currently are Mario R. Dell’Aera, Jr. (Chair), David G. Golden, Vice Admiral John R. Ryan, Rory D. Wallace and Denise Warren. In addition to meeting the independence standards of the NYSE listing standards, each member of the Audit Committee meets the independence standards established by the SEC for audit committee members and our Corporate Governance Guidelines. The Board of Directors has also determined that each of Mr. Dell’Aera, Mr. Golden, Vice Admiral Ryan, Mr. Wallace and Ms. Warren is financially literate for purposes of the NYSE listing standards, and Mr. Dell’Aera has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The members of the Audit Committee then in office met six (6) times during Fiscal 2024 thus far.

Compensation Committee. The responsibilities of the Compensation Committee include, among other duties:

•	setting and reviewing our general policy regarding executive compensation;

•	determining the compensation of our Chief Executive Officer and other executive officers;

•	approving employment agreements for our Chief Executive Officer and other executive officers;

•	reviewing the benefits provided to our Chief Executive Officer and other executive officers;

•	setting and reviewing Director compensation;

•	overseeing our overall compensation structure, practices and benefit plans;

•	administering our executive bonus and equity-based incentive plans;

•

assessing the independence of compensation consultants, legal counsel and other advisors to the Compensation Committee and hiring, approving the fees and overseeing the work of, and terminating the services of such advisors; and

•	participating in succession planning for Chief Executive Officer and other executive officers.

The Board of Directors has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Compensation Committee currently are David G. Golden (Chair), Kathryn Eberle Walker, Vice Admiral John R. Ryan and Rory D. Wallace. All members of the Compensation Committee meet the independence standards of the NYSE listing standards and our Corporate Governance Guidelines and are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act. The members of the Compensation Committee then in office met three (3) times during Fiscal 2024 thus far. The Compensation Committee previously engaged Mercer, an independent consulting firm, to provide information, analyses and advice regarding executive compensation and other matters. For further discussion of the nature and scope of the independent compensation consultant’s assignment, see the “Compensation Discussion and Analysis,” “Roles of the Compensation Committee, Management, and our Compensation Consultant in Determining the Compensation of our Named Executive Officers” and “Role of the Compensation Consultant” sections of this Proxy Statement.

Corporate Governance and Nominating Committee. The responsibilities of the Corporate Governance and Nominating Committee include, among other duties:

•	overseeing our corporate governance practices;

•	reviewing and recommending to our Board of Directors amendments to our committee charters and other corporate governance guidelines;

•	reviewing and making recommendations to our Board of Directors regarding the structure of our various Board of Directors committees;

•	identifying, reviewing and recommending to our Board of Directors individuals for election to the Board of Directors;

•	adopting and reviewing policies regarding the consideration of Board of Directors candidates proposed by stockholders and other criteria for Board of Directors membership; and

•	overseeing our Board of Directors’ annual self-evaluation.

The Board of Directors has adopted a written charter setting out the functions of the Corporate Governance and Nominating Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Corporate Governance and Nominating Committee currently are Denise Warren (Chair), Mario Dell’Aera, Jr. and Kathryn Eberle Walker.

The Corporate Governance and Nominating Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and our Corporate Governance Guidelines. The members of the Corporate Governance and Nominating Committee then in office met three (3) times during Fiscal 2024 thus far.

The Alternative Transactions Committee. The Alternative Transactions Committee was formed on August 11, 2023. The responsibilities of the Alternative Transactions Committee include, among other duties, exploring, considering, soliciting expressions of interest or proposals for, responding to any communications, inquiries or proposals regarding, and advising as to all strategic alternatives to effect a “Specified Liquidity Transaction” (as defined in the ABL Credit Agreement).

The members of the Alternative Transactions Committee currently are Steven G. Panagos, Rory D. Wallace and Raphael T. Wallander. On August 15, 2023, Mr. Panagos was elected Chairman of the Alternative Transactions Committee. The members of the Alternative Transactions Committee then in office met forty-six (46) times during Fiscal 2024. Rory D. Wallace has been recused and removed as a member of the Alternative Transactions Committee as of April 15, 2024, considering his participation and interests in the Transactions underlying the Purchase Agreement. Accordingly, Mario Dell’Aera, Jr. was added to the Alternative Transactions Committee.

The Alternative Transactions Committee consists entirely of independent directors (except to the extent disclosed above with respect to Mr. Wallace’s participation and interests in the Transactions pursuant to the Purchase Agreement), each of whom meets the independence requirements set forth in the listing standards of the NYSE and our Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee has ever been an employee of the Company, and none of them had a relationship requiring disclosure in this Proxy Statement under Item 404 of SEC Regulation S-K. None of the Company’s executive officers serve, or in Fiscal 2024 thus far served, as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or the Company’s Compensation Committee.

Director Qualifications and Nominations

Minimum Qualifications

The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE listing standards and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent and analytical inquiries, understanding of the business environment, and willingness to devote adequate time to Board of Directors duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Corporate Governance and Nominating Committee believes that each director should have a basic understanding of (a) the principal operational and financial objectives and plans and strategies of the Company, (b) the results of operations and financial condition of the Company and of any significant subsidiaries or businesses, and (c) the relative standing of the Company and its businesses in relation to its competitors.

The Company does not have a specific policy regarding the diversity of the Board of Directors. Instead, the Corporate Governance and Nominating Committee considers the Board of Directors’ overall composition when considering director candidates, including whether the Board of Directors has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. In addition, the Corporate Governance and Nominating Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board of Directors, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Nominating Process

Although the process for identifying and evaluating candidates to fill vacancies and/or reduce or expand the Board of Directors will inevitably require a practical approach in light of the particular circumstances at such time, the Board of Directors has adopted the following process to guide the Corporate Governance and Nominating Committee in this respect. The Corporate Governance and Nominating Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (as described below), Company management and independent third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. If a vacancy arises or the Board of Directors decides to expand its membership, the Corporate Governance and Nominating Committee may ask each director to submit a list of potential candidates for consideration. The Corporate Governance and Nominating Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board of Directors. At that time, the Corporate Governance and Nominating Committee also will consider potential nominees submitted by stockholders, if any, in accordance with the procedures described below, or by the Company’s management and, if the Corporate Governance and Nominating Committee deems it necessary, retain an independent third-party search firm to provide potential candidates. The Corporate Governance and Nominating Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board of Directors members, Company management, independent third-party search firms or other sources.

After completing this process, the Corporate Governance and Nominating Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidate(s), the Corporate Governance and Nominating Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Corporate Governance and Nominating Committee Chair will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Corporate Governance and Nominating Committee. All such interviews include only the candidate and one or more Corporate Governance and Nominating Committee members. Based upon interview results and appropriate background checks, the Corporate Governance and Nominating Committee then decides whether it will recommend the candidate’s nomination to the full Board of Directors.

When nominating a sitting director for re-election, the Corporate Governance and Nominating Committee will consider the director’s performance on the Board of Directors and its committees and the director’s qualifications in respect of the criteria referred to above.

Consideration of Stockholder-Nominated Directors

In accordance with its charter, the Corporate Governance and Nominating Committee will consider candidates for election to the Board of Directors at a stockholder meeting if submitted by an eligible stockholder in a timely manner. Any eligible stockholder wishing to submit a candidate for consideration for election at a stockholder meeting should send the following information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

•	stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	name, age and address of candidate;

•

a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other Board of Directors and committees, charitable foundations, etc.);

•	a supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors;

•	a description of any arrangements or understandings between the candidate and the Company and/or the stockholder; and

•	a signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.

Eligible stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our bylaws. Our bylaws provide that in order to nominate a person for election as a director at next year’s annual meeting, a notice of an intention to nominate one or more directors containing certain information required by the bylaws must be delivered to the Corporate Secretary of the Company. To be timely, whether or not a stockholder wishes to have his or her nominees included in the Company’s proxy materials, the Corporate Secretary of the Company must receive nominations for election to the Board of Directors for its 2024 annual meeting of stockholders at Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920 no earlier than June 7, 2024 and no later than July 7, 2024.

Additionally, the Corporate Governance and Nominating Committee will consider stockholder nominated candidates if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the Corporate Governance and Nominating Committee deems necessary or appropriate. In any such event, any stockholder wishing to submit a candidate for consideration should send the above-listed information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The Corporate Governance and Nominating Committee recommends candidates to the full Board of Directors after receiving input from all directors. The Corporate Governance and Nominating Committee members, other members of the Board of Directors and senior management discuss potential candidates during this search process.

Certain Board of Directors’ Policies and Practices

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines applicable to the members of the Board of Directors. The Board of Directors has also adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, directors, agents and representatives, including consultants. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.bned.com. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print to any stockholder who requests them in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

Board of Directors Leadership Structure

The roles of CEO and Chairman of the Board were combined following Mr. Huseby’s appointment to the position of CEO, effective September 19, 2017, and Mr. Huseby served as Chairman of the Board until June 23, 2022, when the roles of Chairman of the Board and Chief Executive Officer were separated and Vice Admiral Ryan, who had served as Lead Independent Director, was appointed Chairman of the Board. Following the 2023 annual meeting of stockholders, Mario Dell’Aera, Jr. was appointed Chairman of the Board. Because of the separation of the roles of CEO and Chairman of the board, the Board determined to discontinue the role of Lead Independent Director. We separated the roles of the CEO and the Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of non-management and independent directors. This separation of the roles of the Chairman of the Board and the CEO allows for greater oversight of the Company by the Board.

In accordance with the Corporate Governance Guidelines, non-management directors meet in executive sessions at every Board of Directors meeting. Independent directors also meet at least once a year in an executive session of only independent directors. Currently, all of the non-management directors are independent directors.

Risk Oversight

The Board of Directors’ primary function is one of oversight. In connection with its oversight function, the Board of Directors oversees the Company’s policies and procedures for managing risk. The Board of Directors administers its risk oversight function primarily through its Committees. Board of Directors Committees have assumed oversight of various risks that have been identified through the Company’s enterprise risk assessment. The Audit Committee reviews the Company’s risk assessment and risk management policies, and the Audit Committee reports to the Board of Directors on the Company’s enterprise risk assessment. The Compensation Committee oversees compensation risk through its review of compensation practices and assessment of the potential impact of those practices on risk-taking.

Communications between Stockholders and the Board of Directors

Stockholders and other interested persons seeking to communicate with the Board of Directors should submit any communications in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors (including the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All Board of Directors members are expected to attend the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. All of the Board of Directors members standing for election to the Board attended the 2023 Annual Meeting of Stockholders.

Stockholders Rights Plan

In order to provide the Board with time to make informed decisions that are in the best long-term interests of the Company and its stockholders, we have adopted a stockholders rights plan that could discourage, delay or prevent an acquisition of the Company at a premium price. The rights plan provides for preferred stock purchase rights attached to each share of our Common Stock, which will cause substantial dilution to a person or group acquiring 10% or more of our stock if the acquisition is not approved by our Board of Directors.

CORPORATE RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Commitment to Responsible Business

The Company’s commitment to responsible business practices is rooted in our purpose - elevating lives through education. Our purpose defines who we are and why we exist. That is why we focus on working in innovative ways to design and deliver solutions that contribute to a sustainable, more inclusive and prosperous future for all.

We are firmly committed to aligning our operations with our school partners’ policies to help them achieve their Environmental, Social and Governance (“ESG”) goals. Over the past decade, we have implemented numerous company-wide initiatives aimed at increasing our environmental, sustainability and social efforts across our business, including environmental-friendly stores, merchandise, shipping, technology and more.

By engaging with stakeholders - including clients, consumers, students, employees and investors - we do our part to improve today’s environmental and societal challenges to better serve our community while simultaneously delivering on our company’s business goals.

Operating in a responsible and sustainable environment is important to our company. As part of our commitment to being responsible corporate citizens, we make it a priority to understand and manage our social, environmental and economic impact on the world around us.

Caring for Our People

Our business is about serving people. Our success depends on attracting, developing and retaining talented and highly qualified employees. We are continually investing in resources and creating programs to drive diversity, equity and inclusion, to provide fair and competitive pay and benefits to support our employees’ well-being, and to foster personal growth and career development opportunities.

We are always actively recruiting talented people with a passion for education for our retail stores and corporate offices, including our part-time and seasonal roles, and to be a part of our work study/internship program. To find our pool of talent, we network internally and externally via our talent acquisition team, agency partners and current employees whom we mobilize as “talent scouts” and brand ambassadors.

We are committed to diversity in the workplace as we believe our company’s talent should reflect the faculty, students and communities we serve on each of our campuses. As we aim to hire a truly diverse overall workforce, we have formed partnerships with Historically Black Colleges and Universities (HBCUs) and are looking to continue developing relationships with veteran agencies and organizations that support individuals with disabilities to assist with the recruitment of these individuals (as we already do at the local level in Columbia, Missouri.)

In order to attract and retain talented employees, we know we must take care of them as they take care of our business. That starts with offering all employees, based on their classification and hours worked, benefits that include:

•	Medical and Dental Coverage

•	Life Insurance

•	Short- and Long-Term Disability Plans

•	Paid Time Off

•	Wellness Programs

•	Commuter Benefits

•	401(k) Defined Contribution Plan

•	Employee Assistance Program that includes counseling, convenience services, childcare and eldercare resources, access to legal resources, financial planning, chronic condition support and much more

•	Employee Discounts

•	Remote/hybrid positions for non-store employees

•	Tuition Assistance for all corporate employees and full-time store employees in the role of Assistant Store Manager and above

Investing in Our Employees’ Career Growth

Employee training and development opportunities are critical to our success as we believe they drive our employees’ growth and help to develop leaders within our organization and support the schools and customers we serve. We provide robust, ongoing employee training and career development programs through our Learning & Development system, where employees have access to a library of 75,000 courses for continued professional development and growth. We are currently implementing an integration between the identified development activities and our Learning Management System within our ADP platform to facilitate the identification and completion of training modules intended to help move employees forward in their career development.

Student employees have the opportunity to participate in our Aspiring Leaders Management Development Program, which is geared toward our Campus Store Team Members or Supervisors that show interest in developing their managerial skills as well as learning more about the ins and outs of running one of our unique campus bookstores. Learning and Development has created a comprehensive and interactive program for those interested in joining.

As a major employer of Millennials and Generation Z employees, Barnes & Noble College has become an “employer of choice” among students nationwide and our wholesale operations also offer employment opportunities to students.

All full-time and part-time employees are eligible for annual performance reviews, and this includes development planning.

Diversity, Equity and Inclusion (DEI)

At BNED, we are committed to ensuring that all employees can feel a sense of belonging, develop professionally and advance in their careers. As an organization built around people, we believe diversity, equity and inclusion enhances all our business goals and the solutions we deliver to our school partners, students, customers and communities.

We have developed a DEI blueprint to help fulfill our company’s mission and purpose to elevate lives through education and build a stronger sense of belonging by actively engaging employees and collaborating closely with the campuses we serve. We understand that to affirm our mission and values, we must commit to a set of DEI best practices that will help us recognize changing demographics and shifting needs of the institutions, students, faculty and communities we serve in order to actively respond and adapt as needed.

Our diversity, equity and inclusion program is managed by Corporate Communications and our Chief Human Resources Officer and overseen by our Board of Directors. The following is an overview of the DEI initiatives we have undertaken:

•	Ensuring our commitment to DEI is clear to our employees and the constituents we serve by promoting the DEI statement we developed in Fiscal 2022

•	Continuing to update DEI policies as a fundamental element in the way we do business

•	Partnering with Billie Jean King Enterprises (BJKE) from January 2022 through March 2023 on DEI programming and initiatives

•	Distributing a regular cadence of leadership DEI focused communications to all employees

•

Utilizing internal channels, including employee newsletters and employee portals, to celebrate cultural themes, calendars and employee voices to help drive a greater sense of belonging for all employees across our company

•	Providing DEI learning and development opportunities including training on Diversity Awareness, Inclusive Leadership and Confronting Unconscious Bias

•

Launching our Company’s Employee Resource Group (ERG) program, with a company-wide ERG survey, internal learning session, providing ongoing support for the first two ERGs: Gender Equity and Community Pride 365 as well as internal communications on the programming and the groups’ initiatives

•	Partnering with our campus clients to explore new ways to increase our role as a model of diverse and inclusive business operations

•	Promoting campus partner activities

•

Providing DEI internal programming such as educational webinars, panel discussions and employee round tables focused on topics and themes including Black History Month, Women’s History Month, Asian American Pacific Islander Month, mental health awareness, and the LGBTQ+ and allied communities

•

Hosting external webinars featuring partner institutions and industry experts on how to serve the evolving needs of students and their communities. Discussions include equitable access, solutions for the future workforce, how to better serve a diverse student population, Hispanic Serving Institutions and students with intellectual and developmental disabilities, and mental health and wellness.

Protecting the Environment

At our core, we are built on sustainability: we are the nation’s largest used textbook wholesaler, as well as a provider of a robust assortment of digital course materials. By facilitating the sale of used and digital textbooks, we help cut down on the production of paper-books and enable a circular economy.

As a trusted partner at colleges and universities nationwide, we are committed to expanding our sustainability practices and integrating them into the programs and philosophy of each campus we serve. Our goal is to reduce negative impacts on the environment by working with our partners, peers and others to promote responsible environmental practices. Over the past decade, we have implemented many company-wide initiatives aimed at increasing our sustainability efforts across operational areas, including environmental-friendly stores, merchandise, shipping, data center design, digital course materials, technology and more.

To meet our school partners’ green goals and vision, our architects can help design LEED-certified buildings. These “low-impact” stores may also feature recycled floor coverings, eco-friendly carpeting, non-toxic paint, mercury-free fluorescent lights, and eco-friendly merchandising fixtures made with recycled particleboard and non-toxic glues.

We incorporate green business practices throughout a number of our offices and warehouse facilities including the use of recycled materials, recycling of all paper, plastic and glass products, replacement of our facilities’ lighting to increase energy efficiency and the utilization of efficient shipping methods that help decrease waste.

To help our customers make environmental-friendly choices in our stores, we offer sustainable products such as reusable water bottles, CFL light bulbs, recycled notebooks, recycled, reusable tote bags, and organic foods and snacks. In addition, approximately 210 of our stores do not use plastic check out bags but instead use our paper check out bags, which are made from 100% recycled fiber, with a minimum of 95% post-consumer content. We also proactively promote reuse and recycling of our bags to consumers.

We ship over $450 million in textbooks and general merchandise purchases annually, which necessitates a large number of shipping cartons. We understand the impact this volume of shipments can have on the environment, so we have addressed the environmental impact of our order receiving and fulfillment in multiple ways. We always try to consolidate orders whether we are sending or receiving the package, we use only cartons that have 35% postconsumer recycled content for every shipment we send, we re-use the boxes, packing materials and pallets many times over, and we work to makes sure all materials including every carton is recycled properly when it can no longer be used.

Lastly, although our business is built on extending the useful life of textbooks, there are times when books can no longer be a part of our system, but we try to ensure that they do not end up in landfills. For unwanted textbooks, we work with Better World Books, an award-winning, for-profit social enterprise and a global e-retailer that collects and sells unwanted used textbooks online matching each purchase with a book donation, Book-for-Book™. For books that have reached the end of their lifetime, we work with a third-party to grind the books down to a pulp that can be beneficially used.

Safeguarding Personal Data

We take the privacy and security of personal information very seriously. Our day-to-day operations are managed by our Chief Information Security Officer (CISO) and Chief Privacy Officer (CPO). The CISO reports to the SVP, Chief Information Officer (CIO); the CPO reports directly to the EVP, Chief Legal Officer, Corporate Secretary (CLO). In addition to direct CLO and CIO interaction with the Board of Directors (BOD), our Senior Manager - Risk Management & Treasury solicits information from the CPO and others to provide compliance updates to the Audit Committee of the BOD.

As set in our Code of Business Conduct & Ethics, we expect all employees to adhere to the laws, regulations, and company policies applicable to the personal or business information that they may process in the course of their employment. Our information security policies and procedures include only using or disclosing personal or business information as needed to fulfill the specific purpose(s) for which such information was collected, not collecting more personal or business information than is necessary and taking care to safeguard the information. All employees must attest to complying with the Code annually. All employees, including part-time employees, who have access to our systems are trained on our procedures upon hire and have a refresher once a year. Some employees are required to take Family Educational Rights and Privacy Act (FERPA) compliance training.

We perform network penetration testing at least annually and application penetration testing at least quarterly on our corporate systems. In the event of a major system or environment change we would do additional testing. We also perform vulnerability scans monthly. All penetration testing and monthly vulnerability scans are done by a third party.

Operating Ethically

Ethical behavior is a core tenet of our Company’s values. We believe that how we operate as a company creates value for all our stakeholders - customers, clients, students, employees, investors and others - and will ultimately contribute to the Company’s long-term business growth and a better world.

We operate a robust ethics and compliance program, which includes regular employee training. If an employee has concerns, we have many avenues for them to seek guidance and/or report their concerns. They range from speaking with their manager, the HR department, or another member of our executive team, to utilizing our Talk2Us feature where they can report concerns either online or to an 800 hotline. This allows them to report concerns anonymously and confidentially. BNED also has zero tolerance and will not permit retaliation of any kind against anyone for reporting potential ethics or compliance issues in good faith or for assisting in the investigation of these issues.

Supporting Human Rights & Fair Labor Through our Supply Chain

We are proud of our commitment to apply fair labor practices and we are committed to providing equal opportunity in all aspects of employment. As a member of the Fair Labor Association (FLA), we require vendors who supply products to our stores to adopt the FLA’s Code of Conduct. This requires strict adherence to workers’ rights, including no forced or child labor, a workplace free of discrimination, harassment and/or abuse, a safe and healthy working environment, respect for the workers’ rights to freedom of association and collective bargaining, proper compensation for overtime hours, as well as limiting those hours to not be excessive, and paying workers’ wages and benefits in accordance with the law. We also ask our vendors to adopt their Principles of Monitoring to assure compliance with the Code of Conduct through training and audits. Through our partnership with FLA, our campus communities can be assured that the products sold in our stores were not created using unfair labor practices. To achieve greater transparency, the majority of our vendor partners openly disclose on their websites the factories used to manufacture their products.

Giving Back to the Communities We Serve

We strive to understand and respect the values of the communities where we serve and actively support initiatives in these communities. This commitment is visible in our contributions of financial and volunteer support, from providing annual textbook scholarships, to supporting student clubs and organizations. In addition, every year we donate surplus school supplies to the Kids in Need organization, which distributes merchandise to centers across the country so local teachers can visit and obtain free supplies for students in need.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis summarizes the material elements of our compensation program for our named executive officers. For Fiscal 2023, our NEOs were:

Named Executive Officer	Position
Michael P. Huseby	Chief Executive Officer and Acting Chief Financial Officer

Thomas D. Donohue(1)	Former Executive Vice President, Chief Financial Officer

Michael C. Miller	Executive Vice President, Corporate Development & Affairs, Chief Legal Officer, and Secretary

Jonathan Shar	Executive Vice President, BNED Retail and President, Barnes & Noble College Bookseller, LLC

David Henderson(2)	Former Executive Vice President, Strategic Services, and President, MBS Textbook Exchange, LLC

David W. B. Nenke(3)	Former Executive Vice President, Consumer Digital, and President, Digital Student Solutions (DSS)

(1)	Mr. Donohue resigned effective as of April 28, 2023.

(2)	Mr. Henderson retired effective as of June 2, 2023.
(3)	Mr. Nenke resigned effective as of December 6, 2022 in connection with the elimination of his position.

Executive Summary

Our executive compensation program is designed to (i) align with our business strategy; (ii) attract, retain, and engage the talent we need to compete in our industry; and (iii) align management with stockholders’ interests. We believe our Compensation Committee has established a compensation program that reflects our businesses, compensation governance best practices and a “pay-for-performance” philosophy.

Compensation and Governance Highlights

What we do

Tie a majority of executive pay to performance-based cash and equity incentives;

Align annual incentive payouts to individual and company-based performance goals;

Vest equity awards over time to promote retention and require a one-year minimum vesting period for equity awards;

Accelerate equity only upon termination of employment following a change in control (double trigger);

Subject incentive compensation (including cash and equity) to a clawback policy;

Require executive officers and directors to meet stock ownership targets and retention guidelines;

Engage with stockholders regarding governance and/or executive compensation issues;

Conduct an annual risk assessment of our executive compensation program; and

Conduct an annual say-on-pay vote.

What we don’t do

Pay current dividends or dividend equivalents on unearned performance shares and unvested restricted stock units;

Permit option repricing without stockholder approval;

Provide significant perquisites;

Pay tax gross-ups to executives;

Provide supplemental executive retirement benefits; or

Permit hedging for any employee or, without the approval of the Audit Committee, pledging by executive officers or directors.

Continuous Improvement in our Compensation Plans

The Compensation Committee continues to review and refine the Company’s executive compensation program to further align pay with Company performance and to ensure the integrity of the Company’s executive compensation program. The Compensation Committee considered the “say-on-pay” stockholder advisory vote held in September 2022 to be supportive of the Company’s pay practices. Approximately 66% of stockholder votes cast were in favor of the executive officer compensation as described in our 2022 proxy statement. The Company regularly engages with its top five non-institutional holders and has engaged or offered to engage with all significant stockholders. Several of our executive officers and directors, including the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer and the chairperson of the Compensation Committee are involved in these discussions. Additionally, Rory D. Wallace, a principal of the Company’s largest stockholder and member of the Board’s Compensation Committee, maintains regular dialogue with a majority of the Company’s significant stockholders (both institutional and non-institutional). While the majority of discussions with stockholders during Fiscal 2023 were primarily focused on updates on the execution of the Company’s strategy, the Company’s compensation program was discussed following the 2022 Annual Meeting in the context of the results of the “say-on-pay” stockholder advisory vote and the Company’s ongoing cost management actions, which has resulted in a significant decrease in operating expenses. The Compensation Committee has been, and will remain, responsive to concerns raised by the stockholders and have made adjustments to the compensation program accordingly. Examples of concerns raised by stockholders regarding the Company’s compensation program are set forth in the table below. The reaction to these changes from stockholders generally has been favorable.

Stockholders Were Concerned About	How We Addressed Their Concerns
• Alignment between Company performance, compensation and run rate

•   In Fiscal 2023 granted to the NEOs 50% of the long-term equity incentives in the form of time-based restricted stock units (“RSUs”); 25% in the form of fair market value stock options, and 25% in the form of stock options with an exercise price above the fair market value of the shares of common stock on the date of grant (“premium priced stock options”) and reduced the grant date fair value of such awards, to mitigate run rate and dilution (as described further below)

• No stock ownership guidelines for executive officers	• Adopted stock ownership guidelines for executive officers (in addition to the existing guidelines for directors); only fully vested and owned shares count toward ownership requirement

• Clawback provisions only applied to equity awards	• Adopted a compensation recoupment policy (“clawback policy”) that applies to all incentive compensation (cash and equity)

• Discretionary bonuses for executive officers	• No portion of the Annual Incentive Plan is discretionary

The Board of Directors values stockholder feedback and will continue to proactively engage with our stockholders on these and other issues as well as periodically reviewing our compensation practices to ensure they are aligned with stockholder interest and are competitive with companies in the markets in which we compete.

Recent Compensation Decisions for Fiscal Year 2023

The Compensation Committee continues to review our executive compensation program to balance the need to retain and motivate the management team during a challenging period for the Company, and address stockholder concerns regarding alignment between pay and performance and dilution and run rate issues. Examples of recent decisions include the following:

•

In June 2022, the Company and Mr. Huseby agreed to amend the terms of Mr. Huseby’s employment agreement effective September 1, 2022. The amended employment agreement extends the term of the agreement to September 20, 2023, reduces Mr. Huseby’s annual target bonus from 125% to 100% of his base salary and reduces severance payments payable upon termination. See the more detailed description under in the “Employment Arrangements-General Provisions.” Mr. Huseby’s employment agreement will renew automatically for another renewal term, in accordance with its terms.

•

The annual equity awards granted to executive officers and directors in June 2022 for Fiscal 2023 were made based on the same number of underlying shares of Common Stock as awards made in Fiscal 2023, reducing the grant date fair value of such awards, to mitigate run rate and dilution. No decisions with respect to Fiscal 2024 equity awards have been made as of the date of this Proxy Statement.

•

Because of the unpredictable and negative impact the COVID-19 pandemic has had on the operations of the Company over the past two fiscal years and the continuing uncertainty for Fiscal 2023, in order to maintain key executives in critical roles during this period, in July 2022, the Company entered into a retention agreement with each of Messrs. Donohue, Miller, Nenke and Shar pursuant to which the Company will pay a cash retention bonus to each such Named Executive Officer in the following amounts: (i) $300,000 to Mr. Donohue; (ii) $300,000 to Mr. Miller; (iii) $200,000 to Mr. Nenke; and (iv) $300,000 to Mr. Shar. The retention bonuses were paid as follows: (i) fifty percent (50%) of such bonus becoming due on December 1, 2022, and (ii) the remaining fifty percent (50%) becoming due on June 1, 2023 (although the Company paid Mr. Nenke the second $100,000 installment of his retention bonus on January 13, 2023 in connection with the termination of his employment following the elimination of his position). Mr. Donohue forfeited $150,000 of his retention bonus in connection with his resignation on April 28, 2023.

•

On April 25, 2023, the Compensation Committee approved the entry of a retention agreement with each of Messrs. Miller and Shar, pursuant to which the Company will pay a cash retention bonus to each such Named Executive Officer in the following amounts: (i) $450,000 to Mr. Miller; and (ii) $450,000 to Mr. Shar and the agreements were entered into on May 1, 2023. The retention bonuses will be payable as follows: (i) fifty percent (50%) of such bonus becoming due on November 1, 2023, and (ii) the remaining fifty percent (50%) becoming due on April 1, 2024, provided that if, prior to the date that a retention bonus payment is to become due, the executive is terminated for Cause (as defined in the retention agreement) or resigns other than for Disability (as defined in the retention agreement) or Good Reason (as defined in the retention agreement), the retention bonus will not be paid.

Highlights of Fiscal 2023 Company Performance

Our business was significantly negatively impacted by the COVID-19 pandemic, as many schools adjusted their learning models and on-campus activities. The impact of COVID-19 store closings during Fiscal 2021 to Fiscal 2022 resulted in the loss of cash flow and increased borrowings that we would not otherwise have expected to incur. However, on campus traffic continues to grow from increased campus events and activities, as compared to the last two years. We cannot accurately predict the duration or extent of the lingering impact of the COVID-19 pandemic on enrollments, primarily at community colleges and international student enrollment, campus activities, university budgets, athletics, the continuation of remote and hybrid class offerings, and other areas that directly affect our business operations. Given this landscape, the following are Company financial and operational performance highlights for Fiscal 2023.

Financial highlights for Fiscal 2023

•	Consolidated fiscal 2023 GAAP revenue of $1,543.2 million increased 3.2%, as compared to the prior year period.

•	Consolidated fiscal 2023 GAAP gross profit of $349.4 million increased 1.9%, as compared to the prior year period.

•	Consolidated fiscal 2023 GAAP net loss from continuing operations of $(90.1) million, compared to a net loss of $(61.6) million in the prior year period.

•	Consolidated fiscal 2023 non-GAAP Adjusted EBITDA from Continuing Operations of $(8.2) million, compared to $(10.3) million in the prior year period.

Operational highlights for Fiscal 2023

•

Total Retail segment gross comparable store sales increased by 3.2%, comprised of a 0.4% increase in course material sales, and an 8.6% increase in general merchandise sales. For comparable store sales reporting purposes, logo general merchandise sales fulfilled by Lids and Fanatics are included on a gross basis.

•	Fiscal 2023 First Day® Complete revenue grew 88% to $198 million.

•	157 campus stores are committed to utilize First Day® Complete in the Fall of 2023 representing enrollment of nearly 800,000 students.

•	Achieved approximately $17 million of run-rate savings in fiscal 2023. Continue to expect a total of $30 million to $35 million of annualized run-rate savings as a result of cost reduction actions.

•	Ended the year with 1,366 physical and virtual stores, a net decrease of 61 stores, as compared to the prior year period, as the Company focuses on closing unprofitable stores.

Pay and Performance Alignment in Fiscal 2023

Annual incentives for NEOs for Fiscal 2023 were awarded based on Company EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for certain items) performance relative to a pre-defined target level. As described below in more detail, our Fiscal 2023 Company EBITDA performance was 0% of target, which yielded a payout factor of 0% of the target award.

Fiscal 2023 equity grants for the executive officers were delivered in a combination of RSUs, which accounted for 50% of the target award amount for the NEOs, and stock options, which accounted for 50% of the target award for the NEOs. The stock option awards were split between options with an exercise price of $2.36, which equal to fair market value on the date of grant, and stock options with an exercise price of $4.86, which represents a premium of approximately 106% on the fair market value of the Company’s common stock on the date of grant. The Compensation Committee believes the mix of awards provides a strong link between the Company’s financial performance and executive compensation, aligns executives with the Company’s stockholders and provides an important retention tool. The Committee determined that performance shares that have been historically used would not be effective given the continued challenge to forecast goals for multi-year periods. The RSUs will vest in equal one-third increments on the first, second and third anniversary of the grant date. The stock options will vest in equal one-quarter increments on the first, second, third and fourth anniversary of the grant date.

Compensation Philosophy and Objectives

We are engaged in a very competitive and rapidly changing industry, and our success depends on our ability to attract, motivate and retain qualified executives. Accordingly, the Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies with which we compete for talent. At the same time, our Compensation Committee believes that a significant portion of the compensation paid to our executive officers should be tied to our performance, execution of our strategic plan and the value we create for stockholders.

The Compensation Committee’s objectives are to:

•	attract, retain, and motivate talented executives responsible for the success of our organization;

•	provide compensation to executives that is externally competitive, internally equitable, performance-based, and aligned with stockholder interests; and

•

ensure that total compensation levels are reflective of company and individual performance and provide executives with the opportunity to receive above-market total compensation for exceptional business performance.

Compensation Market References

In establishing compensation for Fiscal 2023, the Compensation Committee worked with Mercer, its compensation consultant, to develop a peer group for the Company and review executive compensation against that peer group. In support of its compensation philosophy, the Compensation Committee reviews the following: (a) base salary; (b) target short-term incentive; (c) target total cash compensation; (d) actual total cash compensation; (e) target or grant date fair value of long-term incentive; and (f) target total direct compensation. Executives are matched to market positions based on titles, responsibilities and contributions to the Company. The Compensation Committee reviewed compensation among the peer group companies to determine the competitiveness of pay levels and pay mix for executives. Although no other public companies are directly comparable to the Company and its businesses, the Compensation Committee considers the Company’s competitors for executive talent to be companies engaged in retail and education services. Our peer group, which is reviewed annually, includes companies that are similar in size to the Company based on revenues and market capitalization and also companies with overlapping business model characteristics (e.g., education / technology focus, combination of products and services, strong relationships with business partners, go-to-market strategy, and geographic footprint) as follows:

2U, Inc.	Grand Canyon Education, Inc.
Adtalem Global Education Inc.	John Wiley & Sons, Inc.
American Eagle Outfitters, Inc.	Lands’ End, Inc.
Bright Horizons Family Solutions Inc.	Scholastic Corporation
Chegg, Inc.	Stride, Inc.
Express, Inc.	Urban Outfitters, Inc.
Graham Holdings Company

In Fiscal 2023, Graham Holdings Company and Grand Canyon Education, Inc. were added as peer companies. The Committee reviews the peer group annually and will continue to consider the Company’s current size and strategic direction in its review.

	Total Revenue(1) (LTM, $M)	Market Cap (as of 4/29/23, $M)
Peer Group Median	$1,704	$2,127
Barnes & Noble Education, Inc.	$1,543	$82

(1)	Data as reported by S&P Capital IQ.

However, peer group compensation is just one factor that is considered in determining compensation levels for our executive officers. We also consider: (a) the Company’s business performance; (b) each executive officer’s job responsibilities, experience and prior performance; (c) relative compensation among our executive officers; (d) industry-wide business conditions; and (e) the recommendations of our Chief Executive Officer (in the case of Messrs. Donohue, Miller, Shar, Henderson and Nenke).

Overview of Compensation Program Design

Elements of Pay

Our compensation structure is primarily composed of base salary, performance-based annual incentive compensation and performance-based and time-vested long-term equity incentives. The mix of Fiscal 2023 target total direct compensation was as follows:

Note that Target Annual Incentive reflects Fiscal 2023 target opportunity, and stock options and RSUs reflect Fiscal 2023 grant date value.

Base Salary

We pay our NEOs a base salary to provide them with a guaranteed minimum compensation level for their services. An NEO’s base salary is determined by evaluating the external competitive marketplace, internal equity and individual contributions.

Named Executive Officer	Base Salary in Fiscal 2023	Base Salary in Fiscal 2024	Percentage Change
Michael P. Huseby	$1,100,000	$1,100,000	0%
Thomas D. Donohue	$600,000	$600,000	0%
Michael C. Miller	$600,000	$600,000	0%
David W. B. Nenke	$550,000	$550,000	0%
Jonathan Shar	$550,000	$550,000	0%
David Henderson	$550,000	$550,000	0%

Performance-Based Annual Incentive Compensation

Each of Messrs. Huseby, Donohue, Miller, Shar, Henderson and Nenke were granted performance-based annual incentive compensation opportunities. The target award under the Annual Incentive Plan is expressed as a percentage of base salary as set forth in the table below. For Messrs. Huseby, Donohue, Miller, Shar, Henderson and Nenke, the individual Annual Incentive Plan payouts were based 100% on Company performance as measured by Company EBITDA. Participants had the opportunity to earn up to 150% of the of the target amount based on the achievement of Company EBITDA.

Named Executive Officer	Annual Target as Percentage of Salary
Michael P. Huseby	100%
Thomas D. Donohue	85%
Michael C. Miller	85%
David W. B. Nenke	85%
Jonathan Shar	85%
David Henderson	85%

Fiscal 2023 Performance Targets and Actual Results. The chart below shows the payout scale on which the Company EBITDA individual annual incentive target compensation was based.

Company EBITDA Performance Range (Min.-Max, in Millions)	Payout Percentage (% of Target Payout)
Below $35.25	0%
Between $35.25 - $47.00	75-100%*
$47.00	100%
Between $47.00 - $70.50	100-150%*
$70.50 and above	150%

*	Payout percentage is interpolated for results within range.

The chart below shows the target and actual Company EBITDA results for Fiscal 2023 and actual results as a percentage of target results and target pay. Based on actual Company EBITDA, the NEOs earned a payout of 0%.

	Target ($) (in millions)	Actual ($) (in millions)	% Target Achieved	% Target Payout
Company EBITDA*	$47.0	$(8.2)	0%	0%

*

Company EBITDA is used in our compensation programs and is presented in order to show the correlation between these financial measures and compensation to our NEOs. Both target Company EBITDA and actual Company EBITDA were determined by using Adjusted EBITDA, as calculated and reported in the Company’s SEC filings. The Compensation Committee chose Company EBITDA as a performance measure because it is the measure management reviews internally to evaluate the Company’s performance and manage its operations. For a reconciliation of Adjusted EBITDA to net income and discussion of the Company’s use of Adjusted EBITDA, please refer to page 53 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2023.

Fiscal 2023 Performance-Based Annual Incentive Compensation Payment Amounts. Set forth below is a table showing target, maximum and actual Fiscal 2023 performance-based annual incentive compensation for our NEOs.

Named Executive Officer	Company EBITDA Weighting	Target Annual Incentive ($)	Maximum Annual Incentive ($)	Actual Company EBITDA Payout	Actual Total Payout	Total Payout as a % of Target
Michael P. Huseby	100%	$1,100,000	$1,650,000	$—	$—	0%
Thomas D. Donohue	100%	$510,000	$765,000	$—	$—	0%
Michael C. Miller	100%	$510,000	$765,000	$—	$—	0%
David W. B. Nenke	100%	$467,500	$702,000	$—	$—	0%
Jonathan Shar	100%	$467,500	$702,000	$—	$—	0%
David Henderson	100%	$467,500	$702,000	$—	$—	0%

Long-Term Equity Incentives

Long-term equity incentives are a critical component of the Company’s compensation program. They are designed to promote the Company’s long-term financial interests and growth, to attract, motivate, and retain key employees, and to align the interests of management with those of the Company’s stockholders. The Company grants long-term equity incentive awards under the Company’s Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”), which is administered by the Compensation Committee. The Compensation Committee reviews, discusses and approves the types and number of awards made to senior management, including the NEOs, and approves the terms, conditions and limitations applicable to each award. The Committee delegates authority to the CEO, within pre-established limitations, to make awards to newly-hired employees or current employees who are not executive officers. Equity awards are generally granted in connection with the June Compensation Committee meeting.

In Fiscal 2023, the Compensation Committee established a target long-term incentive amount for each of the NEOs denominated in dollars. The Compensation Committee determined to make awards with a mix of RSUs, fair market value exercise price options and premium exercise options, which accounted for 50%, 25% and 25% of the target award amount (based on fair value of the awards), respectively.

Performance Share Units. The Compensation Committee has, in the past, used performance share units in the design of the compensation program. However, given the ongoing impact of the COVID-19 pandemic, the Compensation Committee has not granted performance share units in Fiscal 2021, Fiscal 2022 or Fiscal 2023. Performance share units are earned and settled for shares of common stock if and only to the extent that certain pre-established performance goals are met for a two-year performance period. The performance shares granted in June 2019, which covered the Fiscal 2020 and 2021 performance period, were earned at a 46% of target. The performance shares were subject to a one-year holding period and vested in June 2022.

Stock Options. Because of the decision to not award performance shares due to the lack of visibility and ability to establish performance goals, in order to incentivize executives and align their interests with that of stockholders, the Compensation Committee determined to award 50% of the target equity amount (based on the fair value of the grants) in the form of stock options, including stock options that have a premium exercise price that was approximately 106% higher than the trading price of the Common Stock on the date of grant.

Named Executive Officer	Fair Market Value Options(1)	Premium Options(2)	RSUs	Aggregate Award Target ($)
Michael P. Huseby	130,580	141,200	152,778	$751,526
Thomas D. Donohue	47,484	51,346	55,556	$273,284
Michael C. Miller	47,484	51,346	55,556	$273,284
David W.B. Nenke	39,570	42,788	46,297	$227,737
Jonathan Shar	39,570	42,788	46,297	$227,737
David Henderson	17,807	19,255	20,834	$102,484

(1)	The fair market value options have an exercise price of $2.36 per share, the fair market value of the Common Stock on the date of grant.
(2)	The premium options have an exercise price of $4.86 per share.

Other Components of Compensation

401(k) Plan. Each of our NEOs is entitled to participate in our tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. The 401(k) plan provides our employees, including our NEOs, with a way to accumulate tax-deferred savings for retirement. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue Code of 1986, as amended (the “Code”), the contribution of any participating employee is limited to the lesser of 75% of annual salary before taxes or a maximum dollar amount ($22,500 for 2023), subject to a $7,500 increase for participants who are age 50 or older. As a result of the COVID-19 pandemic, in April 2020, upon the recommendation of management, the Compensation Committee suspended the Company’s 401(k) plan match for the remainder of Fiscal 2021. On July 25, 2021, the Compensation Committee approved the reinstatement of the Company’s 401(k) plan match, effective July 1, 2021. In August 2023, upon management’s recommendation, the Compensation Committee approved the conversion of the Company’s 401(k) plan match to a year end match to be awarded at the Compensation Committee’s discretion based upon the Company’s fiscal year 2024 results. The amount of the Company’s matching contributions for each of our NEOs is set forth in footnotes to the “Summary Compensation Table” on page 53. We do not provide supplemental executive retirement benefits.

Limited Perquisites and Other Compensation. The Company’s NEOs are entitled to only the limited perquisites set forth in their employment agreements or letters and disclosed in the footnotes to the “Summary Compensation Table” on page 53.

Severance and Change of Control Payments and Benefits. The Company has an employment agreement with Mr. Huseby and each of Messrs. Donohue, Miller, Shar, Henderson and Nenke have employment letter agreements that contain severance and change in control benefits. The agreements provide for certain severance payments and benefits upon termination of employment by the Company without cause or by the NEO for good reason (including upon termination within two years following a change of control). The triggering events that would result in the severance payments and benefits and the amount of those payments and benefits are intended to provide our NEOs with financial protection upon loss of employment and to support our executive retention goals and enable our NEOs to focus on the interests of the Company in the event of a potential change of control. Equity awards are subject to a “double-trigger” and vesting will only be accelerated if there is a termination of employment without “cause” or for “good reason” following a change of control. The Company does not pay any tax gross-ups in connection with the severance payments. The Compensation Committee believes that the terms of the employment agreements, including triggering events and amounts payable, are competitive with severance protection being offered by other companies with whom we compete for highly qualified executives. The compensation that could be received by (or were paid to) each of our NEOs upon termination or change of control is set forth in the “Potential Payments Upon Termination or Change of Control Table” on page 60. The material terms of these agreements, as in effect for Fiscal 2023, are described in the “Narrative to the Summary Compensation Table” and the “Grants of Plan-Based Awards Table-Employment Arrangements with the Named Executive Officers.”

Governance Policies

Executive Incentive Compensation Clawback Policy

The Board of Directors has adopted the Executive Incentive Compensation Clawback Policy (the “Clawback Policy”). The Clawback Policy allows the Compensation Committee to take action to recover incentive compensation from certain key employees, including executive officers, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. The Clawback Policy only applies to incentive-based compensation paid in excess of what would have been paid or granted under the circumstances reflected by such restatement, and applies irrespective of the responsibility of the key employee for the accounting restatement. The Clawback Policy applies to all Section 16 officers and covers all incentive-based compensation (including cash and equity) paid or granted after adoption of the policy.

Prohibition on Hedging and Pledging Transactions

The Company’s Insider Trading Policy prohibits employees, including directors and executive officers, from hedging their ownership of Company stock, including selling Company stock short, buying or selling puts or calls or other derivative instruments related to Company stock. Directors and executive officers are also prohibited from pledging Company stock, purchasing Company stock on margin or incurring any indebtedness secured by a margin or similar account in which Company stock is held, without prior approval of the Audit Committee.

Executive Stock Ownership Guidelines

In September 2021, the Compensation Committee amended the executive stock ownership guidelines based on a multiple of annual base salary as follows: Chief Executive Officer-five times; all other NEOs-two times; and all other Section 16 officers-one time (“Stock Ownership Target”). Officers are required to retain 50% of net after-tax shares earned from equity grants until the Stock Ownership Target is met; provided, however, if an officer has not met the Stock Ownership Target within five years of becoming subject to the guidelines, officers are required to retain 100% of the net after-tax shares earned from equity grants. Only vested and fully-owned shares owned by an officer directly or indirectly through the 401(k) plan, immediate family members or trusts or similar arrangements count toward the Stock Ownership Targets. The Compensation Committee reviews progress toward the Stock Ownership Targets annually. Although none of the named executive officers have met the Stock Ownership Targets, each is making satisfactory progress toward achieving the target.

Compensation Policies and Practices as Related to Risk Management

With the assistance of its compensation consultant, the Compensation Committee conducted its risk assessment of the Company’s incentive compensation plans covering employees. The Compensation Committee evaluated the levels of risk-taking to determine whether they are appropriate in the context of the Company’s strategic objectives, the overall compensation arrangements, and the Company’s overall risk profile. The Compensation Committee believes the following elements of the Company’s executive compensation program mitigate potential risks:

•	a balance among short- and long-term incentives; cash and equity-based compensation; and fixed and variable pay;

•	multiple performance metrics;

•	the Clawback Policy;

•	the “Stock Ownership Guidelines” and holding guidelines;

•	the Company’s anti-hedging and pledging policies; and

•	limited change-in-control benefits.

The Compensation Committee concluded the Company has a balanced pay-for-performance executive compensation program that does not encourage excessive risk-taking and the Company does not maintain compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

The overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the pay component and the stockholder value that management and the Compensation Committee believe the pay component reinforces. In structuring the compensation for our NEOs, our Compensation Committee will review a variety of factors, including the possible tax and accounting consequences applicable to the Company or its executives. In particular, section 162(m) of the Code limits our ability to deduct remuneration paid to our executives exceeding $1 million. However, this is not the driving or most influential factor and the Compensation Committee has approved in the past and specifically reserves the right to pay or approve nondeductible compensation currently and in the future.

Roles of the Compensation Committee, Management, and our Compensation Consultant in Determining the Compensation of our Named Executive Officers

Roles of the Compensation Committee and Management

The Compensation Committee is responsible for establishing, implementing and overseeing our compensation program, and reviews and approves our compensation philosophy and objectives. The Compensation Committee also annually reviews and approves annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, employment and severance agreements and any special or supplemental benefits for each of the NEOs and any other executive officers, Section 16 officers and employees of the Company earning a base salary of $400,000 or more.

The compensation of our Chief Executive Officer is determined by the Compensation Committee in executive session. The Chief Executive Officer reviews the performance of each of our other executive officers and makes compensation recommendations to the Compensation Committee. The Compensation Committee considers all key elements of compensation separately and also reviews the full compensation package of each executive officer.

Role of the Compensation Consultant

The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist with the committee’s responsibilities related to the Company’s executive compensation program and the director compensation program. Mercer’s engagement by the Compensation Committee includes reviewing and recommending the structure of our compensation program and advising on all significant aspects of executive compensation, including base salaries, annual incentives and long-term equity incentives for executives. At the request of the Compensation Committee, Mercer collects relevant market data to allow the Compensation Committee to compare components of our compensation program to those of our peers, provides information on executive compensation trends and implications and makes other recommendations to the Committee regarding our executive compensation program. Our management, Chief Executive Officer (on certain occasions), Chief Human Resources Officer, Chief Legal Officer and the chair of the Compensation Committee, meet with representatives of Mercer before Compensation Committee meetings.

In making its final decisions regarding the form and amount of compensation to be paid to the executives, the Compensation Committee considers the information gathered by and recommendations of Mercer. Mercer’s fees for executive and director compensation consulting to the Compensation Committee in Fiscal 2023 were approximately $188,804. The Company also paid Marsh & McLennan Companies, Inc., the parent company of Mercer, for insurance brokerage services totaling approximately $403,304 in Fiscal 2023 versus $435,840 in Fiscal 2022 (and $50,000 to Mercer Investments for 401(k) plan consulting). The Compensation Committee has assessed the independence of Mercer taking into account the following factors identified by the SEC and NYSE as bearing upon independence: (i) Mercer’s provision of other services to the Company; (ii) the fees Mercer received for such services as a percentage of the revenues of Marsh & McLennan, Mercer’s parent; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultants with a member of the Compensation Committee; (v) any of our stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultants or Mercer with any of our executive officers. The Compensation Committee concluded that no conflict of interest exists with respect to its engagement of Mercer.

Compensation Committee Report

The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee as of that date recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

David G. Golden, Chair

Daniel A. DeMatteo

John R. Ryan

Kathryn Eberle Walker

Rory D. Wallace

Pay Ratio 2023

The Company is required to provide the ratio of the annual total compensation of the Company’s CEO to the annual total compensation of its median employees under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

For Fiscal 2023, the annual total compensation of our median employee, excluding our CEO, was $8,640 and the annual total compensation of our CEO was $2,387,034. Accordingly, the ratio of the CEO’s annual total compensation to the annual total compensation of our median employee was 276:1.

To determine our median employee, the Company used the employee population of 7,927 on the final day of the payroll year, April 29, 2023. Temporary, seasonal, and part-time employees make up 73% of the Company’s total population and on average work less than 15 hours per week. As permitted under SEC rules, we excluded employees in India as de minimis. We used cash compensation (base salary, overtime and cash bonuses paid during Fiscal 2023) to determine the median employee in our population.

When we include only our full time “permanent” staff as of April 29, 2023, our median employee’s annualized total compensation was $47,663 for Fiscal 2023. Under this calculation, the CEO pay ratio is 50:1. We believe this is a more representative indication of how our CEO pay compares to that of our workforce. (Note this population totals 2,137).

The SEC rules do not specify a single methodology for identifying the median employee or calculating the CEO pay ratio. Since other companies use different assumptions, adjustments, or estimates in their own calculation, disclosure and methodology is inconsistent across companies. Therefore, our CEO pay ratio is not comparable to another company’s CEO pay ratio. We believe our information and pay ratio calculation is a reasonable good faith estimate, based on our methodology and SEC rules as required for disclosure.

EXECUTIVE COMPENSATION

Unless otherwise stated, the compensation tables included in this section reflect amounts paid or payable or awards granted to our NEOs by the Company under the Company’s compensation plans and programs during Fiscal 2021, Fiscal 2022 and Fiscal 2023.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total
Michael P. Huseby Chief Executive Officer and Acting Chief Financial Officer	2023	$1,100,000	$—	$360,556	$390,970	$—	$39,257	$1,890,783
	2022	$1,100,000	$—	$1,650,002	$1,877,394	$—	$38,710	$4,666,106
	2021	$1,031,250	$—	$1,260,976	$1,625,673	$290,000	$26,271	$4,234,170
Thomas D. Donohue Former Executive Vice President, Chief Financial Officer	2023	$600,000	$150,000	$131,112	$142,172	$—	$13,793	$1,037,077
	2022	$600,000	$—	$600,005	$682,695	$—	$8,892	$1,891,592
	2021	$557,693	$—	$343,903	$443,365	$175,000	$1,855	$1,521,816
Michael C. Miller Chief Legal Officer and Executive Vice President, Corporate Development & Affairs, and Secretary	2023	$600,000	$150,000	$131,112	$142,172	$—	$11,485	$1,034,769
	2022	$600,000	$—	$600,005	$682,695	$—	$7,970	$1,890,670
	2021	$557,693	$—	$343,903	$443,365	$175,000	$1,470	$1,521,431
David W. B. Nenke Executive Vice President, Consumer Digital and President, Digital Student Solutions	2023	$550,000	$100,000	$109,261	$118,477	$—	$655,688	$1,533,426
	2022	$550,000	$—	$500,008	$568,910	$116,875	$8,720	$1,744,513
	2021	$74,038	$—	$303,541	$—	$—	$200	$377,779

Jonathan Shar Executive Vice President, BNED Retail	2023	$550,000	$150,000	$109,261	$118,477	$—	$12,593	$940,331
	2022	$550,000	$—	$500,008	$568,910	$—	$8,277	$1,627,195
	2021	$526,923	$—	$447,073	$310,355	$160,000	$1,778	$1,446,129
David Henderson(6) Executive Vice President, Strategic Services, and President, MBS Textbook Exchange, LLC	2023	$550,000	$—	$49,168	$53,315	$—	$30,314	$682,797
	2022	$550,000	$—	$225,007	$256,016	$—	$29,068	$1,060,091
	2021	$526,923	$—	$223,536	$155,178	$160,000	$29,151	$1,094,788

(1)	This column represents base salary earned during each fiscal year.
(2)	This column represents the retention award paid during Fiscal 2023.
(3)

This column represents, with respect to Fiscal 2022 and 2020, RSUs, and with respect to Fiscal 2021, cash-settled phantom shares. The grant date fair value of stock awards granted computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation (“ASC 718”). The stock awards value is determined to be the fair market value of the underlying Company shares on the grant date, which is determined based on the closing price of the Company’s Common Stock on the grant date. These amounts reflect an estimate of the grant date fair value and may not be equivalent to the actual value recognized by the NEO.

(4)	This column represents the dollar value of options granted at the average fair value price.
(5)	This column represents the value of all other compensation, as detailed in the table below.
(6)	Mr. Henderson was not an NEO in Fiscal 2022.

All Other Compensation Table

Name	Fiscal Year	Long-Term Disability Insurance(1)	Life and AD&D Insurance(2)	401(k) Company Match	Cell Phone	Total Other Income
Michael P. Huseby	2023	$13,718	$12,108	$12,231	$1,200	$39,257
	2022	$13,718	$12,023	$11,769	$1,200	$38,710
	2021	$13,086	$11,985	$—	$1,200	$26,271
Thomas D. Donohue	2023	$—	$393	$12,200	$1,200	$13,793
	2022	$—	$308	$7,385	$1,200	$8,892
	2021	$—	$270	$385	$1,200	$1,855
Michael C. Miller	2023	$—	$393	$9,892	$1,200	$11,485
	2022	$—	$308	$6,462	$1,200	$7,970
	2021	$—	$270	$—	$1,200	$1,470
David W. B. Nenke(3)	2023	$—	$257	$4,231	$1,200	$655,688
	2022	$—	$308	$7,212	$1,200	$8,720
	2021	$—	$—	$—	$200	$200
Jonathan Shar	2023	$—	$393	$11,000	$1,200	$12,593
	2022	$—	$308	$6,769	$1,200	$8,277
	2021	$—	$270	$308	$1,200	$1,778
David Henderson(4)	2023	$571	$1,013	$12,000	$—	$30,314
	2022	$576	$1,013	$6,807	$—	$29,068
	2021	$576	$1,013	$797	$—	$29,151

(1)	This represents the premiums paid by the Company for the long-term disability insurance.
(2)	This represents the premiums paid by the Company for life and accidental death and dismemberment insurance.
(3)	Total other income for Mr. Nenke for 2023 also includes $650,000 paid in connection with his termination as described on page 60 below.
(4)

Total other income for Mr. Henderson also includes (i) leased vehicle expense of $13,904, $17,846 and $18,103 for 2023, 2022 and 2021, respectively; and (ii) reimbursement of country club fees of $2,826, $2,826 and $8,662 for 2023, 2022 and 2021, respectively.

2023 Grants of Plan-Based Awards Table

The following table provides additional information about non-equity incentive awards and equity incentive awards granted to our NEOs by the Company during Fiscal 2023.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Award(1)	Grant Date	Meeting Date(2)	Threshold ($)	Target ($)	Maximum ($)
Michael P. Huseby	AIP			$825,000	$1,100,000	$1,650,000
	RSU	6/16/22					152,778			$360,556
	Options	6/16/22						130,580	$2.36	$210,234
	Options	6/16/22						141,200	$4.86	$180,736
Thomas D. Donohue	AIP			$382,500	$510,000	$765,000
	RSU	6/16/22					55,556			$131,112
	Options	6/16/22						47,484	$2.36	$76,449
	Options	6/16/22						51,346	$4.86	$65,723
Michael C. Miller	AIP			$382,500	$510,000	$765,000
	RSU	6/16/22					55,556			$131,112
	Options	6/16/22						47,484	$2.36	$76,449
	Options	6/16/22						51,346	$4.86	$65,723

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Award(1)	Grant Date	Meeting Date(2)	Threshold ($)	Target ($)	Maximum ($)
David W. B. Nenke	AIP			$350,625	$467,500	$701,250
	RSU	6/16/22					46,297			$109,261
	Options	6/16/22						39,570	$2.36	$63,708
	Options	6/16/22						42,788	$4.86	$54,769

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Award(1)	Grant Date	Meeting Date(2)	Threshold ($)	Target ($)	Maximum ($)
Jonathon Shar	AIP			$350,625	$467,500	$701,250
	RSU	6/16/22					46,297			$109,261
	Options	6/16/22						39,570	$2.36	$63,708
	Options	6/16/22						42,788	$4.86	$54,769
David Henderson	AIP			$350,625	$467,500	$701,250
	RSU	6/16/22					20,834			$49,168
	Options	6/16/22						17,807	$2.36	$28,669
	Options	6/16/22						19,255	$4.86	$24,646

(1)	Forms of awards granted to executive officers during Fiscal 2023 include RSU bonus payments under the Company’s Annual Incentive Plan (“AIP”) and Stock Options (“Options”).
(2)	The Compensation Committee met on June 16, 2022 and approved awards with a grant date of June 16, 2022.
(3)

These columns represent the threshold payout level, target payout level and maximum payout level for the performance-based incentive compensation awards under the Company’s AIP. For additional information regarding the performance-based annual incentive compensation program, see the discussion in the “Compensation Discussion and Analysis-Overview of Compensation Program Design-Performance-Based Annual Incentive Compensation” section of this Proxy Statement.

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Employment Arrangements with the Named Executive Officers

The Company has entered into an employment agreement or employment letter with each of the NEOs and compensation of each of these NEOs is based on their respective employment agreement or employment letter, as the case may be, as well as their job responsibilities. The Company entered into an employment agreement with Mr. Huseby on June 26, 2015 in connection with the Spin-Off, which was amended and restated on July 19, 2017, and has been further amended from time to time. The most recent amendment to Mr. Huseby’s employment agreement, which is effective as of September 1, 2022, was entered into on June 23, 2022 as described herein.

The employment agreement provides severance payments and benefits upon termination of employment by the Company without “cause” or by the NEO for “good reason” (including upon termination within two years following a change of control). The employment agreement renews automatically for additional one year terms unless either party gives notice of non-renewal at least three months prior to automatic renewal.

The Amended Agreement (i) extends the term of the agreement to September 20, 2023 (subject to automatic renewal); (ii) reduces Mr. Huseby’s annual target bonus from 125% to 100%, (iii) provides for severance in the event that the Company elects not to renew the term of the agreement and Mr. Huseby thereafter resigns employment effective upon the expiration of the then-current term, (iv) provides for acceleration of time-based equity awards in certain events of termination, and (v) reduces the lump-sum severance payment in the event of a change in control.

The Company has also entered into employment letters outlining employment terms with each of Messrs. Donohue, Miller, Shar and Henderson on June 19, 2019 and with Mr. Nenke on February 19, 2021. The employment letters provide the officers with severance payments and benefits upon termination of employment by the Company without “cause” or by the NEO for “good reason” (including upon termination within two years following a change of control).

Employment Arrangements - General Provisions

Unless otherwise noted, the following descriptions describe the terms of the employment arrangements in effect for Fiscal 2023. Pursuant to their employment agreement or letters, the annual base salaries of Messrs. Huseby, Donohue, Miller, Nenke, Shar and Henderson can be no less than $1,100,000, $500,000, $500,000, $550,000, $400,000 and $500,000, respectively, during the terms of their employment. Each of Messrs. Huseby, Donohue, Miller, Nenke, Shar and Henderson are eligible for a minimum target annual incentive compensation award of not less than 125%, 85%, 85%, 85%, 75% and 85%, respectively, of his base salary, as determined by the Compensation Committee.

The employment agreements or employment letters also provide that the NEO is eligible for grants of equity-based awards under the Barnes & Noble Education, Inc. Equity Incentive Plan. With respect to Messrs. Donohue, Miller, Nenke and Shar the amounts of such grants are determined by the Compensation Committee, and with respect to Mr. Huseby, the amount of such equity award shall have an aggregate target value of 300% of his base salary. Each of our NEOs is entitled to all other benefits afforded to executive officers and employees of the Company.

Under their respective employment agreements or employment letters with the Company, our NEOs are subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. Mr. Huseby’s agreement contains non-competition and non-solicitation covenants that apply during the employment term and for the two-year period following the termination of employment.

Messrs. Donohue, Nenke, Miller and Henderson are restricted by a non-competition and non-solicitation covenant during their term of employment and for a one-year period thereafter. The confidentiality and non-disparagement covenants apply during the term of each respective employment letters of each NEO and at all times thereafter.

Employment Arrangements-Severance and Change of Control Benefits

Mr. Huseby’s employment agreement provides that he may be terminated by the Company upon death or disability or for “cause”, and by Mr. Huseby without “good reason”. If Mr. Huseby’s employment is terminated by the Company upon death, disability or for “cause,” or by the NEO without “good reason,” Mr. Huseby is entitled to payment of base salary through the date of death, disability or termination of employment.

If the employment of Messrs. Huseby, Donohue, Miller, Nenke, Shar or Henderson is terminated by the Company without “cause” or by the NEO for “good reason,” the NEO is entitled, provided he signs a release of claims against the Company, to a lump-sum severance payment equal to one times (a) annual base salary; (b) the target annual incentive compensation for the fiscal year in which termination takes place (except for Mr. Nenke); and (c) the cost of benefits.

Further, if the employment of any NEO is terminated by the Company without “cause” or by the NEO for “good reason” within two years (or the remainder of his term of employment under his employment agreement, whichever is longer) following a “change of control” of the Company, the NEO is entitled, regardless of whether he signs a release of claims against the Company, to a lump-sum severance payment equal to two times

(a) annual base salary; (b) the target annual incentive compensation for the fiscal year in which termination takes place; and (c) the cost of benefits. However, if such severance payments trigger the “golden parachute” excise tax under Sections 280G and 4999 of the Code, the severance benefits for an NEO would be reduced if such reduction would result in a greater after-tax benefit to him.

Except as otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award, such award will continue in accordance with its applicable terms and will not be accelerated. Under the restricted stock unit award agreements, if the holder were terminated other than for “cause” at any time following a change of control, then the unvested restricted stock units underlying the award would immediately vest.

Under the award agreements executed under the Barnes & Noble Education, Inc. Equity Incentive Plan, “change of control” generally has the same meaning as provided under the Barnes & Noble Education, Inc. Equity Incentive Plan and means any of the following: (a) a change in the ownership of the Company; (b) a change in the effective control of the Company; or (c) a change in the ownership of a substantial portion of the Company’s assets, in each case, within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

“Cause” is defined by reference to the individual’s employment agreement or letter, and if there is no agreement or letter, the applicable award agreement, and generally means (a) a material failure by the holder to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the holder failed to cure such breach or failure to the Company’s reasonable satisfaction within five days after receiving such written notice; or (b) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

The estimated payments to be made by the Company to our NEOs in the event of a change of control are set forth in the “Potential Payments Upon Termination or Change of Control Table” on page 60.

Employment Arrangements - Defined Terms

“Cause,” for purposes of the employment agreement and employment letters, generally means any of the following: (a) the NEO engaging in intentional misconduct or gross negligence that, in either case, is injurious to the Company; (b) the NEO’s indictment, entry of a plea of nolo contendere or conviction by a court of competent jurisdiction with respect to any crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants) or any felony (or equivalent crime in a non-U.S. jurisdiction); (c) any gross negligence, intentional acts or intentional omissions by the NEO in connection with the performance of the NEO’s duties and responsibilities; (d) fraud, dishonesty, embezzlement or misappropriation in connection with the performance of the NEO’s duties and responsibilities; (e) the NEO engaging in any act of misconduct or moral turpitude reasonably likely to adversely affect the Company or its business; (f) the NEO’s abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects the NEO’s job performance; (g) the NEO’s willful failure or refusal to properly perform the duties, responsibilities or obligations of the NEO’s service for reasons other than disability or authorized leave, or to properly perform or follow any lawful direction by the Company; or (h) the NEO’s breach of the agreement or of any other contractual duty to, written policy of, or written agreement with, the Company.

“Change of Control,” for purposes of the employment agreement and employment letters, generally means any of the following: (a) the Company’s directors immediately prior to a merger, consolidation, liquidation or sale of assets cease within two years thereafter to constitute a majority of the Company’s Board of Directors; (b) the Company’s directors immediately prior to a tender or exchange offer for the Company’s voting securities cease within two years thereafter to constitute a majority of the Company’s Board of Directors. The consummation of a corporate transaction constituting a Reorganization or a Sale, if such transaction requires the approval of the Company’s stockholders, subject to certain exceptions outlined in the agreement and letters; or (c) the acquisition by any person or group (other than the executive or his or her affiliates) of 40% or more of the Company’s voting securities.

“Good Reason,” for purposes of the employment agreement and employment letters, generally means any of the following without the NEO’s written consent: (a) a material diminution of authority, duties or responsibilities; (b) a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO reports; (c) a reduction in current annual base salary or target annual bonus; (d) the relocation of the Company’s principal executive offices more than 50 miles from both New York City, New York and Basking Ridge, New Jersey; (e) a failure by the Company to make material payments under the agreement; (f) a reduction in title; or (g) a material reduction in the value of employee benefits following a Change of Control. Notwithstanding the foregoing, an NEO will only have grounds to resign for Good Reason if the NEO notifies the Company in writing with 60 days of the Good Reason occurrence, the Company does not cure such grounds within 30 days following receipt of notice, and the NEO actually resigns employment 30 days following the end of such cure period.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards the Company made to our NEOs that were outstanding as of the end of Fiscal 2023. In accordance with the applicable SEC disclosure guidance, this table and the accompanying footnotes do not account for any awards that may have been exercised or have vested pursuant to their terms in the ordinary course since the end of Fiscal 2023.

Stock Awards

Name	Stock Award Grant Date	RSU/ PSU/ PS	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Vesting Dates
Michael P. Huseby	9/22/20	PS	223,578	$348,782	9/22/23
	9/23/21	RSU	101,852	$158,889	9/23/23, 9/23/24
	6/16/22	RSU	152,778	$238,334	6/16/23, 6/16/24, 6/16/25
Michael C. Miller	9/22/20	PS	60,976	$95,123	9/22/23
	9/23/21	RSU	37,038	$57,779	9/23/23, 9/23/24
	6/16/22	RSU	55,556	$86,667	6/16/23, 6/16/24, 6/16/25

Name	Stock Award Grant Date	RSU/ PSU/ PS	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Vesting Dates
Jonathan Shar	9/22/20	PS	79,269	$123,660	9/22/23
	9/23/21	RSU	30,865	$48,149	9/23/23, 9/23/24
	6/16/22	RSU	46,927	$72,223	6/16/23, 6/16/24, 6/16/25
David Henderson	9/22/20	PS	39,634	$61,829	9/22/23
	9/23/21	RSU	13,890	$21,668	9/23/23, 9/23/24
	6/16/22	RSU	20,834	$32,501	6/16/23, 6/16/24, 6/16/25

(1)	This column represents outstanding grants of shares of restricted stock units (RSU) and phantom shares (PS).
(2)

Market values have been calculated using a stock price of $1.56 (closing price of our Common Stock on April 28, 2023, the last trading day of Fiscal 2023), and assuming target level performance is achieved.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael P. Huseby	284,208	284,209	$2.46	9/22/30
	284,208	284,209	$5.00	9/22/30
	32,645	97,935	$10.80	9/23/31
	35,300	105,900	$13.30	9/23/31
	—	130,580	$2.36	6/16/32
	—	141,200	$4.86	6/16/32
Thomas D. Donohue	77,512	—	$2.46	9/22/30
	77,512	—	$5.00	9/22/30
	11,871	—	$10.80	9/23/31
	12,837	—	$13.30	9/23/31
Michael C. Miller	77,511	77,512	$2.46	9/22/30
	77,511	77,512	$5.00	9/22/30
	11,871	35,613	$10.80	9/23/31
	12,837	51,346	$13.30	9/23/31
	—	47,484	$2.36	6/16/32
	—	51,346	$4.86	6/16/32
Jonathan Shar	54,258	54,258	$2.46	9/22/30
	54,258	54,258	$5.00	9/22/30
	9,893	29,677	$10.80	9/23/31
	10,697	32,091	$13.30	9/23/31
	—	39,570	$2.36	9/23/31
	—	42,788	$4.86	9/23/31
David Henderson	27,129	27,129	$2.46	6/16/32
	27,129	27,129	$5.00	6/16/32
	4,452	13,355	$10.80	9/23/31
	4,814	14,441	$13.30	9/23/31
	—	17,807	$2.36	6/16/32
	—	19,255	$4.86	6/16/32
		40

Option Exercises and Stock Vested

The following table provides additional information about the value realized by our NEOs upon the vesting of stock or stock unit awards and the exercise of options during Fiscal 2023.

		Stock Awards		Options
Name	Fiscal Year	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)
Michael P. Huseby	2023	523,050	$1,265,651	0	$—
Thomas D. Donohue	2023	120,918	$288,076	0	$—
Michael C. Miller	2023	120,918	$288,076	0	$—
David W. B. Nenke	2023	15,432	$35,494	0	$—
Jonathan Shar	2023	121,061	$283,972	0	$—
David Henderson	2023	88,002	$212,796	0	$—

(1)	The amounts in this column are calculated by multiplying the number of RSUs and phantom shares vested by the closing price of our Common Stock on the date of vesting.

(2)

Reflects the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our Common Stock at the time of exercise on the exercise date and the exercise price of the option.

Potential Payments Upon Termination or Change of Control Table(1)

Event	Michael P. Huseby	Michael C. Miller	Jonathan Shar	David Henderson
Involuntary Termination or Voluntary Termination with Good Reason
Cash severance payment(2)	$4,535,778	$1,150,117	$1,058,725	$1,059,441
Accelerated equity-based awards(3)	—	—	—	—
Total	$4,535,778	$1,150,117	$1,058,725	$1,059,441
Death
Cash severance payment(2)	$0	$0	$0	$0
Accelerated equity-based awards(3)	2,374,696	751,213	638,155	301,823
Health benefits(4)	4,957	7,301	7,301	7,301
Total	$2,379,653	$758,514	$645,456	$309,124
Disability
Cash severance payment(2)	$0	$0	$0	$0
Accelerated equity-based awards(3)	2,374,696	751,213	638,155	301,823
Health benefits(5)	13,053	13,053	13,053	13,053
Total	$2,387,749	$764,266	$651,208	$314,876
Change of Control with Involuntary Termination (without Cause) or Termination with Good Reason
Cash severance payment(2)	$6,803,667	$2,300,234	$2,117,450	$2,118,882
Accelerated equity-based awards(3)	22,374,696	751,213	638,155	301,823
Total	$9,178,363	$3,051,447	$2,755,605	$2,420,705

(1)

The values in this table reflect estimated payments associated with various termination scenarios, assume a stock price of $1.56 (closing price of our Common Stock on April 28, 2023, the last trading day of Fiscal 2023) and include all outstanding grants through the assumed termination date of April 29, 2023. Actual value will vary based on changes in the Company’s Common Stock price.

(2)

Cash severance is equal to the sum of (i) the NEO’s annual base salary, (ii) the target annual incentive compensation for the fiscal year in which termination takes place except for Mr. Nenke and (iii) the aggregate annual cost of benefits, times the named executive officer’s severance multiple as follows: one time for non-change of control and two times for change of control.

(3)

This row represents the value of restricted stock unit awards, phantom shares and options at expected vested amounts that would automatically vest upon a termination due to death or disability and the value restricted stock unit awards upon a termination following a change of control. Except as provided below, in the event of a change of control, unless otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award such award will continue in accordance with its applicable terms and not be accelerated. Absent a change of control, in the event of involuntary termination, termination for “cause” or resignation for any reason, each restricted stock unit award will be forfeited. In the event of an involuntary termination other than for “cause” within 24 months following a change of control, each restricted stock unit award will immediately vest.

(4)

Following the termination of employment due to death, the Company provides the NEO’s spouse three months of premiums for medical and dental insurance in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

(5)	Following the termination of employment due to disability, the Company provides the NEO a seven-month subsidy for premiums for medical and dental insurance in accordance with COBRA.

For the table above, the amount of potential payments to our NEOs (other than Messrs. Donohue and Nenke, who terminated prior to the end of Fiscal 2023, whose terminations are discussed in more detail below) in the event of a termination of their employment in connection with a change of control was calculated assuming that a change of control occurred on the last day of Fiscal 2023 (April 29, 2023), each NEO’s employment terminated on that date due to involuntary termination without “cause” or for “good reason” and the successor company did not assume the NEO’s equity awards.

For a summary of the provisions of the employment agreements with our NEOs that were effective as of April 29, 2023 and the outstanding equity awards that were held by our NEOs as of April 29, 2023, and therefore affect the amounts set forth in the table above in the event of involuntary termination without “cause” or for “good reason” or a “change of control,” see the discussions in the “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Arrangements-General Provisions” and “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Arrangements-Severance and Change of Control Benefits” sections of this Proxy Statement.

NEOs Who Separated from Employment During Fiscal 2023 and Fiscal 2024

On December 1, 2022, the Company and Mr. Nenke entered into a resignation letter that was effective as of December 6, 2022, the date of his resignation. The Company agreed to provide Mr. Nenke with a lump sum payment of $650,000, which is the sum of (i) his annual base salary ($550,000) and (ii) the remaining payment from his July 2022 retention bonus ($100,000), in exchange for Mr. Nenke’s execution of a release of claims in favor of the Company and its affiliates.

No severance payments or benefits were made or provided to Mr. Donohue in connection with his resignation that was effective as of April 28, 2023.

In connection with Mr. Henderson’s retirement effective as of June 2, 2023, the Company provided Mr. Henderson with the following benefits in exchange for his execution of a release of claims in favor of the Company and its affiliates:

•	A cash payment in the gross amount of $1,017,500 in two equal payments of $508,750 (first installment paid in July 2023 and the second installment paid in August 2023),

•	A Company-provided vehicle with a depreciated value of $54,128 and computer equipment and miscellaneous technology items, and

•

Full payment for his continued health care coverage pursuant to the COBRA, consisting of (i) payments to Mr. Henderson in an aggregate amount of $18,941.71 ($433.01 was paid on June 13, 2023 and the remaining $18,508.70 was paid on July 11, 2023) and (b) payment of monthly COBRA premiums to Mr. Henderson’s health care providers, on his behalf, until the earlier of when he is no longer eligible for COBRA coverage or twelve months following his termination date.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Fiscal Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (“NEOs”) ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ thousands)	Adjusted EBITDA ($ thousands)
					Total Stockholder Return ($) (4)	Peer Group Total Stockholder Return ($) (4)(5)
2023	1,890,783	(134,970)	1,045,680	478,123	194.16	106.29	(101,862)	(7,492)
2022	4,666,106	(2,214,192)	1,788,493	(50,246)	361.93	120.41	(68,857)	(4,792)
2021	4,234,170	15,069,827	1,615,082	3,375,257	225.17	97.55	(139,810)	(65,625)

(1)	Mr. Huseby was the CEO each of Fiscal 2023, 2022 and 2021.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the end of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). Named executive officers do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award.

(3)	The non-CEO named executive officers include the following individuals in each year:

2023:	Messrs. Donohue, Miller, Nenke, Shar and Henderson
2022:	Messrs. Donohue, Miller, Nenke and Shar
2021:	Messrs. Donohue, Miller, Henderson, Shar and Malhotra
(4)	Total Stockholder Return is determined based on the value of an initial fixed investment of $100 at May 2, 2020.
(5)	This amount represents the Total Stockholder Return for the peer group referenced above.
The following table outlines the adjustments made to the compensation earned by our CEO and non-CEO
NEOs, as presented in the Summary Compensation Table, to derive the Compensation Actually Paid to our CEO and non-CEO
NEOs.

Item and Value Added (Deducted)	2023	2022	2021
For CEO:
Summary Compensation Table Total	1,890,783	4,666,106	4,234,170
- Summary Compensation Table “Option Awards” column value	(390,970)	(1,877,394)	(1,625,673)
- Summary Compensation Table “Stock Awards” column value	(360,556)	(1,650,002)	(1,260,976)
+ year-end fair value of outstanding and unvested equity awards granted in the fiscal year	468,285	829,586	11,978,706
+/- change in fair value of outstanding and unvested equity awards granted in prior years	(1,247,961)	(5,703,253)	1,588,914
+ vest date fair value of equity a w ards granted in the covered year	0	0	0

Item and Value Added (Deducted)	2023	2022	2021
+/- change in fair value of prior-year equity awards vested in the fiscal year	(494,551)	1,520,765	154,686
Compensation Actually Paid	(134,970)	(2,214,192)	15,069,827

For Non-CEO NEOs (Average):
Summary Compensation Table Total	1,045,680	1,788,493	1,615,082
- Summary Compensation Table “Option Awards” column value	(114,923)	(625,803)	(359,126)
- Summary Compensation Table “Stock Awards” column value	(105,983)	(550,007)	(340,464)
+ year-end fair value of outstanding and unvested equity awards granted in the fiscal year	96,692	276,531	2,253,273

Item and Value Added (Deducted)	2023	2022	2021
+/- change in fair value of outstanding and unvested equity awards granted in prior years	(173,534)	(1,181,555)	227,697
+ vest date fair value of equity awards granted in the covered year	0	0	0
+/- change in fair value of prior year equity awards vested in the fiscal year	(76,849)	242,095	22,768
- fair value of awards granted during prior years forfeited in the fiscal year, determined as of prior year end	(192,960)	0	(43,973)
Compensation Actually Paid	478,123	(50,246)	3,375,257
2023 Most Important Measures to Determine Compensation Actually Paid
As required by Item 402(v) of Regulation
S-K,
we have identified the foll
o
wing perform
a
nce measures as being the most important in linking actual compensation paid to our executives to our performance.
Most Important Performance Measures

TSR
Net Income
Adjusted EBITDA

Relationship Between Compensation Actually Paid and Company Performance
The following graphs address the relationship between
co
mpensation “actually paid” as disclosed in the Pay versus Performance Table and TSR, net income and Adjusted EBITDA.

DIRECTOR COMPENSATION

Annual Retainer

Effective September 2021, the annual retainer fee for each non-employee director was increased from $65,000 to $85,000. In connection with the separation of the roles of Chief Executive Officer and Chairman of the Board, the Chairman of the Board of Directors receives an additional annual retainer of $145,000. Audit Committee members receive an additional $15,000 annual retainer, and the Chair of the Audit Committee receives an additional $30,000 annual retainer. Compensation Committee members receive an additional $10,000 annual retainer, and the Chair of the Compensation Committee receives an additional $20,000 annual retainer. Corporate Governance and Nominating Committee members receive an additional $10,000 annual retainer, and the Chair of the Corporate Governance and Nominating Committee receives an additional $17,500 annual retainer. All retainer fees are paid quarterly in cash. Directors who are our employees will not receive additional compensation for serving on our Board of Directors or its committees. All directors are also reimbursed for travel, lodging and related expenses incurred in attending Board of Directors meetings.

Effective August 11, 2023, Steven Panagos and Raphael Wallander were appointed to serve on our Board of Directors pursuant to the ABL Amendment and independent director agreements between the Company and each of them. In lieu of participating in the Company’s non-employee director compensation plan, each of Mr. Panagos and Mr. Wallander will be entitled to cash compensation of $45,000 per month (pro-rated for any partial months), with the first installment paid within one business day after the execution of the independent director agreement and future installments payable in full on the first day of each calendar month for which he is serving as a director. The Company will also pay each of Mr. Panagos and Mr. Wallander a daily fee of $5,000 for each day that he is being deposed, appearing in court and/or spending more than four hours on such day preparing for a deposition or a court appearance. In addition, effective upon his appointment to the Alternative Transactions Committee on August 11, 2023 through March 2024, Mr. Wallace received cash compensation of $45,000 per month in lieu of participating in the Company’s non-employee director compensation plan.

Equity Compensation

Each non-employee director (other than those not participating in the Company’s non-employee director compensation plan) is eligible for equity award grants under the Company’s Equity Incentive Plan. In Fiscal 2023, these awards were in the form of restricted stock units with a grant date value of approximately $27,149 for each non-employee director. Such awards are granted the day following the Annual Meeting at which each individual director is elected by a majority of stockholders voting and vest after one year. Directors have the option to defer receipt of such awards under the Company’s director’s deferral plan.

Director Stock Ownership and Retention Guidelines

In 2016, the Board of Directors adopted Director Stock Ownership and Retention Guidelines, which require each non-employee director to maintain a minimum stock ownership amount equal to four times the annual cash retainer of $85,000, which currently equals $340,000. Directors have a three-year period following their appointment or election to the Board to achieve the minimum ownership level. Shares beneficially owned by a director and vested shares or units are deemed to be owned for purposes of the ownership guidelines. A director is deemed to have complied with these guidelines once they hold a number of shares sufficient to satisfy the minimum ownership level, regardless of subsequent fluctuations in the market price of the Company’s common stock. Directors are required to retain 100% of net-after-tax shares earned from the annual equity grants until the then-current minimum ownership level is met and may not sell or otherwise transfer common stock unless he or she has satisfied the then-current minimum ownership level. Based on the Company’s current stock price, the directors (except for Mr. Wallace) are not in compliance with the current Director Stock Ownership and Retention Guidelines. However, Mr. Dell’Aera, Ms. Eberle Walker, Mr. Panagos, Mr. Wallander and Ms. Warren are still within the initial period to achieve the minimum ownership level.

Director Compensation Table

Name	Paid in Cash	Number of Restricted Stock Units (Number of Shares)(1)	Value	Total Compensation
Emily C. Chiu	$110,000	11,804	$27,149	$137,149
Mario R. Dell’Aera, Jr.(4)	$91,305	11,804	$27,149	$118,454
Daniel A. DeMatteo	$108,750	11,804	$27,149	$135,899
Kathryn Eberle Walker(4)	$87,033	11,804	$27,149	$114,182
David G. Golden	$120,000	11,804	$27,149	$147,149
Zachary D. Levenick(2)	$27,500	—	$—	$27,500
Lowell W. Robinson(2)	$31,250	—	$—	$31,250
John R. Ryan	$234,835	11,804	$27,149	$261,984
Jerry Sue Thornton(3)	$41,827	—	$—	$41,827
Rory Wallace(4)	$87,033	11,804	$27,149	$114,182
Denise Warren(4)	$87,033	11,804	$27,149	$114,182

(1)

Each of the Directors hold the following unvested restricted units or shares as of the end of Fiscal 2023: Chiu - 131,191 RSU; Dell’Aera - 11,804 RSU; DeMatteo - 164,066 RSU; Eberle Walker - 11,804 RSU; Golden - 11,804 shares; Ryan - 164,066 RSU; Wallace - 11,804 RSU; Warren - 11,804 RSU.

(2)	Resigned from the Board of Directors effective July 15, 2022.
(3)	Resigned from the Board of Directors effective September 21, 2022.
(4)	Appointed to the Board of Directors effective July 15, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures Governing Related Person Transactions

Our Audit Committee of the Board of Directors utilizes procedures in evaluating the terms and provisions of proposed related party transactions or agreements in accordance with the fiduciary duties of directors under Delaware law. Our related party transaction procedures contemplate Audit Committee review and approval of all new agreements, transactions or courses of dealing with related parties, including any modifications, waivers or amendments to existing related party transactions. We conduct tests to ensure that the terms of related party transactions are at least as favorable to us as could have been obtained from unrelated parties at the time of the transaction. The Audit Committee considers, at a minimum, the nature of the relationship between us and the related party, the history of the transaction (in the case of modifications, waivers or amendments), the terms of the proposed transaction, our rationale for entering into the transaction and the terms of comparable transactions with unrelated third parties. In addition, management and internal audit annually analyze all existing related party agreements and transactions and review them with the Audit Committee.

Related Person Transactions

We believe that the transactions and agreements discussed below between us and related third parties are at least as favorable to us as could have been obtained from unrelated parties at the time they were entered into.

MBS Lease. MBS Textbook Exchange, LLC (“MBS”), which was majority owned by Leonard Riggio (“Mr. Riggio”), a principal owner holding substantial shares of our common stock, was acquired in February 2017, and is now a wholly-owned subsidiary of the Company. MBS leases its main warehouse and distribution facility located in Columbia, Missouri from MBS Realty Partners, L.P., which is majority-owned by Mr. Riggio, with the remaining ownership by other sellers of MBS. The lease was originally entered into in 1991 and included a renewal option that extended the lease term through September 1, 2023. Effective January 1, 2023, MBS amended the lease to lower the rent and extend the term to December 31, 2024. Rent payments to MBS Realty Partners L.P. were approximately $1.15 million, $1.38 million and $1.38 million during the 52 weeks ended April 29, 2023, April 30, 2022, and May 1, 2021, respectively.

As disclosed above, TopLids will own more than 5% of our Common Stock outstanding following the Closing, after giving effect to the Debt Conversion. TopLids is an affiliate of Fanatics Retail Group Fulfillment, LLC and Fanatics Lids College, Inc. (collectively referred to herein as the “F/L Relationship”), which previously entered into merchandising and e-commerce service providers agreement with us. In fiscal year 2023, we recognized $145.4 million of commission revenue from the F/L Relationship.

Audit Committee Report

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

With regard to the fiscal year ended April 29, 2023, the Audit Committee (a) reviewed and discussed with management our audited consolidated financial statements as of April 29, 2023, and for the year then ended; (b) discussed with Ernst & Young LLP, the independent auditors, the matters required by Public Company Accounting Oversight Board of Directors (“PCAOB”) AU Section 380, Communications with Audit Committees; (c) received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee regarding independence; and (d) discussed with Ernst & Young LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 29, 2023, for filing with the Securities and Exchange Commission.

Audit Committee

Mario R. Dell’Aera, Jr., Chair

Emily C. Chiu

David G. Golden

Kathryn Eberle Walker

Rory D. Wallace

Denise Warren

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of February 12, 2024, unless otherwise indicated, by each person or group of affiliated persons known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, by each director and director nominee, by each named executive officer and by all directors, director nominees and executive officers of the Company as a group. The table below does not give effect to the Rights Offering or the issuance of shares of our Common Stock to the Standby Purchasers and Lien Purchasers pursuant to the Purchase Agreement. Except as otherwise indicated below, the address of each director, director nominee, named executive officer and executive officer listed below is 120 Mountain View Blvd, Basking Ridge, NJ 07920.

Except as otherwise noted, to the Company’s knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class Before Offering
5% Stockholders
Outerbridge Capital Management, LLC(2)	5,132,753	9.66%
Leonard Riggio(3)	4,960,206	9.33%
Dimensional Fund Advisors LP(4)	1,419,628	2.67%
Entities affiliated with Lids Holdings, Inc. and Fanatics Lids College, Inc.(5)	2,768,422	5.21%
Daniel R. Tisch(6)	2,781,993	5.23%
Bernard Selz(7)	3,236,984	6.09%
Scott Miller(8)	5,153,960	9.70%

Directors, Director Nominees and Named Executive Officers(9)
Michael P. Huseby(10)	1,854,093	3.49%
Mario R. Dell’Aera, Jr.(12)	—	*
Kathryn Eberle Walker(12)	—	*
David G. Golden	208,108	*
Steven G. Panagos	—	*
John R. Ryan(11)	32,665	*
Rory D. Wallace(2)(12)	—	*
Raphael T. Wallander	—	*
Denise Warren(12)	—	*
Michael C. Miller(10)	340,025	*
Jonathan Shar(10)	278,087	*
Kevin F. Watson	—	*
Seema Paul(13)	92,287	*
Elias Nader	—	*
Emily S. Hoffman	—	*
Eric Singer	—	*
William C. Martin	—	*
Sean Madnani	—	*
All current directors and executive officers as a group (13 persons)	2,805,265	5.28%

*	Less than 1%

(1)

Based on 53,156,369 shares of Common Stock outstanding as of February 12, 2024. Pursuant to SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants, the conversion of convertible securities or the vesting of restricted stock units. A beneficial owner’s percentage ownership is determined by assuming that options, warrants, convertible securities and restricted stock units that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

(2)

Based on the Schedule 13D/A filed on June 28, 2022 by each of Outerbridge Capital Management, LLC, Outerbridge Special Opportunities Fund, LP, Outerbridge Special Opportunities GP, LLC and Rory Wallace. These beneficial owners collectively share the power to vote or to direct the vote of the shares, and to dispose or to direct the disposition of the shares. The address of Outerbridge Capital Management, LLC, Outerbridge Special Opportunities Fund, LP, Outerbridge Special Opportunities GP, LLC and Rory Wallace is listed as 767 Third Avenue, 11th Floor, New York, New York 10017.

(3)

Based on the Schedule 13D/A filed on March 30, 2021 by Mr. Riggio, Mr. Riggio’s holdings are comprised of (a) 3,131,848 shares held by Mr. Riggio, of which Mr. Riggio has sole voting and investment power; (b) 732,067 shares held by Mr. Riggio’s wife, Louise Riggio; and (c) 1,096,291 shares owned by The Riggio Foundation, a charitable trust of which Mr. Riggio and Mrs. Riggio are co-trustees. Mr. Riggio and Mrs. Riggio have the power to direct the vote and disposition of the shares owned by The Riggio Foundation. Neither Mr. Riggio nor Mrs. Riggio, nor any of their family members or affiliates, have any pecuniary interest in the Riggio Foundation. The address of Mr. Riggio is in the care of Barnes & Noble, Inc., 122 Fifth Avenue. New York, NY 10011.

(4)	Based on the Schedule 13G/A filed on February 10, 2023 by Dimensional Fund Advisors LP. The address of such persons is listed as Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(5)

Based on the Schedule 13D/A filed on February 14, 2023 by each of Lids Holdings, Inc., Fanatics Leader Topco, Inc., Fanatics Lids College, Inc., FanzzLids Holdings, LLC, Lids Investment Holdings, LLC, Lawrence S. Berger, Thomas H. Ripley, Kynetic F, LLC, and Michael G. Rubin. Lids Holdings, Inc. is the record holder of 1,153,846 shares of Common Stock, and Fanatics Lids College, Inc. is the record holder of 460,730 shares of Common Stock. Lids Holdings, Inc. and Fanatics Lids College, Inc. are indirect subsidiaries of FanzzLids Holdings, LLC (the “JV”). The JV is a joint venture between Lids Investment Holdings, LLC and Fanatics Leader Holdings, LLC. Thomas H. Ripley and Lawrence S. Berger may be deemed to be beneficial owners of the 1,153,846 shares of Common Stock held of record by Lids Holdings, Inc. and the 460,730 shares held of record by Fanatics Lids College, Inc. in their capacity as controlling managers and members of Lids Investment Holdings, LLC, which is the majority owner of and has managerial control with respect to the JV. Fanatics Leader Topco, Inc. is the record holder of 1,153,846 shares of Common Stock. On account of its share of the ownership of the voting securities of Fanatics Holdings, Inc., which indirectly owns 100% of the outstanding capital stock of Fanatics Leader Topco, Inc., Kynetic F, LLC indirectly owns a controlling percentage of the outstanding voting securities of Fanatics Leader Topco, Inc. Michael G. Rubin is the managing member of Kynetic F, LLC and possesses sole voting and dispositive power over the shares held by Kynetic F, LLC.

(6)

Based on the Schedule 13G/A filed on January 4, 2024 by Daniel R. Tisch, Daniel R. Tisch had sole voting power and sole investment power with respect to 2,781,993 shares of Common Stock of the Issuer, including 1,506,993 shares registered in the name of TowerView LLC, 460 Park Avenue, New York, N.Y. 10022, 800,000 shares registered in the name of DT Four Partners II, LLC, 655 Madison Avenue, 11th Floor, New York, N.Y. 10065, and 55,000 shares registered in the name of Damial Foundation, Inc., or 5.2% of the 53,149,504 shares of Common Stock that were outstanding as of December 1, 2023. TowerView LLC and DT Four Partners II, LLC are Delaware limited liability companies, the sole manager of which is Daniel R. Tisch.

(7)

Based on the Schedule 13G filed on January 23, 2024 by Bernard Selz, Mr. Selz had sole voting power and sole investment power with respect to the shares. The address of Mr. Selz is c/o Ingalls and Snyder, LLC, 1325 Avenue of the Americas, New York, NY 10019.

(8)

Based on the Schedule 13G filed on January 30, 2023 by Scott Miller, Greenhaven Road Investment Management, LP, MVM Funds, LLC, Greenhaven Road Capital Fund 1, L.P., and Greenhaven Road Capital Fund 2, L.P. Greenhaven Road Investment Management is the investment manager of each of Greenhaven Road Capital Fund 1 and Greenhaven Road Capital Fund 2 (collectively, the “Greenhaven Funds”). MVM Funds is the general partner of each of the Greenhaven Funds and Greenhaven Road Investment Management. Scott Miller is the controlling person of MVM Funds. The address of such persons is c/o Royce & Associates LLC, 8 Sound Shore Drive, Suite 190, Greenwich, CT 06830.

(9)	The address of all of the officers and directors listed above is in the care of Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.
(10)

Does not include the following restricted stock units which have not vested and do not have current voting rights: Mr. Huseby- 152,778; Mr. Miller- 55,557; and Mr. Shar- 46,298. Does not include the following unvested options: Mr. Huseby—623,935; Mr. Miller—201,050; and Mr. Shar—157,206.

(11)	Does not include 164,066 restricted stock units which have not vested and do not have current voting rights.
(12)	Does not include 11,804 restricted stock units for which the recipient has elected to defer receipt and which have not vested and do not have current voting rights.
(13)	Does not include 25,464 restricted stock units which have not vested and do not have current voting rights.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single proxy statement and proxy card will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or us. You can notify us by sending a written request to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Special Meeting other than the proposals referred to above. If any other matter is properly brought before the Special Meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holders.

Forward-Looking Statements

This Proxy Statement contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Board and management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this Proxy Statement, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements should not be considered exhaustive and should be read together with other cautionary statements that are included in filings the Company makes from time to time with the SEC. Any one of these risks or factors could have a material adverse impact on the Company’s results of operations or financial condition, or cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, forward-looking information and statements contained in this Proxy Statement. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on its forward-looking statements. Therefore, the Company cautions not to place undue reliance on its forward-looking information and statements, which speak only as of the date of this Proxy Statement. The Company does not undertake to, and will not, update or revise these forward-looking statements after the date hereof, whether as a result of new information, future events, or otherwise.

Stockholder Proposals

Under the SEC proxy rules, proposals of stockholders intended to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in 2024 must be received by the Company’s Corporate Secretary, at Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920, no later than May 2, 2024.

In addition, the Company’s bylaws require that any eligible stockholder wishing to make a nomination for director, or wishing to introduce any business, at our 2024 annual meeting of stockholders must give the Company advance notice in accordance with the Company’s bylaws. To be timely, the Company must receive such notice for its 2024 annual meeting of stockholders at its offices mentioned above no earlier than June 7, 2024 and no later than July 7, 2024. Notices by eligible stockholders wishing to make a nomination for director, or wishing to introduce any business, at our 2024 annual meeting of stockholders must comply with the Company’s bylaws. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act of 1934, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2024 annual meeting, no later than August 6, 2024). If the date of the 2024 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2024 annual meeting is first made.

The delivery of this Proxy Statement after the date of this Proxy Statement shall, under no circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Proxy Statement. Other than the Company and the Company’s proxy solicitor, no person has been authorized by the Board of Directors to give you any information or to make any representations in connection with the solicitation of proxies by the Board of Directors, and if any such information is given or any such representations are made, they must not be relied upon as having been authorized by the Board of Directors.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this Proxy Statement. Further, references to website URLs are intended to be inactive textual references only.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains such information about companies that file electronically with the SEC. The Company’s filings with the SEC are also available at the Company’s website. This information may be accessed, without charge, by visiting either the SEC’s website at www.sec.gov or the Company’s website at https://investor.bned.com/home/default.aspx.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains such information about companies that file electronically with the SEC. The Company’s filings with the SEC are also available at the Company’s website. This information may be accessed, without charge, by visiting either the SEC’s website at www.sec.gov or the Company’s website at https://investor.bned.com/home/default.aspx. The information provided on the Company’s website is not part of this Proxy Statement, and is not incorporated by reference into this Proxy Statement.

The SEC allows the Company to “incorporate by reference” into this Proxy Statement the information it files with the SEC, which means the Company can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this Proxy Statement. Later information filed with the SEC will update and supersede this information.

This Proxy Statement incorporates by reference the Company’s documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by the Company with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended April 29, 2023;

•	Quarterly Reports on Form 10-Q for the quarters ended July 29, 2023, October 28, 2023 and January 27, 2024; and

•

Current Reports on Form 8-K filed with the SEC on May 1, 2023, May 31, 2023, July 28, 2023, August 11, 2023, September 6, 2023, September 14, 2023, October 5, 2023, October 12, 2023, December 13, 2023, February 6, 2024, March 1, 2024, April 11, 2024, April 15, 2024, April 16, 2024 and April 16, 2024.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed modified, superseded or replaced for purposes of this Proxy Statement to the extent that a statement contained in this proxy statement, or in any subsequently filed document that also is deemed to be incorporated by reference in this proxy statement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Proxy Statement. None of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that the Company may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Proxy Statement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this Proxy Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above, or we will provide you with copies of these documents, without charge, by requesting them in writing at the following address:

Barnes & Noble Education, Inc.

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

If you would like to request copies of this Proxy Statement and any documents that are incorporated by reference into this Proxy Statement, please do so by     , 2024, in order to receive them before the Special Meeting.

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BARNES & NOBLE EDUCATION, INC.

BARNES & NOBLE EDUCATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.

The name of the corporation is BARNES & NOBLE EDUCATION, INC. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State of Delaware”) on July 5, 2012 (as amended and in effect immediately prior to the adoption and effectiveness hereof, the “Original Certificate of Incorporation”), and the name under which the corporation was originally incorporated is NOOK Media Inc.

2.	The Amended and Restated Certificate of Incorporation of the corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of Delaware on August 1, 2015.

3.

The Certificate of Incorporation was amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the corporation, filed with the Secretary of State of Delaware on September 22, 2017.

4.

Resolutions were duly adopted by the Board of Directors of the corporation (the “Board of Directors”) setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the corporation.

5.	The Certificate of Incorporation is hereby further amended by deleting in its entirety SECTION 1 of ARTICLE IV and replacing it with the following:

“SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,005,000,000 shares, consisting of (1) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”) and (2) 10,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”). The number of authorized shares of either the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of either the Preferred Stock or the Common Stock voting separately as a class shall be required therefor. Notwithstanding the foregoing sentence and any other provisions to the contrary contained in this Amended and Restated Certificate of Incorporation or the By-laws, any amendment to this Amended and Restated Certificate of Incorporation that relates to the matters set forth in Section 242(d)(2) of the General Corporation Law of the State of Delaware shall, so long as the conditions of Section 242(d)(2)(A) are satisfied, only require the vote of stockholders as set forth in Section 242(d)(2) thereof.”

6.

Pursuant to the resolutions of the Board of Directors, a meeting of the stockholders of the corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

7.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, Barnes & Noble Education, Inc. has caused this Certificate of Amendment to be executed by its Secretary on this      day of   , 2024.

BARNES & NOBLE EDUCATION, INC.

By:
Michael C. Miller
Corporate Secretary

Appendix B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BARNES & NOBLE EDUCATION, INC.

BARNES & NOBLE EDUCATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.

The name of the corporation is BARNES & NOBLE EDUCATION, INC. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State of Delaware”) on July 5, 2012 (as amended and in effect immediately prior to the adoption and effectiveness hereof, the “Original Certificate of Incorporation”), and the name under which the corporation was originally incorporated is NOOK Media Inc.

2.	The Amended and Restated Certificate of Incorporation of the corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of Delaware on August 1, 2015.

3.

The Certificate of Incorporation was amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the corporation, filed with the Secretary of State of Delaware on September 22, 2017.

4.

Resolutions were duly adopted by the Board of Directors of the corporation (the “Board of Directors”) setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the corporation.

5.

Resolutions were duly adopted by the Board of Directors of the corporation, in accordance with the provisions of the Certificate of Incorporation set forth below, providing that, effective as of 5:01 p.m., Eastern Daylight Time, on the date this Certificate of Amendment is filed with the Secretary of State of Delaware, each one hundred (100) issued and outstanding shares of Common Stock of the corporation, par value $0.01 per share (the “Common Stock”), shall be converted into one (1) share of Common Stock, par value $0.01 per share, as constituted following such date.

6.	The Certificate of Incorporation is hereby further amended by revising SECTION 3 of ARTICLE IV to include a new paragraph (e) as follows:

“(e) Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each share of the Corporation’s common stock, par value $0.01 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each one hundred (100) shares of Old Common Stock issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock, par value $0.01 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation (the “Reverse Stock Split”). The Board of Directors shall make provision for the issuance of that number of fractions of New Common Stock such that any fractional share of a holder otherwise resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

7.

Pursuant to the resolutions of the Board of Directors, a meeting of the stockholders of the corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

8.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, Barnes & Noble Education, Inc. has caused this Certificate of Amendment to be executed by its Secretary on this      day of   , 2024.

BARNES & NOBLE EDUCATION, INC.

By:
Michael C. Miller
Corporate Secretary

BARNES & NOBLE EDUCATION, INC. – Form of Proxy Card

The Board of Directors recommends you vote FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR ALL director nominees listed in Proposal 4 and FOR Proposal 5.

	For	Against	Abstain
1. Issuance and sale of up to $ in shares of our Common Stock pursuant to the Standby, Securities Purchase and Debt Conversion Agreement dated April 16, 2024.	☐	☐	☐
	For	Against	Abstain
2. Amendment to our Amended and Restated Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock from 200,000,000 shares to 10,000,000,000 shares.	☐	☐	☐
	For	Against	Abstain
3. Amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio of 1-for-100.	☐	☐	☐

4. Election of Directors.
Nominees:	For	Against	Abstain
4a. Elias Nader	☐	☐	☐
4b. Emily S. Hoffman	☐	☐	☐
4c. Eric Singer	☐	☐	☐
4d. William C. Martin	☐	☐	☐
4e. Sean Madnani	☐	☐	☐
4f. Kathryn (“Kate”) Eberle Walker	☐	☐	☐
4g. Denise Warren	☐	☐	☐

	For	Against	Abstain
5. Adjournment of the meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, 2, 3 or 4.	☐	☐	☐

To transact such other business as may properly come before the Special Meeting of Stockholders and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owner)	Date

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION DATED APRIL 23, 2024

BARNES & NOBLE EDUCATION, INC.

Special Meeting of Stockholders

    , 2024

This proxy is solicited on behalf of the Board of Directors

By signing, dating and returning this proxy card, the undersigned appoints Michael P. Huseby, and Michael C. Miller, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BARNES & NOBLE EDUCATION, INC. that you are entitled to vote at the Special Meeting of Stockholders to be held at      on     , 2024, virtually at     , and any adjournment, postponement, continuation or rescheduling thereof.

The Board of Directors recommends that you vote (1) FOR the issuance of shares of our common stock, par value $0.01 per share, in connection with a rights offering and other transactions, in each case pursuant to a Standby, Securities Purchase and Debt Conversion Agreement by and among the Company, Toro 18 Holdings LLC, Outerbridge Capital Management, LLC, Selz Family 2011 Trust, Vital Fundco, LLC, and TopLids LendCo, LLC; (2) FOR an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the aggregate number of authorized shares of Common Stock from 200,000,000 shares to 10,000,000,000 shares; (3) FOR an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our Common Stock at a ratio of 1-for-100 contemporaneously with the Closing or no later than forty-five (45) calendar days following the Closing; (4) FOR the election of seven (7) directors to serve on the Board of Directors from Closing until our next annual meeting of stockholders and until their respective successors are duly elected and qualified; and (5) FOR the authorization of an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3 and 4.

Subject to the conditions set forth in the Proxy Statement, if any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side